                                                                EXHIBIT (17)(g)




                                THE PNC(R) FUND


                      STATEMENT OF ADDITIONAL INFORMATION


         This Statement of Additional Information provides supplementary information pertaining to shares ("Shares") representing interests in the Money Market, Municipal Money Market, Government Money Market, Ohio Municipal Money Market, Pennsylvania Municipal Money Market, North Carolina Municipal Money Market, Virginia Municipal Money Market, New Jersey Municipal Money Market, Value Equity, Growth Equity, Index Equity, Small Cap Value Equity, International Equity, International Emerging Markets, Balanced, Small Cap Growth Equity, Core Equity, Managed Income, Tax-Free Income, Intermediate Government, Ohio Tax-Free Income, Pennsylvania Tax-Free Income, Short-Term Bond, Intermediate-Term Bond, Government Income and International Fixed Income Portfolios of The PNC Fund (the "Fund"). The Money Market, Municipal Money Market, Government Money Market, Ohio Municipal Money Market, Pennsylvania Municipal Money Market, North Carolina Municipal Money Market, Virginia Municipal Money Market and New Jersey Municipal Money Market Portfolios are hereinafter collectively called "Money Market Portfolios," and the other Portfolios are hereinafter collectively called "Non-Money Market Portfolios." This Statement of Additional Information is not a prospectus, and should be read only in conjunction with the Prospectuses of the Fund relating to those Portfolios, dated _______ __, 1995, as amended from time to time (the "Prospectuses"). Prospectuses may be obtained from the Fund's distributor by calling toll-free (800) 441-7379. This Statement of Additional Information is dated _______ __, 1995. Capitalized terms used herein and not otherwise defined have the same meanings as are given to them in the Prospectuses.


                                    CONTENTS

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Investment Policies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Trustees and Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Investment Advisory, Administration,
 Distribution and Servicing Arrangements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Portfolio Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Purchase and Redemption Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Valuation of Portfolio Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Performance Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Additional Information Concerning Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Appendix A  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          A-1
Appendix B  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          B-1






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NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS NOT CONTAINED IN THIS STATEMENT OF ADDITIONAL INFORMATION OR THE PROSPECTUSES IN CONNECTION WITH THE OFFERING MADE BY THE PROSPECTUSES AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND OR ITS DISTRIBUTOR. THE PROSPECTUSES DO NOT CONSTITUTE AN OFFERING BY THE FUND OR BY THE FUND'S DISTRIBUTOR IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE.





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                              INVESTMENT POLICIES

         The following supplements information contained in the Prospectus concerning the Portfolios' investment policies. A description of applicable credit ratings is set forth in Appendix A hereto. Except as indicated, the information below relates only to those Portfolios that are authorized to invest in the instruments or securities described below.


ADDITIONAL INFORMATION ON PORTFOLIO INVESTMENTS.


         REVERSE REPURCHASE AGREEMENTS. Each Portfolio other than the Municipal Money Market, Ohio Municipal Money Market, Pennsylvania Municipal Money Market, North Carolina Municipal Money Market, Virginia Municipal Money Market and New Jersey Municipal Money Market Portfolios (the "Municipal Portfolios") may invest in reverse repurchase agreements. Reverse repurchase agreements involve the sale of securities held by a Portfolio pursuant to a Portfolio's agreement to repurchase the securities at an agreed upon price, date and interest rate. Such agreements are considered to be borrowings under the Investment Company Act of 1940 (the "1940 Act"), and may be entered into only for temporary or emergency purposes. While reverse repurchase transactions are outstanding, a Portfolio will maintain in a segregated account cash, U.S. Government securities or other liquid, high-grade debt securities in an amount at least equal to the market value of the securities, plus accrued interest, subject to the agreement.


         VARIABLE AND FLOATING RATE INSTRUMENTS. With respect to purchasable variable and floating rate instruments, the adviser or sub-adviser will consider the earning power, cash flows and liquidity ratios of the issuers and guarantors of such instruments and, if the instruments are subject to a demand feature, will monitor their financial status to meet payment on demand. Such instruments may include variable amount master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. The absence of an active secondary market with respect to particular variable and floating rate instruments could make it difficult for a Portfolio to dispose of a variable or floating rate note if the issuer defaulted on its payment obligation or during periods that the Portfolio is not entitled to exercise its demand rights, and the Portfolio could, for these or other reasons, suffer a loss with respect to such instruments. In determining average-weighted portfolio maturity, an instrument will usually be deemed to have a maturity equal to the longer of the period remaining until the next interest rate adjustment or the time the Portfolio involved can recover payment of principal





                                      -3-
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as specified in the instrument.  Variable rate U.S. Government obligations held by the Portfolios, however, will be deemed to have maturities equal to the period remaining until the next interest rate adjustment.

         MONEY MARKET OBLIGATIONS OF DOMESTIC BANKS, FOREIGN BANKS AND FOREIGN BRANCHES OF U.S. BANKS. Each Non-Money Market Portfolio may purchase bank obligations, such as certificates of deposit, bankers' acceptances and time deposits, including instruments issued or supported by the credit of U.S. or foreign banks or savings institutions having total assets at the time of purchase in excess of $1 billion. The assets of a bank or savings institution will be deemed to include the assets of its domestic and foreign branches for purposes of each Portfolio's investment policies. Investments in short-term bank obligations may include obligations of foreign banks and domestic branches of foreign banks, and also foreign branches of domestic banks.

         MORTGAGE-RELATED SECURITIES. There are a number of important differences among the agencies and instrumentalities of the U.S. Government that issue mortgage-related securities and among the securities that they issue. Mortgage-related securities guaranteed by the Government National Mortgage Association ("GNMA") include GNMA Mortgage Pass-Through Certificates (also known as "Ginnie Maes") which are guaranteed as to the timely payment of principal and interest by GNMA and such guarantee is backed by the full faith and credit of the United States. GNMA is a wholly-owned U.S. Government corporation within the Department of Housing and Urban Development. GNMA certificates also are supported by the authority of GNMA to borrow funds from the U.S. Treasury to make payments under its guarantee. Mortgage-related securities issued by the Federal National Mortgage Association ("FNMA") include FNMA guaranteed Mortgage Pass-Through Certificates (also known as "Fannie Maes") which are solely the obligations of the FNMA, are not backed by or entitled to the full faith and credit of the United States and are supported by the right of the issuer to borrow from the Treasury. FNMA is a government-sponsored organization owned entirely by private stockholders. Fannie Maes are guaranteed as to timely payment of principal and interest by FNMA. Mortgage-related securities issued by the Federal Home Loan Mortgage Corporation ("FHLMC") include FHLMC Mortgage Participation Certificates (also known as "Freddie Macs" or "Pcs"). FHLMC is a corporate instrumentality of the United States, created pursuant to an Act of Congress, which is owned entirely by Federal Home Loan Banks. Freddie Macs are not guaranteed by the United States or by any Federal Home Loan Banks and do not constitute a debt or obligation of the United States or of any Federal Home Loan Bank. Freddie Macs entitle the holder to timely payment of interest, which is guaranteed by the FHLMC. FHLMC guarantees either ultimate collection or timely





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payment of all principal payments on the underlying mortgage loans.  When FHLMC does not guarantee timely payment of principal, FHLMC may remit the amount due on account of its guarantee of ultimate payment of principal at any time after default on an underlying mortgage, but in no event later than one year after it becomes payable.

         The Managed Income, Intermediate Government, Short-Term Bond, Intermediate-Term Bond, Government Income and International Fixed Income Portfolios may invest in multiple class pass-through securities, including collateralized mortgage obligations ("CMOs") and real estate mortgage investment conduit ("REMIC") pass-through or participation certificates ("REMIC Certificates"). These multiple class securities may be issued by U.S. Government agencies or instrumentalities, including FNMA and FHLMC, or by trusts formed by private originators of, or investors in, mortgage loans. In general, CMOs and REMICs are debt obligations of a legal entity that are collateralized by, and multiple class pass-through securities represent direct ownership interests in, a pool of residential mortgage loans or mortgage pass-through securities (the "Mortgage Assets"), the payments on which are used to make payments on the CMOs or multiple pass-through securities. Investors may purchase beneficial interests in REMICs, which are known as "regular" interests or "residual" interests. The Portfolios do not intend to purchase residual interests.

         Each class of CMOs or REMIC Certificates, often referred to as a "tranche," is issued at a specific adjustable or fixed interest rate and must be fully retired no later than its final distribution date. Principal prepayments on the Mortgage Assets underlying the CMOs or REMIC Certificates may cause some or all of the classes of CMOs or REMIC Certificates to be retired substantially earlier than their final distribution dates. Generally, interest is paid or accrues on all classes of CMOs or REMIC Certificates on a monthly basis.

         The principal of and interest on the Mortgage Assets may be allocated among the several classes of CMOs or REMIC Certificates in various ways. In certain structures (known as "sequential pay" CMOs or REMIC Certificates), payments of principal, including any principal prepayments, on the Mortgage Assets generally are applied to the classes of CMOs or REMIC Certificates in the order of their respective final distribution dates. Thus no payment of principal will be made on any class of sequential pay CMOs or REMIC Certificates until all other classes having an earlier final distribution date have been paid in full.

         Additional structures of CMOs or REMIC Certificates include, among others, "parallel pay" CMOs and REMIC Certificates. Parallel pay CMOs or REMIC Certificates are those which are





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
structured to apply principal payments and prepayments of the Mortgage Assets to two or more classes concurrently on a proportionate or disproportionate basis. These simultaneous payments are taken into account in calculating the final distribution date of each class.

         A wide variety of REMIC Certificates may be issued in the parallel pay or sequential pay structures. These securities include accrual certificates (also known as "Z-Bonds"), which only accrue interest at a specified rate until all other certificates having an earlier final distribution date have been retired and are converted thereafter to an interest-paying security, and planned amortization class ("PAC") certificates, which are parallel pay REMIC Certificates which generally require that specified amounts of principal be applied on each payment date to one or more classes of REMIC Certificates (the "PAC Certificates"), even though all other principal payments and prepayments of the Mortgage Assets are then required to be applied to one or more other classes of the Certificates. The scheduled principal payments for the PAC Certificates generally have the highest priority on each payment date after interest due has been paid to all classes entitled to receive interest currently. Shortfalls, if any, are added to the amount payable on the next payment date. The PAC Certificate payment schedule is taken into account in calculating the final distribution date of each class of PAC. In order to create PAC tranches, one or more tranches generally must be created that absorb most of the volatility in the underlying Mortgage Assets. These tranches tend to have market prices and yields that are much more volatile than the PAC classes.

         FNMA REMIC Certificates are issued and guaranteed as to timely distribution of principal and interest by FNMA. In addition, FNMA will be obligated to distribute on a timely basis to holders of FNMA REMIC Certificates required installments of principal and interest and to distribute the principal balance of each class of REMIC Certificates in full, whether or not sufficient funds are otherwise available.

         For FHLMC REMIC Certificates, FHLMC guarantees the timely payment of interest, and also guarantees the ultimate payment of principal as payments are required to be made on the underlying mortgage participation certificates ("Pcs"). Pcs represent undivided interests in specified level payment, residential mortgages or participations therein purchased by FHLMC and placed in a PC pool. With respect to principal payments on Pcs, FHLMC generally guarantees ultimate collection of all principal of the related mortgage loans without offset or deduction. FHLMC also guarantees timely payment of principal on certain Pcs, referred to as "Gold Pcs."





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         ASSET-BACKED SECURITIES.  Asset-backed securities are generally issued as pass-through certificates, which represent undivided fractional ownership interests in an underlying pool of assets, or as debt instruments, which are also known as collateralized obligations, and are generally issued as the debt of a special purpose entity organized solely for the purpose of owning such assets and issuing such debt. Asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties.

         The yield characteristics of asset-backed securities differ from traditional debt securities. A major difference is that the principal amount of the obligations may be prepaid at any time because the underlying assets (i.e., loans) generally may be prepaid at any time. As a result, if an asset-backed security is purchased at a premium, a prepayment rate that is faster than expected may reduce yield to maturity, while a prepayment rate that is slower than expected may have the opposite effect of increasing yield to maturity. Conversely, if an asset-backed security is purchased at a discount, faster than expected prepayments may increase, while slower than expected prepayments may decrease, yield to maturity.

         In general, the collateral supporting asset-backed securities is of shorter maturity than mortgage-related securities. Like other fixed-income securities, when interest rates rise the value of an asset-backed security generally will decline; however, when interest rates decline, the value of an asset-backed security with prepayment features may not increase as much as that of other fixed-income securities.

         U.S. GOVERNMENT OBLIGATIONS. Examples of the types of U.S. Government obligations which the Portfolios may hold include U.S. Treasury bills, Treasury instruments and Treasury bonds and the obligations of Federal Home Loan Banks, Federal Farm Credit Banks, Federal Land Banks, the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration, Federal National Mortgage Association, Government National Mortgage Association, General Services Administration, Student Loan Marketing Association, Central Bank for Cooperatives, Federal Home Loan Mortgage Corporation, Federal Intermediate Credit Banks, Maritime Administration, International Bank for Reconstruction and Development (the "World Bank"), the Asian-American Development Bank and the Inter-American Development Bank.


         LEASE OBLIGATIONS.   The Municipal Money Market, Pennsylvania
Municipal Money Market, Ohio Municipal Money Market, North Carolina Municipal Money Market, Virginia Municipal Money Market, New Jersey Municipal Money Market, Managed Income, Tax-Free Income, Pennsylvania Tax-Free Income, Ohio Tax-Free Income, Short-Term Bond, Intermediate-Term Bond and





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International Fixed Income Portfolios may hold participation certificates in a lease, an installment purchase contract, or a conditional sales contract ("lease obligations").

         The Adviser will monitor the credit standing of each municipal borrower and each entity providing credit support and/or a put option. In determining whether a lease obligation is liquid, the Adviser will consider, among other factors, the following: (i) whether the lease can be cancelled;
(ii) the degree of assurance that assets represented by the lease could be sold; (iii) the strength of the lessee's general credit (e.g., its debt, administrative, economic, and financial characteristics); (iv) the likelihood that the municipality would discontinue appropriating funding for the leased property because the property is no longer deemed essential to the operations of the municipality (e.g., the potential for an "event of nonappropriation");
(v) legal recourse in the event of failure to appropriate; (vi) whether the security is backed by a credit enhancement such as insurance; and (vii) any limitations which are imposed on the lease obligor's ability to utilize substitute property or services other than those covered by the lease obligation.


         The Municipal Money Market, Pennsylvania Municipal Money Market, Ohio Municipal Money Market, North Carolina Municipal Money Market, Virginia Municipal Money Market and New Jersey Municipal Money Market Portfolios will only invest in lease obligations with puts that (i) may be exercised at par on not more than seven days notice, and (ii) are issued by institutions deemed by the Adviser to present minimal credit risks. Such obligations will be considered liquid. However, a number of puts are not exercisable at the time the put would otherwise be exercised if the municipal borrower is not contractually obligated to make payments (e.g., an event of nonappropriation with a "nonappropriation" lease obligation). Under such circumstances, the lease obligation while previously considered liquid would become illiquid, and a Portfolio might lose its entire investment in such obligation.


         Municipal leases, like other municipal debt obligations, are subject to the risk of non-payment. The ability of issuers of municipal leases to make timely lease payments may be adversely impacted in general economic downturns and as relative governmental cost burdens are allocated and reallocated among federal, state and local governmental units. Such non-payment would result in a reduction of income to the Fund, and could result in a reduction in the value of the municipal lease experiencing non-payment and a potential decrease in the net asset value of the Fund. Issuers of municipal securities might seek protection under the bankruptcy laws. In the event of bankruptcy of such an issuer, the Fund could experience delays and limitations with respect to the collection of principal and interest on such municipal leases and the Fund may not, in all circumstances, be able to collect all principal and interest to which it is entitled. To enforce its rights in the event of a default in lease payments, the Fund may take possession of and manage the assets securing the issuer's obligations on such securities, which may increase the Fund's operating expenses and adversely affect the net asset value of the Fund. When the lease contains a non-appropriation clause, however, the failure to pay would not be a default and the Fund would not have the right to take possession of the assets. Any income derived from the Fund's ownership or operation of such assets may not be tax-exempt. In addition, the Fund's intention to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended, may limit the extent to which the Fund may exercise its rights by taking possession of such assets, because as a regulated investment company the Fund is subject to certain limitations on its investments and on the nature of its income.


         COMMERCIAL PAPER. The Money Market Portfolios may purchase commercial paper rated in one of the two highest rating categories of a nationally recognized statistical rating organization ("NRSRO"). The Non-Money Market Portfolios may purchase commercial paper rated (at the time of purchase) "A-1" by S&P or "Prime-1" by Moody's or, when deemed advisable by the Portfolio's adviser or sub-adviser, "high quality" issues rated "A-2" or "Prime-2" by S&P or Moody's, respectively. These ratings symbols are described in Appendix A. Commercial paper purchasable by each Portfolio includes "Section 4(2) paper," a term that includes debt obligations issued in reliance on the "private placement" exemption from registration afforded by Section 4(2) of the Securities Act of 1933. Section 4(2) paper is restricted as to disposition under the Federal securities laws, and is frequently sold (and resold) to institutional investors such as the Fund through or with the assistance of investment dealers who make a market in the Section 4(2) paper, thereby providing liquidity. Certain transactions in Section 4(2) paper may qualify for the registration exemption provided in Rule 144A under the Securities Act of 1933.


         REPURCHASE AGREEMENTS. Each Portfolio other than the Municipal Portfolios may invest in repurchase agreements. The repurchase price under the repurchase agreements described in the Prospectuses generally equals the price paid by a Portfolio involved plus interest negotiated on the basis of current short-term rates (which may be more or less than the rate on securities underlying the repurchase agreement). The financial institutions with whom a Portfolio may enter into repurchase agreements will be banks and non-bank dealers of U.S. Government securities that are listed on the Federal Reserve Bank of New York's list of reporting dealers, if such banks and non-bank dealers are deemed creditworthy by the Portfolio's adviser or sub-adviser. A

Portfolio's adviser or sub-adviser will continue to monitor creditworthiness of the seller under a repurchase agreement, and will require the seller to maintain during the term of the agreement the value of the securities subject to the agreement at not less than the repurchase price (including accrued interest). In addition, the Portfolio's adviser or sub-adviser will mark-to-market daily the value of the securities, and will, if necessary, require the seller to maintain additional securities to ensure that the value is not less than the repurchase price. Securities subject to repurchase agreements will be held by the Fund's custodian (or sub-custodian) in the Federal Reserve/Treasury book-entry system or by another authorized securities depository. Repurchase agreements are considered to be loans by the Portfolios under the 1940 Act.

         INVESTMENT GRADE DEBT OBLIGATIONS. Each of the Money Market Portfolios may invest in securities in the two highest rating categories of NRSROs. The Non-Money Market Portfolios invest in "investment grade securities", which are securities rated in the four highest rating categories of an NRSRO. It should be noted that debt obligations rated in the lowest of the top four ratings (i.e., "Baa" by Moody's or "BBB" by S&P) are considered to have some speculative characteristics and are more sensitive to economic change than higher rated securities.

         WHEN-ISSUED PURCHASES AND FORWARD COMMITMENTS. When a Portfolio agrees to purchase securities on a when-issued or forward commitment basis, the custodian will set aside cash or liquid portfolio securities equal to the amount of the commitment in a separate account. Normally, the custodian will set aside portfolio securities to satisfy a purchase commitment, and in such a case the Portfolio may be required subsequently to place additional assets in the separate account in order to ensure that the value of the account remains equal to the amount of the Portfolio commitments. It may be expected that the market value of the Portfolios' net assets will fluctuate to a greater degree when it sets aside portfolio securities to cover such purchase commitments than when it sets aside cash. Because a Portfolio's liquidity and ability to manage its portfolio might be affected when it sets aside cash or portfolio securities to cover such purchase commitments, each Portfolio expects that its commitments to purchase when-issued securities and forward commitments will not exceed 25% of the value of its total assets absent unusual market conditions.

         A Portfolio will purchase securities on a when-issued or forward commitment basis only with the intention of completing the transaction and actually purchasing the securities. If deemed advisable as a matter of investment strategy, however, a Portfolio may dispose of or renegotiate a commitment after it has been entered into, and may sell securities it has committed to purchase before those securities are delivered to the Portfolio on the settlement date. In these cases the Portfolio may realize a taxable capital gain or loss.

         When a Portfolio engages in when-issued and forward commitment transactions, it relies on the other party to consummate the trade. Failure of such party to do so may result in the Portfolio's incurring a loss or missing an opportunity to obtain a price considered to be advantageous.

         The market value of the securities underlying a when-issued purchase or a forward commitment to purchase securities, and any subsequent fluctuations in their market value, is taken into account when determining the market value of a Portfolio starting on the day the Portfolio agrees to purchase the securities. The Portfolio does not earn interest on the securities it has committed to purchase until they are paid for and delivered on the settlement date.

         RIGHTS OFFERINGS AND WARRANTS TO PURCHASE. As stated in their Prospectus, the Value Equity, Growth Equity, Small Cap Growth Equity, Core Equity, Index Equity, Small Cap Value Equity, International Equity, International Emerging Markets and Balanced Portfolios may participate in rights offerings and may purchase warrants, which are privileges issued by corporations enabling the owners to subscribe to and purchase a specified number of shares of the corporation at a specified price during a specified period of time. Subscription rights normally have a short life span to expiration. The purchase of rights or warrants involves the risk that the Portfolios could lose the purchase value of a right or warrant if the right to subscribe to additional shares is not exercised prior to the rights' and warrants' expiration. Also, the purchase of rights and/or warrants involves the risk that the effective price paid for the right and/or warrant added to the subscription price of the related security may exceed the value of the subscribed security's market price such as when there is no movement in the level of the underlying security. A Portfolio will not invest more than 5% of its net assets, taken at market value, in warrants, or more than 2% of its net assets, taken at market value, in warrants not listed on the New York or American Stock Exchanges. Warrants acquired by a Portfolio in units or attached to other securities are not subject to this restriction.

         FOREIGN CURRENCY TRANSACTIONS. Forward foreign currency exchange contracts involve an obligation to purchase or sell a specified currency at a future date at a price set at the time of the contract. Forward currency contracts do not eliminate fluctuations in the values of portfolio securities but rather allow a Portfolio to establish a rate of exchange for a future point in time. A Portfolio may enter into forward foreign currency exchange contracts when deemed advisable by its adviser or sub-adviser under two circumstances. First, when entering into a contract for the purchase or sale of a security, the Portfolio may enter into a forward foreign currency exchange contract for the amount of the purchase or sale price to protect against variations, between the date the security is purchased or sold and the date on which payment is made or received, in the value of the foreign currency relative to the U.S. dollar or other foreign currency.

         Second, when the Portfolio's adviser or sub-adviser anticipates that a particular foreign currency may decline substantially relative to the U.S. dollar or other leading currencies, in order to reduce risk, the Portfolio may enter into a forward contract to sell, for a fixed amount, the amount of foreign currency approximating the value of some or all of the Portfolio's securities denominated in such foreign currency. No Portfolio intends to enter into forward contracts under this second circumstance on a regular or continuing basis and will not do so if, as a result, it will have more than 15% of the value of its total assets committed to such contracts. With respect to any forward foreign currency contract, it will not generally be possible to match precisely the amount covered by that contract and the value of the securities involved due to the changes in the values of such securities resulting from market movements between the date the forward contract is entered into and the date it matures. In addition, while forward contracts may offer protection from losses resulting from declines in the value of a particular foreign currency, they also limit potential gains which might result from increases in the value of such currency. A Portfolio will also incur costs in connection with forward foreign currency exchange contracts and conversions of foreign currencies and U.S. dollars.

         A separate account of a Portfolio consisting of cash or liquid securities equal to the amount of the Portfolio's assets that could be required to consummate forward contracts entered into under the second circumstance, as set forth above, will be established with the Fund's custodian. For the purpose of determining the adequacy of the securities in the account, the deposited securities will be valued at market or fair value. If the market or fair value of such securities declines, additional cash or securities will be placed in the account daily so that the value of the account will equal the amount of such commitments by the Portfolio.

         OPTIONS. Options trading is a highly specialized activity which entails greater than ordinary investment risks. Options on particular securities may be more volatile than the underlying securities, and therefore, on a percentage basis, an investment in the underlying securities themselves.
A Portfolio will write
call options only if they are "covered." In the case of a call option on a security, the option is "covered" if a Portfolio owns the security underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration (or, if additional cash consideration is required, cash or cash equivalents in such amount as are held in a segregated account by its custodian) upon conversion or exchange of other securities held by it. For a call option on an index, the option is covered if a Portfolio maintains with its custodian cash or cash equivalents equal to the contract value. A call option is also covered if a Portfolio holds a call on the same security or index as the call written where the exercise price of the call held is (i) equal to or less than the exercise price of the call written, or (ii) greater than the exercise price of the call written provided the difference is maintained by the Portfolio in cash or cash equivalents in a segregated account with its custodian.

         When a Portfolio purchases a put option, the premium paid by it is recorded as an asset of the Portfolio. When a Portfolio writes an option, an amount equal to the net premium (the premium less the commission) received by the Portfolio is included in the liability section of the Portfolio's statement of assets and liabilities as a deferred credit. The amount of this asset or deferred credit will be subsequently marked-to-market to reflect the current value of the option purchased or written. The current value of the traded option is the last sale price or, in the absence of a sale, the mean between the last bid and asked prices. If an option purchased by a Portfolio expires unexercised the Portfolio realizes a loss equal to the premium paid. If the Portfolio enters into a closing sale transaction on an option purchased by it, the Portfolio will realize a gain if the premium received by the Portfolio on the closing transaction is more than the premium paid to purchase the option, or a loss if it is less. If an option written by a Portfolio expires on the stipulated expiration date or if the Portfolio enters into a closing purchase transaction, it will realize a gain (or loss if the cost of a closing purchase transaction exceeds the net premium received when the option is sold) and the deferred credit related to such option will be eliminated. If an option written by a Portfolio is exercised, the proceeds of the sale will be increased by the net premium originally received and the Portfolio will realize a gain or loss.

         There are several risks associated with transactions in options on securities and indexes. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. In addition, a liquid secondary market for particular options, whether traded over-the-counter or on a national securities exchange ("Exchange") may be absent for reasons which include the following: there may be insufficient trading interest in certain options; restrictions may be imposed by an Exchange on opening transactions or closing transactions or both; trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities; unusual or unforeseen circumstances may interrupt normal operations on an Exchange; the facilities of an Exchange or the Options Clearing Corporation may not at all times be adequate to handle current trading volume; or one or more Exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that Exchange (or in that class or series of options) would cease to exist, although outstanding options that had been issued by the Options Clearing Corporation as a result of trades on that Exchange would continue to be exercisable in accordance with their terms.

         FUTURES CONTRACTS AND RELATED OPTIONS. Each Non-Money Market Portfolio may invest in futures contracts and options thereon (interest rate futures contracts or index futures contracts, as applicable). Positions in futures contracts may be closed out only on an exchange which provides a secondary market for such futures. However, there can be no assurance that a liquid secondary market will exist for any particular futures contract at any specific time. Thus, it may not be possible to close a futures position. In the event of adverse price movements, a Portfolio would continue to be required to make daily cash payments to maintain its required margin. In such situations, if a Portfolio has insufficient cash, it may have to sell portfolio securities to meet daily margin requirements at a time when it may be disadvantageous to do so. In addition, a Portfolio may be required to make delivery of the instruments underlying futures contracts it holds. The inability to close options and futures positions also could have an adverse impact on a Portfolio's ability to effectively hedge.

         Successful use of futures by a Portfolio is also subject to the adviser's ability to correctly predict movements in the direction of the market. For example, if a Portfolio has hedged against the possibility of a decline in the market adversely affecting securities held by it and securities prices increase instead, the Portfolio will lose part or all of the benefit to the increased value of its securities which it has hedged because it will have approximately equal offsetting losses in its futures positions. In addition, in some situations, if a Portfolio has insufficient cash, it may have to sell securities to meet daily variation margin requirements. Such sales of securities may be, but will not necessarily be, at increased prices which reflect the rising market. A Portfolio may have to sell securities at a time when it may be disadvantageous to do so.

         The risk of loss in trading futures contracts in some strategies can be substantial, due both to the low margin deposits required, and the extremely high degree of leverage involved in futures pricing. As a result, a relatively small price movement in a futures contract may result in immediate and substantial loss (as well as gain) to the investor. For example, if at the time of purchase, 10% of the value of the futures contract is deposited as margin, a subsequent 10% decrease in the value of the futures contract would result in a total loss of the margin deposit, before any deduction for the transaction costs, if the account were then closed out. A 15% decrease would result in a loss equal to 150% of the original margin deposit, before any deduction for the transaction costs, if the contract were closed out. Thus, a purchase or sale of a futures contract may result in losses in excess of the amount invested in the contract.

         Utilization of futures transactions by a Portfolio involves the risk of loss by a Portfolio of margin deposits in the event of bankruptcy of a broker with whom the Portfolio has an open position in a futures contract or related option.

         Most futures exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day's settlement price at the end of a trading session. Once the daily limit has been reached in a particular type of contract, no trades may be made on that day at a price beyond that limit. The daily limit governs only price movement during a particular trading day and therefore does not limit potential losses, because the limit may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and subjecting some futures traders to substantial losses.

         The trading of futures contracts is also subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of a brokerage firm or clearing house or other disruptions of normal trading activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

         STAND-BY COMMITMENTS. Under a stand-by commitment for a Municipal Obligation, a dealer agrees to purchase at the

Portfolio's option a specified Municipal Obligation at a specified price. Stand-by commitments for Municipal Obligations may be exercisable by a Portfolio at any time before the maturity of the underlying Municipal Obligations and may be sold, transferred or assigned only with the instruments involved. It is expected that such stand-by commitments will generally be available without the payment of any direct or indirect consideration. However, if necessary or advisable, a Portfolio may pay for such a stand-by commitment either separately in cash or by paying a higher price for Municipal Obligations which are acquired subject to the commitment for Municipal Obligations (thus reducing the yield to maturity otherwise available for the same securities). The total amount paid in either manner for outstanding stand-by commitments for Municipal Obligations held by a Portfolio will not exceed 1/2 of 1% of the value of such Portfolio's total assets calculated immediately after each stand-by commitment is acquired.

         Stand-by commitments will only be entered into with dealers, banks and broker-dealers which, in the adviser's or sub- adviser's opinion, present minimal credit risks. A Portfolio will acquire stand-by commitments solely to facilitate portfolio liquidity and not to exercise its rights thereunder for trading purposes. Stand-by commitments will be valued at zero in determining net asset value. Accordingly, where a Portfolio pays directly or indirectly for a stand-by commitment, its cost will be reflected as an unrealized loss for the period during which the commitment is held by such Portfolio and will be reflected in realized gain or loss when the commitment is exercised or expires.

         TAX-EXEMPT DERIVATIVES. The Municipal Portfolios and the Tax-Free Income, Ohio Tax-Free Income and Pennsylvania Tax-Free Income Portfolios (collectively, the "Money and Non-Money Market Municipal Portfolios") may hold tax-exempt derivatives which may be in the form of tender option bonds, participations, beneficial interests in a trust, partnership interests or other forms. A number of different structures have been used. For example, interests in long-term fixed-rate municipal obligations, held by a bank as trustee or custodian, are coupled with tender option, demand and other features when the tax-exempt derivatives are created. Together, these features entitle the holder of the interest to tender (or put), the underlying municipal obligation to a third party at periodic intervals and to receive the principal amount thereof. In some cases, municipal obligations are represented by custodial receipts evidencing rights to receive specific future interest payments, principal payments, or both, on the underlying municipal securities held by the custodian. Under such arrangements, the holder of the custodial receipt has the option to tender the underlying municipal securities at its face value to the sponsor (usually a bank or broker dealer or other financial institution), which is paid periodic fees equal to the difference between the bond's fixed coupon rate and the rate that would cause the bond, coupled with the tender option, to trade at par on the date of a rate adjustment. The Money and Non-Money Market Municipal Portfolios may hold tax- exempt derivatives, such as participation interests and custodial receipts, for municipal obligations which give the holder the right to receive payment of principal subject to the conditions described above. The Internal Revenue Service has not ruled on whether the interest received on tax-exempt derivatives in the form of participation interests or custodial receipts is tax-exempt, and accordingly, purchases of any such interests or receipts are based on the opinion of counsel to the sponsors of such derivative securities. Neither the Fund nor its investment adviser will review the proceedings related to the creation of any tax-exempt derivatives or the basis for such opinions.

         SECURITIES LENDING. A Portfolio would continue to accrue interest on loaned securities and would also earn income on investment collateral for such loans. Any cash collateral received by a Portfolio in connection with such loans would be invested in short-term U.S. Government obligations.

         YIELDS AND RATINGS. The yields on certain obligations are dependent on a variety of factors, including general market conditions, conditions in the particular market for the obligation, the financial condition of the issuer, the size of the offering, the maturity of the obligation and the ratings of the issue. The ratings of Moody's and S&P represent their respective opinions as to the quality of the obligations they undertake to rate. Ratings, however, are general and are not absolute standards of quality. Consequently, obligations with the same rating, maturity and interest rate may have different market prices. Subsequent to its purchase by a Portfolio, a rated security may cease to be rated. The adviser or sub-adviser will consider such an event in determining whether the Portfolio should continue to hold the security.

         SECURITIES OF SMALL CAP ISSUERS. Securities of small cap issues purchased by the Small Cap Value Equity and Small Cap Growth Equity Portfolios may be exchange-listed or purchased "over-the-counter".

         SPECIAL CONSIDERATIONS REGARDING INVESTMENT IN OHIO MUNICIPAL OBLIGATIONS. As described above, the Ohio Tax-Free Money Market and Ohio Tax-Free Income Portfolios (the "Ohio Portfolios") will each invest most of its net assets in securities issued by or on behalf of (or in certificates of participation in lease-purchase obligations of) the State of Ohio, political subdivisions of the State, or agencies or instrumentalities of the State or its political subdivisions (Ohio Obligations). The Ohio Portfolios are therefore susceptible to general or particular political, economic or regulatory factors that may affect issuers of Ohio Obligations. The following information constitutes only a brief summary of some of the many complex factors that may have an effect. The information does not apply to "conduit" obligations on which the public issuer itself has no financial responsibility. This information is derived from official statements of certain Ohio issuers published in connection with their issuance of securities and from other publicly available information, and is believed to be accurate. No independent verification has been made of any of the following information.

         Generally, the creditworthiness of Ohio Obligations of local issuers is unrelated to that of obligations of the State itself, and the State has no responsibility to make payments on those local obligations. There may be specific factors that at particular times apply in connection with investment in particular Ohio Obligations or in those obligations of particular Ohio issuers. It is possible that the investment may be in particular Ohio Obligations, or in those of particular issuers, as to which those factors apply. However, the information below is intended only as a general summary, and is not intended as a discussion of any specific factors that may affect any particular obligation or issuer.

         Ohio is the seventh most populous state; the 1990 Census count of 10,847,000 indicated a 0.5% population increase from 1980. The Census estimate for 1993 is 11,091,000.

         While diversifying more into the service and other non-manufacturing areas, the Ohio economy continues to rely in part on durable goods manufacturing largely concentrated in motor vehicles and equipment, steel, rubber products and household appliances. As a result, general economic activity, as in many other industrially-developed states, tends to be more cyclical than in some other states and in the nation as a whole. Agriculture is an important segment of the economy, with over half the State's area devoted to farming and approximately 15% of total employment in agribusiness.

         In prior years, the State's overall unemployment rate was commonly somewhat higher than the national figure. For example, the reported 1990 average monthly State rate was 5.7%, compared to the 5.5% national figure. However, for the last four years the State rates were below the national rates (6.5% versus 6.8% in 1993). The unemployment rate and its effects vary among geographic areas of the State.

         There can be no assurance that future national, regional or state-wide economic difficulties, and the resulting impact on State or local government finances generally, will not adversely affect the market value of Ohio Obligations held in the Ohio Portfolios or the ability of particular obligors to make timely payments of debt service on (or lease payments relating to) those Obligations.

         The State operates on the basis of a fiscal biennium for its appropriations and expenditures, and is precluded by law from ending its July 1 to June 30 fiscal year (FY) or fiscal biennium in a deficit position. Most State operations are financed through the General Revenue Fund (GRF), for which the personal income and sales-use taxes are the major sources. Growth and depletion of GRF ending fund balances show a consistent pattern related to national economic conditions, with the ending FY balance reduced during less favorable and increased during more favorable economic periods. The State has well-established procedures for, and has timely taken, necessary actions to ensure resource/expenditure balances during less favorable economic periods. Those procedures included general and selected reductions in appropriations spending.

         Key biennium-ending fund balances at June 30, 1989 were $475.1 million in the GRF and $353 million in the Budget Stabilization Fund (BSF, a cash and budgetary management fund). In the next two fiscal years necessary corrective steps were taken to respond to lower receipts and higher expenditures in certain categories than earlier estimated. Those steps included selected reductions in appropriations spending and the transfer of $64 million from the BSF to the GRF. Reported June 30, 1991 ending fund balances were $135.3 million (GRF) and $300 million (BSF).

         To allow time to resolve certain budget differences for the latest complete biennium, an interim appropriations act was enacted effective July 1, 1991; it included GRF debt service and lease rental appropriations for the entire 1992-93 biennium, while continuing most other appropriations for a month. Pursuant to the general appropriations act for the entire biennium, passed on July 11, 1991, $200 million was transferred from the BSF to the GRF in FY 1992.

         Based on updated results and forecasts in the course of FY 1992, both in light of a continuing uncertain nationwide economic situation, there was projected, and then timely addressed, an FY 1992 imbalance in GRF resources and expenditures. GRF receipts significantly below original forecasts resulted primarily from lower collections of certain taxes, particularly sales - use and personal income taxes. Higher expenditure levels came in certain areas, particularly human services including Medicaid. The Governor ordered most State agencies to reduce GRF spending in the last six months of FY 1992 by a total of approximately $184 million. As authorized by the General Assembly, the $100.4 million BSF balance and additional amounts from certain other funds were transferred late in the FY to the GRF, and adjustments made in the timing of certain tax payments. Other administrative revenue and spending actions resolved the remaining imbalance.

         A significant GRF shortfall (approximately $520 million) was then projected for FY 1993. It was addressed by appropriate legislative and administrative actions. The Governor ordered, effective July 1, 1992, $300 million in selected GRF spending reductions. Subsequent executive and legislative action in December 1992 -- a combination of tax revisions and additional spending reductions -- resulted in a balance of GRF resources and expenditures for the 1992-93 biennium. The June 30, 1993 ending GRF fund balance was approximately $111 million, of which, as a first step to BSF replenishment, $21 million was deposited in the BSF. (Based on June 30, 1994 balances, an additional $260 million has been deposited in the BSF, which has a current balance of $281 million.)

         No spending reductions were applied to appropriations needed for debt service on or lease rentals relating to any State obligations.

         The GRF appropriations act for the current 1994-95 biennium was passed and signed by the Governor on July 1, 1993. It included all necessary GRF appropriations for State debt service and lease rental payments then projected for the biennium.

         The State's incurrence or assumption of debt without a vote of the people is, with limited exceptions, prohibited by current State constitutional provisions. The State may incur debt, limited in amount to $750,000, to cover casual deficits or failures in revenues or to meet expenses not otherwise provided for. The Constitution expressly precludes the State from assuming the debts of any local government or corporation. (An exception is made in both cases for any debt incurred to repel invasion, suppress insurrection or defend the State in war.)

         By 13 constitutional amendments, the last adopted in 1993, Ohio voters have authorized the incurrence of State debt and the pledge of taxes or excises to its payment. At January 25, 1995, $794.4 million (excluding certain highway bonds payable primarily from highway use charges) of this debt was outstanding or awaiting delivery. The only such State debt then still authorized to be incurred are portions of the highway bonds, and the following: (a) up to $100 million of obligations for coal research and development may be outstanding at any one time ($38.9 million outstanding); (b) $360 million of obligations authorized for local infrastructure improvements, no more than $120 million of which may be issued in any calendar year ($728.2 million outstanding or awaiting delivery); and (c) up to $200 million in general obligation bonds for parks, recreation and natural resources purposes which may be outstanding at any one time (no more than $50 million to be issued in any one year).

         The Constitution also authorizes the issuance of State obligations for certain purposes, the owners of which do not have the right to have excises or taxes levied to pay debt service. Those special obligations include obligations issued by the Ohio Public Facilities Commission and the Ohio Building Authority, and certain obligations issued by the State Treasurer, over $4.5 billion of which were outstanding or awaiting delivery at January 25, 1995.

         A 1990 constitutional amendment authorizes greater State and political subdivision participation (including financing) in the provision of housing. The General Assembly may for that purpose authorize the issuance of State obligations secured by a pledge of all or such portion as it authorizes of State revenues or receipts (but not by a pledge of the State's full faith and credit).

         A 1994 constitutional amendment pledges the full faith and credit and taxing power of the State to meeting certain guarantees under the State's tuition credit program which provides for purchase of tuition credits, for the benefit of State residents, guaranteed to cover a specified amount when applied to the cost of higher education tuition. (A 1965 constitutional provision that authorized student loan guarantees payable from available State moneys has never been implemented, a part from a "guarantee fund" approach funded essentially from program revenues.)

         State and local agencies issue obligations that are payable from revenues from or relating to certain facilities (but not from taxes). By judicial interpretation, these obligations are not "debt" within constitutional provisions. In general, payment obligations under lease-purchase agreements of Ohio public agencies (in which certificates of participation may be issued) are limited in duration to the agency's fiscal period, and are renewable only upon appropriations being made available for the subsequent fiscal period.

         Local school districts in Ohio receive a major portion (state-wide aggregate in the range of 46% in recent years) of their operating moneys from State subsidies, but are dependent on local property taxes, and in 107 districts from voter-authorized income taxes, for significant portions of their budgets. Litigation, similar to that in other states, is pending questioning the constitutionality of Ohio's system of school funding. The trial court recently concluded that aspects of the system (including basic operating assistance) are unconstitutional, and ordered the State to provide for and fund a system complying with the Ohio Constitution. The State has appealed. A small number of the State's 612 local school districts have in any year required special assistance to avoid year-end deficits. A current program provides for school district cash need borrowing directly from commercial lenders, with diversion of State subsidy distributions to repayment if needed. Borrowings under this program totalled $68.6 million for 44 districts (including $46.6 million for one district) in FY 1992, $94.5 million for 27 districts (including $75 million for one)in FY 1993, and $15.6 million for 28 districts in FY 1994.

         Ohio's 943 incorporated cities and villages rely primarily on property and municipal income taxes for their operations. With other subdivisions, they also receive local government support and property tax relief moneys distributed by the State. For those few municipalities that on occasion have faced significant financial problems, there are statutory procedures for a joint State/local commission to monitor the municipality's fiscal affairs and for development of a financial plan to eliminate deficits and cure any defaults. Since inception in 1979, these procedures have been applied to 23 cities and villages; for 18 of them the fiscal situation was resolved and the procedures terminated.

         At present the State itself does not levy ad valorem taxes on real or tangible personal property. Those taxes are levied by political subdivisions and other local taxing districts. The Constitution has since 1934 limited to 1% of true value in money the amount of the aggregate levy (including a levy for unvoted general obligations) of property taxes by all overlapping subdivisions, without a vote of the electors or a municipal charter provision, and statutes limit the amount of that aggregate levy to 10 mills per $1 of assessed valuation (commonly referred to as the "ten-mill limitation"). Voted general obligations of subdivisions are payable from property taxes that are unlimited as to amount or rate.

         SPECIAL CONSIDERATIONS REGARDING INVESTMENT IN PENNSYLVANIA MUNICIPAL OBLIGATIONS. The concentration of investments in Pennsylvania Municipal Obligations by the Pennsylvania Municipal Money Market and Pennsylvania Tax-Free Income Portfolios raises special investment considerations. In particular, changes in the economic condition and governmental policies of the Commonwealth of Pennsylvania and its municipalities could adversely affect the value of those Portfolios and their portfolio securities. This section briefly describes current economic trends in Pennsylvania.

         Pennsylvania has historically been dependent on heavy industry although recent declines in the coal, steel and railroad industries have led to diversification of the Commonwealth's economy. Recent sources of economic growth in Pennsylvania are in the service sector, including trade, medical and health services, education and financial institutions. Agriculture continues to be an important component of the Commonwealth's economic structure, with nearly one-third of the Commonwealth's total land area devoted to cropland, pasture and farm woodlands.

         The population of Pennsylvania experienced a slight increase in the period 1980 through 1990 and has a high proportion of persons 65 or older. The Commonwealth is highly urbanized, with almost 85% of the 1980 census population residing in metropolitan statistical areas. The two largest metropolitan statistical areas, those containing the Cities of Philadelphia and Pittsburgh, together comprise approximately 50% of the Commonwealth's total population.

         The Commonwealth utilizes the fund method of accounting and over 120 funds have been established for purposes of recording receipts and disbursements of the Commonwealth, of which the General Fund is the largest. Most of the Commonwealth's operating and administrative expenses are payable from the General Fund. The major tax sources for the General Fund are the sales tax, the personal income tax and the corporate net income tax. Major expenditures of the Commonwealth include funding for education, public health and welfare, transportation, and economic development.

         The constitution of the Commonwealth provides that operating budget appropriations of the Commonwealth may not exceed the estimated revenues and available surplus in the fiscal year for which funds are appropriated. Annual budgets are enacted for the General Fund (the principal operating fund of the Commonwealth) and for certain special revenue funds which together represent the majority of expenditures of the Commonwealth. Although a negative balance was experienced applying generally accepted accounting principles ("GAAP") in the General Fund for fiscal 1990 and 1991, tax increases and spending decreases helped return the General Fund balance to a surplus at June 30, 1992 of $87.5 million and at June 30, 1993 of $698.9 million. The deficit in the Commonwealth's unreserved/undesignated funds of prior years also was reversed to a surplus of $64.4 million as of June 30, 1993.

         Current constitutional provisions permit the Commonwealth to issue the following types of debt: (i) electorate approved debt, (ii) debt for capital projects subject to an aggregate debt limit of 1.75 times the annual average tax revenues of the preceding five fiscal years, (iii) tax anticipation notes payable in the fiscal year of issuance and (iv) debt to suppress insurrection or rehabilitate areas affected by disaster. Certain state-created agencies issue debt supported by assets of, or revenues derived from, the various projects financed and the debt of such agencies is not an obligation of the Commonwealth, although some of the agencies are indirectly dependent on Commonwealth appropriations.

         Certain litigation is pending against the Commonwealth that could adversely affect the ability of the Commonwealth to pay debt service on its obligations including suits relating to the following matters: (a) the ACLU has filed suit in Federal court demanding additional funding for child welfare services; the Commonwealth settled a similar suit in the Commonwealth Court of Pennsylvania and is seeking the dismissal of the federal suit, inter alia, because of that settlement. The district court has denied class certification to the ACLU, and the parties have stipulated to a judgment against the plaintiffs to allow plaintiffs to appeal the denial of class certification (no available estimates of potential liability); (b) in 1987, the Supreme Court of Pennsylvania held the statutory scheme for county funding of the judicial system to be in conflict with the constitution of the Commonwealth, but stayed judgment pending enactment by the legislature of funding consistent with the opinion, and the legislature has yet to consider legislation implementing the judgment. In 1992, a new action in mandamus was filed seeking to compel the Commonwealth to comply with the original decision; (c) several banks have filed suit against the Commonwealth contesting the constitutionality of a law enacted in 1989 imposing a bank shares tax; in July 1994, the Commonwealth Court en banc upheld the constitutionality of the 1989 bank shares tax law, but struck down a companion law to provide credits against the bank shares tax for new banks; cross-appeals from that decision to the Pennsylvania Supreme Court have been filed; (d) litigation has been filed in both state and Federal court by an association of rural and small schools and several individual school districts and parents challenging the constitutionality of the Commonwealth's system for funding local school districts -- the Federal case has been stayed pending resolution of the state case and the state case is in the pre-trial stage (no available estimate of potential liability); (e) the ACLU has brought a class action on behalf of inmates challenging the conditions of confinement in thirteen of the Commonwealth correctional institutions; a proposed settlement agreement has been submitted to the court and members of the class for their review (no available estimate of potential cost of complying with the injunction sought, but capital and personnel costs might cost millions of dollars); (f) a consortium of public interest law firms has filed a class action suit alleging that the Commonwealth has not complied with a Federal mandate to provide screening, diagnostic and treatment services for all Medicaid- eligible children under 21; the district court denied class certification and the parties have submitted a tentative settlement agreement to the court for approval; and (g) litigation has been filed in federal court by the Pennsylvania Medical Society seeking payment of the full co-pay and deductible in excess of the maximum fees set under the Commonwealth's medical assistance program for outpatient services provided to medical assistance patients who also were eligible for Medicare; the Commonwealth received a favorable decision in the federal district court, but the Pennsylvania Medical Society won a reversal in the federal circuit court (potential liability estimated at $50 million per year).

         Local government units in the Commonwealth of Pennsylvania (which include, among other things, counties, cities, boroughs, towns, townships, school districts and other municipally created units such as industrial development authorities and municipality authorities, including water and sewer authorities) are permitted to issue debt for capital projects: (i) in any amount so long as the debt has been approved by the voters of the local government unit; or (ii) without electoral approval if the aggregate outstanding principal amount of debt of the local government unit is not in excess of 100% of its borrowing base (in the case of a school district of the first class), 300% of its borrowing base (in the case of a county) or 250% of its borrowing base (in the case of all other local government units); or (iii) without electoral approval and without regard to the limit described in (ii) in any amount in the case of certain subsidized debt and qualifying self-liquidating debt. Lease rental debt may also be issued, in which case the total debt limits described in section (ii) (taking into account all existing lease rental debt in addition to all other debt) are increased. The borrowing base for a local government unit is the average of total revenues for the three fiscal years preceding the borrowing. The risk of investing in debt issued by any particular local government unit depends, in the case of general obligation bonds secured by tax revenues, on the credit-worthiness of that issuer or, in the case of revenue bonds, on the revenue producing ability of the project being financed, and not directly on the credit-worthiness of the Commonwealth of Pennsylvania as a whole.

         The City of Philadelphia (the "City") has been experiencing severe financial difficulties which has impaired its access to public credit markets and a long-term solution to the City's financial crisis is still being sought. The City experienced a series of General Fund deficits for fiscal years 1988 through 1992. The City has no legal authority to issue deficit reduction bonds on its own behalf, but state legislation has been enacted to create an Intergovernmental Cooperation Authority (the "Authority") to provide fiscal oversight for Pennsylvania cities (primarily Philadelphia) suffering recurring financial difficulties. The Authority is broadly empowered to assist cities in avoiding defaults and eliminating deficits by encouraging the adoption of sound budgetary practices and issuing bonds. In order for the Authority to issue bonds on behalf of the City, the City and the Authority entered into an intergovernmental cooperative agreement providing the Authority with certain oversight powers with respect to the fiscal affairs of the City, and the Authority originally approved a five-year financial plan prepared by the City on April 6, 1992. The Authority approved the latest update of the five year financial plan on May 2, 1994. The City has reported a surplus of approximately $15 million for the fiscal year ending June 30, 1994. In June 1992, the Authority issued $474,555,000 in bonds to liquidate the City's deficit balance in its general fund. The Authority issued $643,430,000 of bonds in July 1993 and $178,675,000 of bonds in August 1993 to refund certain general obligation bonds of the City and to fund additional capital projects.

         SPECIAL CONSIDERATIONS REGARDING INVESTMENT IN NORTH CAROLINA MUNICIPAL OBLIGATIONS. The concentration of investments in North Carolina Municipal Obligations by the North Carolina Municipal Money Market Portfolio raises special investment considerations. In particular, changes in the economic condition and governmental policies of North Carolina and its political subdivisions, agencies, instrumentalities, and authorities could adversely affect the value of the Portfolio and its portfolio securities. This section briefly describes current economic trends in North Carolina.

         The State of North Carolina has two major operating funds: the General Fund and the Highway Fund. In addition, the 1989 General Assembly created the Highway Trust Fund to provide funding for a major highway construction program. North Carolina derives most of its revenue from taxes, including individual income tax, corporation income tax, sales and use taxes, corporation franchise tax, alcoholic beverage tax, insurance tax, inheritance tax, tobacco products tax, soft drink tax and intangible personal property tax. North Carolina receives other non-tax revenues which are also deposited in the General Fund. The most important are Federal funds collected by North Carolina agencies, university fees and tuition, interest earned by the North Carolina Treasurer on investments of General Fund moneys and revenues from the judicial branch. The proceeds from the motor fuel tax, highway use tax and motor vehicle license tax are deposited in the Highway Fund and the Highway Trust Fund.

         During the 1989-92 budget years, growth of North Carolina tax revenues slowed considerably, requiring tax increases and budget adjustments, including hiring freezes and restrictions, spending constraints, changes in timing and certain collections and payments, and other short-term budget adjustments necessary to comply with North Carolina's constitutional mandate for a balanced budget. Many areas of North Carolina government were affected. Reductions in capital spending, local government aid, and the use of the budget stabilization reserve, combined with other budget adjustments, brought the budget into balance. Tax increases in the fiscal 1992 budget included a $.01 increase in the North Carolina sales tax and increases in the personal and corporate income tax rates, as well as increases in the tax on cigarettes and alcohol, among other items.

         Fiscal year 1992 ended with a positive fund balance of approximately $164.8 million. By law, $41.2 million of such positive fund balance was required to be reserved in the General Fund of North Carolina as part of a "Savings Reserve," leaving an unrestricted General Fund balance at June 30, 1992 of $123.6 million. Fiscal year 1993 ended with a positive General Fund balance of approximately $537.3 million. Of this amount, $134.3 million was reserved in the Savings Reserve and $57 million was reserved in a Reserve for Repair and Renovation of State Facilities, leaving an unrestricted General Fund balance at June 30, 1993 of $346 million. Fiscal year 1994 ended with a positive General Fund balance of approximately $444.7 million. An additional $178 million was available from a reserved fund balance. Of this aggregate amount, $155.7 million was reserved in the Savings Reserve (bringing the total reserve to $210.6 million after prior withdrawals) and $60 million was reserved in the Reserve for Repair and Renovation of State Facilities (bringing the total reserve to $60 million after prior withdrawals), leaving an unrestricted General Fund balance at June 30, 1994 of $407 million.

         The foregoing results are presented on a budgetary basis. Accounting principles applied to develop data on a budgetary basis differ significantly from those principles used to present financial statements in conformity with generally accepted accounting principles (GAAP). Based on a modified accrual basis (GAAP), the General Fund balance at June 30, 1993 and 1994 was $681.5 million and $1,240.9 million, respectively.

         The 1993 sessions of the General Assembly reduced departmental operating requirements by $357.6 million for fiscal year 1995 and authorized continuation funding of $8,603.4 million. The savings reductions were based on recommendations from the Governor, a Governmental Performance Audit Committee, and selective savings identified by the General Assembly. After review of the continuation budget, the General Assembly authorized funding for planned expansion to existing programs and funded new initiatives for children, economic development, education, human services, and environmental programs. Expansion funds of $1,650.4 million for fiscal year 1995 were approved during the 1993 and 1994 sessions of the General Assembly. In addition to the transfers to the Savings Reserve from the fiscal year-end credit balance, the General Assembly in 1993 appropriated $66.7 million for the Savings Reserve. The General Assembly authorized $189.4 million for capital improvements spending and $60 million for the Reserve for Repair and Renovation of State Facilities for fiscal year 1995.

         The North Carolina budget is based upon a number of existing and assumed State and non-State factors, including State and national economic conditions, international activity, Federal government policies and legislation and the activities of the State's General Assembly. Such factors are subject to change which may be material and affect the budget.

         During recent years North Carolina has moved from an agricultural to a service and goods producing economy. According to the North Carolina Employment Security Commission (the "Commission"), in May 1994, North Carolina ranked tenth among the states in non-agricultural employment and eighth in manufacturing employment. The Commission estimated North Carolina's seasonally adjusted unemployment rate in December 1994 to be 3.3% of the labor force, as compared with an unemployment rate of 5.4% nationwide. As part of its 1993-95 budget, the General Assembly provided major funding for economic initiatives in an effort to create additional jobs.

         The following are certain cases pending in which the State of North Carolina faces the risk of either a loss of revenue or an unanticipated expenditure which, in the opinion of the North Carolina Department of State Treasurer, would not materially adversely affect the State's ability to meet its financial obligations:

         1. Swanson Case -- State Tax Refunds - Federal Retirees. In Davis v. Michigan (1989), the United States Supreme Court ruled that a Michigan income tax statute which taxed federal retirement benefits while exempting those paid by state and local governments violated the constitutional doctrine of intergovernmental tax immunity. At the time of the Davis decision, North Carolina law contained similar exemptions in favor of state and local retirees. Those exemptions were repealed prospectively, beginning with the 1989 tax year. All public pension and retirement benefits are now entitled to a $4,000 annual exclusion.

         Following Davis, federal retirees filed a class action suit in federal court in 1989 seeking damages equal to the North Carolina income tax paid on federal retirement income by the class members. A companion suit was filed in state court in 1990. The complaints alleged that the amount in controversy exceeded $140 million. The North Carolina Department of Revenue estimate of refunds and interest liability is $280.89 million as of June 30, 1994. In 1991, the North Carolina Supreme Court ruled in favor of the State in the state court action, concluding that Davis could only be applied prospectively and that the taxes collected from the federal retirees were thus not improperly collected. In 1993, the United States Supreme Court vacated that decision and remanded the case back to the North Carolina Supreme Court. The North Carolina Supreme Court then ruled in favor of the State on the grounds that the federal retirees had failed to comply with state procedures for challenging unconstitutional taxes.
Plaintiffs petitioned the United States Supreme Court for review of that decision. On December 12, 1994, the United States Supreme Court announced that it would not hear the case. The United States District Court has ruled in favor of the defendants in the companion federal case, and a petition for reconsideration was denied. Plaintiffs have appealed to the United States Court of Appeals. No date for oral argument has been set. The North Carolina Attorney General's Office believes that sound legal arguments support the State's position.

         2. Bailey case -- State Tax Refunds - State Retirees. State and local governmental retirees filed a class action suit in 1990 as a result of the repeal of the income tax exemptions for state and local government retirement benefits. The original suit was dismissed after the North Carolina Supreme Court ruled in 1991 that the plaintiffs had failed to comply with state law requirements for challenging unconstitutional taxes and the United States Supreme Court denied review. In 1992, many of the same plaintiffs filed a new lawsuit alleging essentially the same claims, including breach of contract, unconstitutional impairment of contract rights by the State in taxing benefits that were allegedly promised to be tax-exempt and violation of several state constitutional provisions. The North Carolina Attorney General's Office estimates that the amount in controversy is approximately $40-$45 million annually for the tax years 1989 through 1992. The case is now pending in Superior Court. Defendants' motion to dismiss as a matter of law has been denied. The North Carolina Attorney General's Office believes that sound legal arguments support the State's position.

         3. Fulton Case. The State's intangible personal property tax levied on certain shares of stock has been challenged by the plaintiff on grounds that it violates the United States Constitution Commerce Clause by discriminating against stock issued by corporations that do all or part of their business outside the State. The plaintiff in the action is a North Carolina corporation that does all or part of its business outside the State. The plaintiff seeks to invalidate the tax in its entirety and to recover tax paid on the value of its shares in other corporations. The North Carolina Court of Appeals invalidated the taxable percentage deduction and excised it from the statute beginning with the 1994 tax year. The effect of this ruling is to increase collections by rendering all stock taxable on 100% of its value. The State and the plaintiff sought further appellate review. On December 9, 1994, the North Carolina Supreme Court ruled in favor of the State, reversing the decision of the Court of Appeals and upholding the tax on intangible personal property. The plaintiff has announced it intends to petition the United States Supreme Court for review of that decision. Net collections from the tax for the fiscal year ended June 30, 1994 amounted to $127.6 million. The North Carolina Attorney General's Office believes that sound legal arguments support the State's position.


         In October 1993, the State issued a total of $194.7 million general obligation bonds (consisting of $87.5 million Prison and Youth Services Facilities Bonds, $61 million Public Improvement Refunding Bonds, $30.2 million Highway Refunding Bonds, and $16 million Clean Water Refunding Bonds). An additional $67.5 million general obligation bonds (Prison and Youth Services Facilities Bonds) were issued in November, 1993. On November 2, 1993, a total of $740 million general obligation bonds (consisting of $310 million University Improvement Bonds, $250 million Community College Bonds, $145 million Clean Water Bonds, and $35 million State Parks Bonds) were approved by the voters of the State. Pursuant to this authorization, the State issued $400 million general obligation bonds (Capital Improvement Bonds) in January, 1994. The proceeds of these Capital Improvement Bonds may be used for any purpose for which the proceeds of the University Improvement Bonds, Community College Bonds, and State Parks Bonds may be used (none of such proceeds may be used for Clean Water purposes). An additional $60 million general obligation bonds (Clean Water Bonds) were issued in September and October, 1994. The offering of the remaining $280 million of these authorized bonds is anticipated to occur over the next two years.

         Currently, Moody's Investors Service, Inc., Standard & Poor's Corporation, and Fitch Investors Service, Inc. rate North Carolina general obligation bonds Aaa, AAA, and AAA, respectively. See Appendix A.

         SPECIAL CONSIDERATIONS REGARDING INVESTMENT IN VIRGINIA MUNICIPAL OBLIGATIONS. The Virginia Municipal Money Market Portfolio will invest primarily in Virginia Municipal Obligations. For this reason, the Portfolio is affected by political, economic, regulatory or other developments that constrain the taxing, revenue-collecting and spending authority of Virginia issuers or otherwise affect the ability of Virginia issuers to pay interest, principal, or any premium. The following information constitutes only a brief summary of certain of these developments and does not purport to be a complete description of them.

         The rate of economic growth in the Commonwealth of Virginia has increased steadily over the past decade. From 1984 to 1993, the Commonwealth's
4.8 percent rate of growth in per capita personal income was slightly ahead of the national rate of growth of 4.7 percent. During 1990 and 1992, Virginia's per capita personal income grew at a slightly lower rate than the U.S. average. Per capita income in Virginia has been consistently above national levels over the past decade and, in 1993, was $21,634 compared with the national level of $20,817. The services sector in Virginia generates the largest of number of jobs, followed by wholesale and retail trade, government employment and manufacturing. Because of Virginia's proximity in Washington, D.C. and the concentration of military installations in the Commonwealth (the largest such concentration in the United States), the Federal government has a grater economic impact on Virginia relative to its size than on any of the other states except Alaska and Hawaii. It is unclear what effect the current efforts by the Federal government to restructure the defense budget will have on the long-term economic conditions of the Commonwealth.

         According to statistics published by the U.S. Department of Labor, the Commonwealth typically has one of the lowest unemployment rates in the nation. This is generally attributed to the balance among the various sectors represented in the economy. During 1993, an average of 5 percent of Virginians were unemployed as compared with the national average of 6.8 percent. At the same time, the population of the state has continued to grow over the last decade at a rate that is substantially higher than the national average. The rate of increase in such population growth has declined since reaching a high of 2.1 percent annually in 1987 and, in 1993, was approximately 1.8 percent.

         Virginia is one of twenty states with a right-to-work law and is generally regarded as having a favorable business climate marked by few strikes or work stoppages. Virginia is also one of the least unionized among the industrialized states.

         Budget and Deficit Matters. Virginia's state government operates on a two-year budget. The Constitution vests the ultimate responsibility and authority for levying taxes and appropriating revenue in the General Assembly, but the Governor has broad authority to manage the budgetary process; the budgetary process begins in May of even-numbered years, approximately 14 months before the start of a biennium when the Governor gives initial guidance to state agencies regarding base budgets, maximum employment levels and policy initiatives. By the following December, final revenue estimates are submitted by the Department of Taxation for review by the Governor, the Advisory Board of Economists and the Advisory Council on Revenue

Estimates. Final adjustments to revenues and services are then made, and a bill detailing the Governor's budget is prepared. The Governor is required by statute to present the budget bill and a narrative summary of the bill to the General Assembly by December 20 in the year immediately prior to each even-year session. In the odd-year sessions of the General Assembly, amendments are considered to the Appropriation Act of the previous year.

         Once an appropriation act becomes law, revenue collections and expenditures are constantly monitored by the Governor, assisted by the Secretary of Finance and Department of Planning and Budget, to ensure that a balanced budget is maintained. If projected revenue collections fall below amounts appropriated at any time, the Governor must reduce expenditures and withhold allotments of appropriations (other than for debt service and other specified purposes) to restore balance. Up to 15 percent of a general fund appropriation to an agency may be withheld, if required.

         The Constitution further requires the Governor to ensure that expenses do not exceed total revenues anticipated plus fund balances during the two-and-a-half-year period following the end of the General Assembly session in which appropriations are made. An amendment to the Constitution, effective January 1, 1993, established a Revenue Stabilization Fund. This fund is used to offset, in part, anticipated shortfalls in revenues in years when appropriations based on initial forecasts exceed expected revenues in any subsequent forecast. The Revenue Stabilization Fund consists of an amount not to exceed 10% of the Commonwealth's average annual tax revenues derived from taxes on income and retail sales as certified by the Auditor of Public Accounts for the three immediately preceding fiscal years. If in any year total revenues are forecasted to decline by more than 2% of the certified tax revenues collected in the most recently ended fiscal year, the General Assembly may appropriate an amount for transfer from the Revenue Stabilization Fund to the General Fund in an amount not to exceed one-half of the forecasted shortfall. Earnings in excess of the 10% cap are transferred to the General Fund as received.

         In fiscal year 1994, revenues increased six percent from the previous year, while total expenditures increased by 4.5 percent. Revenues exceeded expenditures by $731.2 million, an increase of 20 percent over fiscal year 1993.

         Tax Matters. General fund revenues are principally composed of direct taxes. In fiscal year 1994, approximately 94.9% of total tax revenues was derived from five major taxes imposed by the Commonwealth on individual and fiduciary income, sales and use, corporate income, public services corporations and premiums of insurance companies.

         Nongeneral revenues consist of all revenues not formally accounted for in the general fund. Included in this category are special taxes and user charges earmarked for specific purposes, the majority of institutional revenues and revenues from the sale of property and commodities, plus receipts from the Federal government.

         Approximately 50% of the nongeneral revenues consist of grants and donations from the Federal government, motor vehicle taxes and institutional revenues. Institutional revenues consist primarily of fees and charges collected by institutions of higher education, medical and mental hospitals and correctional institutions. Motor vehicle-related taxes include the motor vehicle fuel tax, a motor vehicle sales and use tax, oil excise tax, fees generated from driver licenses, title registration, and motor vehicle registrations and other miscellaneous revenues.

         Debt Management. In September 1991, the Debt Capacity Advisory Committee was created by the Governor through an executive order. The committee is charged with annually estimating the amount of tax-supported debt that may prudently be authorized consistent with the financial goals, capital needs and policies of the Commonwealth. The committee reviews the outstanding debt of all agencies, institutions, boards and authorities of the Commonwealth for which the Commonwealth has either a direct or indirect pledge of tax revenues or moral obligation. The committee released its first report in January 1992 and its second in January 1994.

         The Department of Planning and Budget has prepared a Six-Year Capital Outlay Plan for the Commonwealth. The Plan lists proposed capital projects, and it recommends how the proposed projects should be financed. More specifically, the Plan distinguishes between immediate demands and longer-term needs, assesses the state's ability to meet its highest priority needs and outlines approaches for addressing priorities in terms of costs, benefits and financing mechanisms.

         The Constitution of Virginia prohibits the creation of debt by or on behalf of the Commonwealth that is backed by the Commonwealth's full faith and credit, except as provided in Section 9 of Article X. Section 9 of Article X contains several different provisions for the issuance of general obligation and other debt:

         Section 9(a)(2) provides that the General Assembly may contract general obligation debt to meet certain types of emergencies, subject to limitations on amount and duration; to meet casual deficits in the revenue or in anticipation of the collection of revenues of the Commonwealth; and to redeem a previous debt obligation of the Commonwealth. Total indebtedness issued pursuant to this Section may not exceed 30 percent of an amount equal to 1.15 times the annual tax revenues derived from taxes on income and retail sales, as certified by the Auditor of Public Accounts for the preceding fiscal year.

         Section 9(b) provides that the General Assembly may authorize the creation of general obligation debt for capital projects. Such debt is required to be authorized by an affirmative vote of a majority of each house of the General Assembly and approved in a statewide election. The outstanding amount of such debt is limited to an amount equal to 1.15 times the average annual tax revenues derived from taxes on income and retail sales, as certified by the Auditor of Public Accounts for the three preceding fiscal years less the total amount of bonds outstanding. The amount of 9(b) debt that may be authorized in any single fiscal year is limited to 25% of the limit on all 9(b) debt less the amount of 9(b) debt authorized in the current and prior three fiscal years.

         Section 9(c) provides that the General Assembly may authorize the creation of general obligation debt for revenue-producing capital projects (so-called "double-barrel" debt). Such debt is required to be authorized by an affirmative vote of two-thirds of each house of the General Assembly and approved by the Governor. The Governor must certify before the enactment of the authorizing legislation and again before the issuance of the debt that the net revenues pledged are expected to be sufficient to pay principal of and interest on the debt. The outstanding amount of 9(c) debt is limited to an amount equal to 1.15 times the average annual tax revenues derived from taxes on income and retail sales, as certified by the Auditor of Public Accounts for the three preceding fiscal years. While the debt limits under Sections 9(b) and 9(c) are each calculated as the same percentage of the same average tax revenues, these debt limits are separately computed and apply separately to each type of debt.

         Based on individual, fiduciary and corporate income taxes and the state sales and use tax, as certified as of July 1, 1994, the debt limits and remaining debt margins under Article X,

Section 9 are set forth below (in $ thousands).



Section 9(a)(2) General Obligation Debt Limit(5):
-------------------------------------------------
Debt Limit (30% of 1.15 times annual tax revenues for fiscal year 1994)                                     $1,954,008
         Less Bonds Outstanding:  (none)                                                                        -
                                                                                                       ---------------
                          Debt Margin                                                                       $1,954,008
                                                                                                       ===============

Section 9(b) General Obligation Debt Limit:
-------------------------------------------
Debt Limit (1.15 times average tax revenues for three fiscal years as calculated above)                     $6,136,996
         Less Bonds Outstanding:
                 Public Facilities Bonds                                                                       213,570
                 Transportation Facilities Refunding Bonds                                                      71,825
                                                                                                       ---------------
                          Debt Margin                                                                       $5,851,601

Additional Section 9(b) Debt Borrowing Restriction:
Four-year authorization restriction (25% of 9(b) Debt Limit)                                                $1,534,249
         Less 9(b) Debt authorized in past three years                                                         612,944
                                                                                                       ---------------
                          Total Additional Borrowing                                                          $921,305
                                                                                                       ===============
                          (maximum amount that could be authorized
                          by the General Assembly)

Section 9(c) General Obligation Debt Limit and Debt Margin
----------------------------------------------------------
Debt Limit (1.15 times average tax revenues for three fiscal years as calculated above)                     $6,136,996
         Less Bonds Outstanding:
                 Parking Facilities                                                                             10.645
                 Transportation Facilities                                                                      80,115
                 Higher Education Institutions                                                                 406,427
                                                                                                       ---------------
                          Debt Margin                                                                       $5,639,809
                                                                                                       ===============


         Article X further provides in Section 9(d) that the restrictions of
Section 9 are not applicable to any obligation incurred by the Commonwealth or any of its institutions, agencies or authorities if the full faith and credit of the Commonwealth is not pledged or committed to the payment of such obligation. There are currently outstanding various types of such 9(d) revenue bonds. Certain of these bonds, however, are paid in part or in whole from revenues received as appropriations by the General Assembly from general tax revenues, while others are paid solely from revenues of the applicable project.

         The debt repayments of the Virginia Public Building Authority, the Virginia Port Authority, the Virginia College Building Authority Equipment Leasing Program and The Innovative Technology Authority are supported in large part by General Fund appropriations. Together, payments to these authorities totaled $87.3 million in fiscal year 1994.

         The Commonwealth Transportation Board ("CTB") in 1993 issued its $111,680,000 Transportation Contract Revenue Refunding Bonds to refund in full an earlier series of the same bonds issued to finance costs related to its Route 28 Project. In 1989, CTB issued its $200,000,000 Transportation Revenue Bonds, Series 1989

(U.S. Route 58 Corridor Development Program).  These bonds were refunded in part in 1993 by the issuance of CTB's $91,455,000 Transportation Revenue Refunding Bonds, Series 1993A (U.S. Route 58 Corridor Development Program). Additional costs of that program were financed through the issuance of CTB's $98,715,000 Transportation Revenue Bonds, Series 1993 B (U.S. Route 58 Corridor Development Program). In August, 1993, CTB also issued its $134,060,000 Transportation Revenue Bonds, Series 1993C (Northern Virginia Transportation District Program). These bonds are secured by and payable from funds appropriated by the General Assembly from the Transportation Trust Fund for such purpose. The Transportation Trust Fund was established by the General Assembly in 1986 as a special non-reverting fund administered and allocated by the Transportation Board to provide increased funding for construction, capital and other needs of state highways, airports, mass transportation and ports.
The Virginia Port Authority has also issued bonds in the approximately amount of $106 million which are secured by a portion of the Transportation Trust Fund. The fund balance of the Transportation Trust Fund administered by the Transportation Board at June 30, 1994, was $278.9 million.

         The Commonwealth is also involved in numerous leases that are subject to appropriation of funding by the General Assembly. For all capital leases, the principal balance was $21.1 million as of June 30, 1993.

         The Commonwealth finances the acquisition of certain personal property and equipment through installment purchase agreements. The length of the agreements and the interest rates charged vary. In most cases, the agreements are collateralized by the personal property and equipment acquired.
Installment purchase agreements contain nonappropriation clauses indicating that continuation of the installment purchase is subject to funding by the General Assembly. The balance of installment purchase obligations was $48.3 million as of June 30, 1993.

         Bonds issued by the Virginia Housing Development Authority, the Virginia Resources Authority and the Virginia Public School Authority are designed to be self-supporting from their individual loan programs. A portion of the Virginia Housing Development Authority and Virginia Public School Authority bonds and all of the Virginia Resources Authority bonds are secured in part by a moral obligation pledge of the Commonwealth. Should the need arise, the Commonwealth may consider funding deficiencies in the respective debt service for such moral obligation debt. To date, none of these authorities has advised the Commonwealth that any such deficiencies exist.

         Local Government. Local government in the Commonwealth is comprised of 95 counties, 41 incorporated cities, and 190 incorporated towns. The Commonwealth is unique among the several states in that cities and counties are independent, and their land areas do not overlap. Cities and counties are the units of general government that have traditionally provided all services not provided by the Commonwealth; they levy and collect their own taxes. On the other hand, towns constitute a part of the counties in which they are located; they levy and collect taxes for town purposes, but their residents are also subject to county taxes. The largest expenditure by local governments in the Commonwealth are for education, but local governments also provide other services such as water and sewer, police and fire protection and recreational facilities.

         According to figures prepared by the Auditor of Public Accounts of Virginia, the total outstanding general obligation and revenue debt of counties in the Commonwealth was approximately $4.1 billion as of June 30, 1993, most of which was borrowed for school construction. The amount of debt of Virginia's cities outstanding as of June 30, 1993, was approximately $3.6 billion, while towns had approximately $233 million outstanding as of June 30, 1993.

         Pending Litigation. On March 28, 1989, in Davis v. Michigan the United States Supreme Court declared unconstitutional a Michigan statute exempting from state income tax the retirement benefits paid to former workers by the state and local governments but not comparable benefits paid by the Federal government. At that time, Virginia exempted state and local but not Federal government benefits.

         Harper v. Department of Transportation is a suit by Federal retirees seeking refund of four years of state income taxes paid during 1985-1988. On May 27, 1994, the Virginia Supreme Court agreed to hear Harper on appeal from the Alexandria Circuit Court. In a July 1994 special session, the Virginia General Assembly passed emergency legislation to provide payments to Federal retirees in settlement of the principal amount, excluding interest, of the retirees' claims for overpaid taxes. On July 26, 1994, in order to permit the settlement process to go forward, the Virginia Supreme Court granted a stay in the proceedings in Harper for six months or until further order of the Court, whichever occurs first.

         The settlement payments are to be made over a five-year period, commencing on March 31, 1995. The total amount of the proposed settlement is $340 million plus earnings on the investment of such amount that may be appropriated. These amounts will be paid to participating retirees in installments of $60 million on March 31, 1995, and $70 million on each succeeding March 31 through 1999, subject to appropriation by the General Assembly.

         Retirees who choose to accept and remain eligible to recover such taxes must have responded to the Department of Taxation by November 1, 1994.
By February 1, 1995 , retirees must have signed and returned to the Tax Commissioner a settlement agreement releasing the Commonwealth from any further liability for claims arising out of such taxes and dismissing any related litigation to which the taxpayer is a party. The legislation also provides that in the event the total principal amount of the claims of the taxpayers opting out of the settlement exceeds $20 million, the entire settlement shall be null and void unless reauthorized by the General Assembly on or before March 1, 1995. The estimated amount of such claims, including interest calculated as of December 31, 1993, is approximately $707.5 million.

         After the decision in Davis v. Michigan, the General Assembly amended applicable Virginia law to make all pensions taxable. On July 8, 1993, in Stepka v. Commonwealth several former state employees and one current state employee filed suit against the Commonwealth and the Department of Taxation in the Circuit Court of the City of Richmond claiming that legislature's response to Davis breached an implied contract not to tax state employees' pensions and seeking refunds for all such taxes paid. The Commonwealth and the Department have filed responsive pleadings. The case involves multiple plaintiffs with claims aggregating approximately $19.2 million as of June 1994. The outcome of the foregoing actions cannot be predicted.

         Current Rating. Most recently, Moody's has rated the long-term general obligation bonds of the Commonwealth Aaa, and Standard & Poor's has rated such bonds AAA. There can be no assurance that the economic conditions on which these ratings are based will continue or that particular bond issues may not be adversely affected by changes in economic or political conditions.


         SPECIAL CONSIDERATIONS REGARDING INVESTMENT IN NEW JERSEY MUNICIPAL OBLIGATIONS. The State of New Jersey and its political subdivisions, agencies and public authorities are authorized to issue two general classes of indebtedness: general obligation bonds and revenue bonds. Both classes of bonds may be included in the New Jersey Municipal Money Market Portfolio. The repayment of principal and interest on general obligation bonds is secured by the full faith and credit of the issuer, backed by the issuer's taxing authority, without recourse to any special project or source of revenue. Special obligation or revenue bonds may be repaid only from revenues received in connection with the project for which the bonds are issued, special excise taxes, or other special revenue sources and generally are issued by entities without taxing power. Neither the State of New Jersey nor any of its subdivisions is liable for the repayment of principal or interest on revenue bonds except to the extent stated in the preceding sentences.

         General obligation bonds of the State are repaid from revenues obtained through the State's general taxing authority. An inability to increase taxes may adversely affect the State's ability to authorize or repay debt.

         Public authorities, private non-profit corporations, agencies and similar entities of New Jersey ("Authorities") are established for a variety of beneficial purposes, including economic development, housing and mortgage financing, health care facilities and public transportation. The Authorities are not operating entities of the State of New Jersey, but are separate legal entities that are managed independently. The State oversees the Authorities by appointing the governing boards, designating management, and by significantly influencing operations. The Authorities are not subject to New Jersey constitutional restrictions on the incurrence of debt, applicable to the State of New Jersey itself, and may issue special obligation or private activity bonds in legislatively authorized amounts.

         An absence or reduction of revenue will affect a bond-issuing Authority's ability to repay debt on special obligation bonds and no assurance can be given that sufficient revenues will be obtained to make such payments, although in some instances repayment may be guaranteed or otherwise secured.

         Various Authorities have issued bonds for the construction of health care facilities, transportation facilities, office buildings and related facilities, housing facilities, pollution control facilities, water and sewage facilities and power and electric facilities. Each of these facilities may incur different difficulties in meeting its debt repayment obligations. Hospital facilities, for example, are subject to changes in Medicare and Medicaid reimbursement regulations, attempts by Federal and state legislatures to limit the costs of health care and management's ability to complete construction projects on a timely basis as well as to maintain projected rates of occupancy and utilization. At any given time, there are several proposals pending on a Federal and state level concerning health care which may further affect a hospital's debt service obligation.

         Housing facilities may be subject to increases in operating costs, management's ability to maintain occupancy levels, rent restrictions and availability of Federal or state subsidies, while power and electric facilities may be subject to increased costs resulting from environmental restrictions, fluctuations in fuel costs, delays in licensing procedures and the general regulatory framework in which these facilities operate. All of these entities are constructed and operated under rigid regulatory guidelines.

         Some entities which financed facilities with proceeds of private activity bonds issued by the New Jersey Economic Development Authority, a major issuer of special obligation bonds, have defaulted on their debt service obligations. Because these special obligation bonds were repayable only from revenue received from the specific projects which they funded, the New Jersey Economic Development Authority was unable to repay the debt service to bondholders for such facilities. Each issue of special obligation bonds, however, depends on its own revenue for repayment, and thus these defaults should not affect the ability of the New Jersey Economic Development Authority to repay obligations on other bonds that it issues in the future.

         The State has, in the past, experienced a period of substantial economic growth with unemployment levels below the national average. Recently, however, the state has experienced an economic slowdown, and its unemployment rate has risen to the extent the State has lost its relative advantage over the nation. To the extent that any adverse conditions exist in the future which affect the obligor's ability to repay debt, the value of the Portfolio may be immediately and substantially affected.

         The following are cases presently pending or threatened in which the State has a potential for either a significant loss of revenue or a significant unanticipated expenditure: (i) several labor unions have challenged 1992 legislation mandating a revaluation of several public employee pension funds which resulted in a refund of $773 million in public employer contributions to the State and annual savings to the State of approximately $226 million for fiscal 1993 and thereafter; (ii) in June 1990, the State Supreme Court held the State's public school funding mechanism unconstitutional; legislation which was enacted to establish a new funding system has also been challenged; (iii) several cases filed in the State courts challenged the basis on which recoveries of certain costs for residents in State psychiatric hospitals and other facilities are shared between the State Department of Human Services and the State's county governments, and certain counties are seeking the recovery from the Department of costs they have incurred for the maintenance of such residents; (iv) a lawsuit filed in the United States District Court in 1990 alleges that the State Department of Human Services has established unreasonably low Medicaid payment rates for long-term care facilities; (v) a number of taxpayers are seeking refunds of taxes paid to the Spill Compensation Fund, on the grounds, inter alia, that the State law is preempted by the Federal Superfund legislation; (vi) the 1990 Fair Automobile Insurance Reform Act has been challenged in several State court suits, including provisions in the Act dealing with the premium tax surtax which was intended to raise $300 million in 1993; (vii) a suit was filed in 1991 seeking to impose directly on the State the responsibility for funding the State's judicial system, which has been primarily funded by the counties; (viii) several union welfare benefit plans are challenging the State's hospital rate-setting system in a suit filed in United States District Court; the Court held in 1992 that certain provisions of the State system are preempted by Federal law; and (ix) the method by which various State agencies reduced their personnel has been challenged and the case is pending before the State Supreme Court.

         Although the Portfolio generally intends to invest its assets primarily in New Jersey Municipal Obligations rated within the two highest rating categories of an NRSRO, there can be no assurance that such ratings will remain in effect until such obligations mature or are redeemed or will not be revised downward or withdrawn. Such revisions or withdrawals may have an adverse affect on the market price of such securities.



ADDITIONAL INVESTMENT LIMITATIONS.

         In addition to the investment limitations disclosed in the Prospectuses, each Portfolio is subject to the investment limitations enumerated in this subsection which may be changed with respect to a particular Portfolio only by a vote of the holders of a majority of such Portfolio's outstanding shares (as defined below under "Miscellaneous").

         No Portfolio may:

                 1. Purchase or sell real estate, except that each Portfolio may purchase securities of issuers which deal in real estate and may purchase securities which are secured by interests in real estate.

                 2. Acquire any other investment company or investment company security except in connection with a merger, consolidation, reorganization or acquisition of assets or where otherwise permitted by the 1940 Act.

                 3. Act as an underwriter of securities within the meaning of the Securities Act of 1933 except to the extent that the purchase of obligations directly from the issuer thereof, or the disposition of securities, in accordance with the Portfolio's investment objective, policies and limitations may be deemed to be underwriting.

                 4. Write or sell put options, call options, straddles, spreads, or any combination thereof, except for transactions in options on securities, securities indices, futures contracts and options on futures contracts.

                 5. Purchase securities of companies for the purpose of exercising control.

                 6. Purchase securities on margin, make short sales of securities or maintain a short position, except that (a) this investment limitation shall not apply to a Portfolio's transactions in futures contracts and related options or a Portfolio's sale of securities short against the box, and (b) a Portfolio may obtain short-term credit as may be necessary for the clearance or purchases and sales of portfolio securities.

                 7. Purchase or sell commodity contracts, or invest in oil, gas or mineral exploration or development programs, except that each Portfolio may, to the extent appropriate to its investment policies, purchase securities (publicly traded securities in the case of each Money Market Portfolio) of companies engaging in whole or in part in such activities and may enter into futures contracts and related options.

                 8. Make loans, except that each Portfolio may purchase and hold debt instruments and enter into repurchase agreements in accordance with its investment objective and policies and may lend portfolio securities.

         Although the foregoing investment limitations would permit the Money Market Portfolios to invest in options, futures contracts and options on futures contracts, and to sell securities short against the box, those Portfolios do not currently intend to trade in such instruments or engage in such transactions during the next twelve months. Prior to making any such investments, a Money Market Portfolio would notify its shareholders and add appropriate descriptions concerning the instruments and transactions to its Prospectus.

                             TRUSTEES AND OFFICERS

         The trustees and executive officers of the Fund, and their business addresses and principal occupations during the past five years, are:


                                                                         PRINCIPAL OCCUPATION
NAME AND ADDRESS                       AGE      POSITION WITH FUND       DURING PAST FIVE YEARS
----------------                       ---      ------------------       ----------------------
Philip E. Coldwell                     72               Trustee          Economic Consultant;
Coldwell Financial Consultants                                           Chairman, Coldwell
3330 Southwestern Blvd.                                                  Financial Consultants;
Dallas, TX  75225                                                        Director, Maxus Energy
                                                                         Corporation (energy
                                                                         products) from 1989 to 1993;
                                                                         Director or Trustee of
                                                                         Temporary Investment Fund, Inc.,
                                                                         Trust for Federal Securities,
                                                                         Municipal Fund for Temporary
                                                                         Investment and Portfolios for
                                                                         Diversified Investment.

Robert R. Fortune                      78               Trustee          Financial consultant;
2920 Ritter Lane                                                         Chairman, President and
Allentown, PA  18104                                                     Chief Executive Officer,
                                                                         Associated Electric & Gas
                                                                         Insurance Services Limited
                                                                         from 1984 to 1993; Member of
                                                                         the Financial Executives
                                                                         Institute and American
                                                                         Institute of Certified
                                                                         Public Accountants;  Director,
                                                                         Trustee or Managing General
                                                                         Partner of a number of
                                                                         investment companies advised
                                                                         by PIMC; Director, Prudential
                                                                         Utility Fund, Inc., Prudential
                                                                         Structured Maturity Fund, Inc.
                                                                         and Prudential IncomeVertible
                                                                         Fund, Inc.


Rodney D. Johnson                      53               Trustee          President, Fairmount

NAME AND ADDRESS                       AGE      POSITION WITH FUND       DURING PAST FIVE YEARS
----------------                       ---      ------------------       ----------------------
Fairmont Capital Advisers,                                               Capital Advisors, Inc.
  Inc.                                                                   (financial advisers)
1435 Walnut St.                                                          since 1987; Treasurer,
Philadelphia, PA  19102                                                  North Philadelphia Health
                                                                         System (formerly Girard
                                                                         Medical Center) from 1988
                                                                         to 1992; Member, Board of
                                                                         Education, School District
                                                                         of Philadelphia, 1983 to
                                                                         1988; Treasurer, Cascade
                                                                         Aphasia Center, 1984 to
                                                                         1988; Director or Trustee of
                                                                         Temporary Investment Fund,
                                                                         Inc., Trust for Federal
                                                                         Securities, Municipal Fund
                                                                         for Temporary Investment,
                                                                         Portfolios for Diversified
                                                                         Investment, Municipal Fund
                                                                         for California Investors,
                                                                         Inc. and Municipal Fund for
                                                                         New York Investors, Inc.

G. Willing Pepper(1)                   86            Chairman of         Retired; Chairman of the
128 Springton                                         the Board          Board, Specialty
 Lake Road                                           and President       Composites Corporation
Media, PA 19063                                                          until May 1984;
                                                                         Chairman of the Board, The
                                                                         Institute for Cancer
                                                                         Research until 1979;
                                                                         Director, Philadelphia
                                                                         National Bank until 1978;
                                                                         President, Scott Paper
                                                                         Company from 1971 to
                                                                         1973; Director, Marmon
                                                                         Group, Inc. until April
                                                                         1986; Director, Trustee
                                                                         or Managing General
                                                                         Partner of a number
                                                                         of investment companies
                                                                         advised by PIMC.






--------------------

(1) This trustee may be deemed an "interested person" of the Fund as defined in the 1940 Act.

NAME AND ADDRESS                       AGE      POSITION WITH FUND       DURING PAST FIVE YEARS
----------------                       ---      ------------------       ----------------------
Anthony M. Santomero                   48            Trustee             Deputy Dean from
310 Keithwood Road                                                       1990 to 1994, Richard
Wynnewood, PA  19096                                                     K. Mellon Professor
                                                                         of Finance since April 1984,
                                                                         and Dean's Advisory
                                                                         Council Member since
                                                                         July 1984, The Wharton
                                                                         School, University of
                                                                         Pennsylvania; Associate
                                                                         Editor, Journal of Banking
                                                                         and Finance since June 1978;
                                                                         Associate Editor, Journal of
                                                                         Economics and Business since
                                                                         October 1979; Associate Editor,
                                                                         Journal of Money, Credit and
                                                                         Banking since January 1980;
                                                                         Research Associate, New York
                                                                         University Center for Japan-U.S.
                                                                         Business and Economic Studies
                                                                         since July 1989; Editorial
                                                                         Advisory Board, Open Economics
                                                                         Review since November 1990;
                                                                         Director, The Zweig Fund and
                                                                         The Zweig Total Return Fund;
                                                                         Director or Trustee of Temporary
                                                                         Investment Fund, Inc., Trust
                                                                         for Federal Securities, Municipal
                                                                         Fund for Temporary Investment,
                                                                         Portfolios for Diversified
                                                                         Investment and Municipal Fund
                                                                         for California Investors, Inc.

David R. Wilmerding, Jr.               60            Vice-Chairman       President, Gates,
One Aldwyn Center                                    of the Board        Wilmerding, Carper &
Villanova, PA  19085                                                     Rawlings, Inc.
                                                                         (investment advisers)
                                                                         since February 1989;
                                                                         Director, Beaver Management
                                                                         Corporation; Until September
                                                                         1988, President, Treasurer
                                                                         and Trustee, The Mutual

NAME AND ADDRESS                       AGE      POSITION WITH FUND       DURING PAST FIVE YEARS
----------------                       ---      ------------------       ----------------------
                                                                         Assurance Company; Until
                                                                         September 1988, Chairman,
                                                                         President Treasurer and
                                                                         Director, The Green Tree
                                                                         Insurance Company (a
                                                                         wholly-owned subsidiary
                                                                         of The Mutual Assurance
                                                                         Company); Until September
                                                                         1988, Director, Keystone
                                                                         State Life Insurance Company;
                                                                         Director, Trustee or Managing
                                                                         General Partner of a number
                                                                         of investment companies advised
                                                                         by PIMC.

Edward J. Roach                        70            Treasurer           Certified Public
400 Bellevue Parkway                                 and Vice-           Accountant; Partner of
Suite 100                                            President           the accounting firm of
Wilmington, DE  19809                                                    Main Hurdman until 1981; Vice
                                                                         Chairman of the Board, Fox
                                                                         Chase Cancer Center; Trustee
                                                                         Emeritus, Pennsylvania School
                                                                         for the Deaf; Trustee Emeritus,
                                                                         Immaculata College; President,
                                                                         Vice President and/or Treasurer
                                                                         of a number of investment
                                                                         companies advised by PIMC.

Morgan R. Jones                        55            Secretary           Partner in the law
Philadelphia National                                                    firm of Drinker Biddle &
  Bank Building                                                          Reath, Philadelphia,
1345 Chestnut Street                                                     Pennsylvania.
Philadelphia, PA 19107-3496



         The Fund pays trustees who are not affiliated with PNC Institutional Management Corporation ("PIMC") or Provident Distributors, Inc. ("PDI" or "Distributor") $5,500 annually and $500 per meeting of the Board or any committee thereof that is not held in conjunction with a Board meeting (subject to a cap of $6,000 per year for such meeting fees), and pays the Chairman an additional $5,000 annually. Trustees who are not affiliated with PIMC or the Distributor are reimbursed for any expenses incurred in attending meetings of the Board of Trustees or any committee thereof. No officer, director or employee of PIMC, Provident Capital Management, Inc. ("PCM"), PNC Bank, National Association

("PNC Bank"), Black Rock Financial Management, Inc. ("Black Rock"), PNC Equity Advisors Company ("PEAC"), PFPC Inc. ("PFPC"), Provident Distributors, Inc. (formerly, MFD Group, Inc.) ("PDI" and, collectively with PFPC, the "Administrators") or the Distributor currently receives any compensation from the Fund. Drinker Biddle & Reath, of which Mr. Jones is a partner, receives legal fees as counsel to the Fund. As of the date of this Statement of Additional Information, the trustees and officers of the Fund, as a group, owned less than 1% of the outstanding shares of each Portfolio.


         The table below sets forth the compensation actually received from the Fund Complex, of which the Fund is a part, by the trustees for the fiscal year ended September 30, 1994:


===========================================================================================================================
                                                        PENSION OR                                     TOTAL COMPENSATION
                                  AGGREGATE             RETIREMENT BENEFITS     ESTIMATED ANNUAL       FROM REGISTRANT AND
 NAME OF PERSON,                  COMPENSATION FROM     ACCRUED AS PART OF      BENEFITS UPON          FUND COMPLEX (1)
 POSITION                         REGISTRANT            FUND EXPENSES           RETIREMENT             PAID TO TRUSTEES
 ---------------                  -----------------     -------------------     ----------------       --------------------
---------------------------------------------------------------------------------------------------------------------------
 Philip E. Coldwell, Trustee            $7,625                   n/a                    n/a            (4)(2)   $44,025.00
---------------------------------------------------------------------------------------------------------------------------
 Robert R. Fortune, Trustee             $7,625                   n/a                    n/a            (6)(2)   $56,725.00
---------------------------------------------------------------------------------------------------------------------------
 Rodney D. Johnson, Trustee             $7,625                   n/a                    n/a            (6)(2)   $54,775.00
---------------------------------------------------------------------------------------------------------------------------
 G. Willing Pepper, Chairman            $11,625                  n/a                    n/a            (7)(2)   $98,275.00
 of the Board and President
---------------------------------------------------------------------------------------------------------------------------
 Anthony M. Santomero, Trustee          $7,625                   n/a                    n/a            (5)(2)   $44,025.00
---------------------------------------------------------------------------------------------------------------------------
 Henry M. Watts, Jr.,(1) Trustee        $2,675                   n/a                    n/a            (8)(2)   $61,875.00
---------------------------------------------------------------------------------------------------------------------------
 David R. Wilmerding, Jr.,              $7,625                   n/a                    n/a            (6)(2)   $61,025.00
 Trustee
===========================================================================================================================



-------------------------------
(1) A Fund Complex means two or more investment companies that hold themselves out to investors as related companies for purposes of investment and investor services, or have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other investment companies.

(2) Total number of investment companies trustee serves on within the Fund Complex.

(3)        Mr. Watts resigned as trustee on May 5, 1994.

         SHAREHOLDER AND TRUSTEE LIABILITY. Under Massachusetts law, shareholders of a business trust may, under certain circumstances, be held personally liable as partners for the obligations of the trust. However, the Fund's Declaration of Trust provides that shareholders shall not be subject to any personal liability in connection with the assets of the Fund for the acts or obligations of the Fund, and that every note, bond, contract, order or other undertaking made by the Fund shall contain a provision to the effect that the shareholders are not personally liable thereunder. The Declaration of Trust provides for indemnification out of the trust property of any shareholder held personally liable solely by reason of his being or having been a shareholder and not because of his acts or omissions or some other reason. The Declaration of Trust also provides that the Fund shall, upon request, assume the defense of any claim made against any shareholder for any act or obligation of the Fund, and shall satisfy any judgment thereon.

         The Declaration of Trust further provides that all persons having any claim against the trustees or Fund shall look solely to the trust property for payment; that no trustee of the Fund shall be personally liable for or on account of any contract, debt, tort, claim, damage, judgment or decree arising out of or connected with the administration or preservation of the trust property or the conduct of any business of the Fund; and that no trustee shall be personally liable to any person for any action or failure to act except by reason of his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties as a trustee. With the exception stated, the Declaration of Trust provides that a trustee is entitled to be indemnified against all liabilities and expenses reasonably incurred by him in connection with the defense or disposition of any proceeding in which he may be involved or with which he may be threatened by reason of his being or having been a trustee, and that the Fund will indemnify officers, representatives and employees of the Fund to the same extent that trustees are entitled to indemnification.


                      INVESTMENT ADVISORY, ADMINISTRATION,
                    DISTRIBUTION AND SERVICING ARRANGEMENTS


         ADVISORY AND SUB-ADVISORY AGREEMENTS. The advisory and sub-advisory services provided by PIMC, BlackRock, PCM, PEAC and PNC Bank and the fees received by each of them for such services are described in the Prospectuses. As stated in the Prospectuses, PIMC may from time to time voluntarily waive its advisory fees with respect to a Portfolio and may voluntarily reimburse Portfolios for expenses. In addition, if the total expenses borne by any Portfolio in any fiscal year exceed the expense limitations imposed by applicable state securities regulations,

PIMC and the Administrators will bear the amount of such excess to the extent required by such regulations in proportion to the fees otherwise payable to them for such year. Such amount, if any, will be estimated and accrued daily and paid on a monthly basis. As of the date of this Statement of Additional Information, to the knowledge of the Fund, there were no state expense limitations more restrictive than the following: 2 1/2% of the first $30 million of average annual net assets, 2% of the next $70 million of average annual net assets, and 1 1/2% of average annual net assets in excess of $100 million.


         PIMC renders advisory services to each of the Portfolios pursuant to an Investment Advisory Agreement. PCM renders sub-advisory services to the Value Equity, Small Cap Value Equity, International Equity, International Fixed
Income and International Emerging Markets Portfolios pursuant to Sub-Advisory Agreements. PNC Bank renders sub-advisory services to the Money Market, Government Money Market, Municipal Money Market, Ohio Municipal Money Market, Pennsylvania Municipal Money Market, North Carolina Municipal Money Market, Virginia Municipal Money Market, New Jersey Municipal Money Market, Balanced
and Tax-Free Income Portfolios pursuant to Sub-Advisory Agreements. BlackRock renders sub-advisory services to the Managed Income, Intermediate Government, Ohio Tax-Free Income, Pennsylvania Tax-Free Income, Short-Term Bond, Intermediate-Term Bond and Government Income Portfolios pursuant to
Sub-Advisory Agreements. PEAC renders sub-advisory services to the Growth Equity, Small Cap Growth Equity, Core Equity and Index Equity Portfolios pursuant to Sub-Advisory Agreements. These Advisory and Sub-Advisory
Agreements are collectively referred to as the "Advisory Contracts." From December 1, 1992 (commencement of operations) to March 29, 1995, PNC Bank,
Ohio, National Association ("PNC Bank Ohio") served as sub-adviser to the Ohio Tax-Free Income Portfolio. From November 1, 1989 (commencement of operations) to May 8, 1992, PNC Bank Ohio served as sub-adviser to the Municipal Money Market Portfolio. From November 1, 1989 (commencement of operations) to September 10, 1993, PNC Bank Ohio served as sub-adviser to the Managed Income and Growth Equity Portfolios. From April 20, 1992 (commencement of operations) to July  22, 1992, Advanced Investment Management, Inc. served as
sub-adviser to the  Index Equity Portfolio.   From April 20, 1992 to September
10, 1993, PCM served as sub-adviser to the Intermediate Government Portfolio. From July 23, 1992 to March 29, 1995, PNC Bank served as sub-adviser to the Index Equity Portfolio. From September 11, 1993 to March 29, 1995, PNC Bank served as sub-adviser to the Managed Income, Intermediate Government and Growth Equity Portfolios. From December 1, 1992 (commencement of operations) to March 29, 1995, PNC Bank served as sub-adviser to the Ohio Tax-Free Income and Pennsylvania Tax-Free Income Portfolios. From September 1, 1993 (commencement of operations) to March 29, 1995, PNC Bank served as sub-adviser to the Short-Term Bond Portfolio. From September 13, 1993 (commencement of operations) to March 29, 1995, PNC Bank served as sub-adviser to the Core
Equity Portfolio.  From September 14, 1993 (commencement of operations) to
March 29, 1995, PNC Bank served as sub-adviser to the Small Cap Growth Equity Portfolio. From September 17, 1993 (commencement of operations) to March 29, 1995, PNC Bank served as sub-adviser to the Intermediate-Term Bond Portfolio.



         Under the Advisory Contracts, PIMC, PCM, PEAC, PNC Bank and BlackRock are not liable for any error of judgment or mistake of law or for any loss suffered by the Fund or a Portfolio in connection with the performance of the Advisory Contracts, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of PIMC, PCM, PEAC, PNC Bank or BlackRock in the performance of their respective duties or from reckless disregard of their respective duties and obligations thereunder. Each of the Advisory Contracts is terminable as to a Portfolio by vote of the Board of Trustees or by the holders of a majority of the outstanding voting securities of the relevant Portfolio, at any time without penalty, on 60 days' written notice to PIMC, PCM, PEAC, PNC Bank or BlackRock, as the case may be. PIMC, PCM, PEAC, PNC Bank or BlackRock may also terminate their advisory relationship with respect to a Portfolio, on 60 days' written notice to the Fund. Each of the Advisory Contracts terminates automatically in the event of its assignment.

         For the year ended September 30, 1994, the Fund paid advisory fees to PIMC, after waivers, of $951,230, $171,405, $281,771, $6,724, $42,612, $0,
$1,398,343, $0, $368,546, $0, $49,646, $36,893, $131,294, $2,306,672, $467,637,
$55,825, $303,169, $28,392, $890,883, $1,408,053 and $470,579 with respect to the Money Market, Municipal Money Market, Government Money Market, Ohio Municipal Money Market, Pennsylvania Municipal Money Market, North Carolina Municipal Money Market, Managed Income, Tax-Free Income, Intermediate Government, Ohio Tax-Free Income, Pennsylvania Tax-Free Income, Short-Term Bond, Intermediate-Term Bond, Value Equity, Growth Equity, Small Cap Growth Equity, Core Equity, Index Equity, Small Cap Value Equity, International Equity and Balanced Portfolios. For that year, PIMC waived advisory fees of $3,359,847, $599,920, $986,201, $217,938, $336,382, $249,914, $599,290,
$47,655, $552,819, $35,709, $227,003, $137,696, $206,071, $865,002, $175,364,
$160,320, $113,689, $376,934, $197,974, $477,733 and $202,166 for such respective Portfolios, and reimbursed the Ohio Municipal Money Market, Pennsylvania Municipal Money Market, North Carolina Municipal Money Market, Tax-Free Income, Ohio Tax-Free Income and Pennsylvania Tax-Free Income Portfolios for certain operational expenses totalling $20,660, $19,022, $26,804, $35,898, $35,496, and $9,645, respectively. For the period from commencement of operations (July 25, 1994 for the Virginia Municipal Money Market Portfolio and June 17, 1994 for the International Emerging Market Portfolio) through September 30, 1994, the Fund paid advisory fees to PIMC, after waivers, of $0 and $7,672 with respect to the Virginia Municipal Money Market and International Emerging Markets Portfolios, respectively. For the same periods, PIMC waived advisory fees of $8,925 and $16,051 for such respective Portfolios, and reimbursed the Virginia Municipal Money Market Portfolio for certain operational expenses totalling $4,816.

         For the year ended September 30, 1993, the Fund paid advisory fees to PIMC, after waivers, of $2,899,093, $509,475, $601,820, $1,522,695, $0,
$594,202, $1,996,726, $400,652, $212,413, $564,065, $598,040 and $124,556 for
the Money Market, Municipal Money Market, Government Money Market, Managed Income, Tax-Free Income, Intermediate Government, Value Equity, Growth Equity, Index Equity, Small Cap Value Equity, International Equity and Balanced Portfolios, respectively. For that year, PIMC waived advisory fees of $815,911, $131,249, $195,459, $87,513, $43,457, $77,301, $108,242, $31,912,
$161,606, $34,794, $47,134 and $45,203 for such respective Portfolios, and reimbursed the Tax-Free Income Portfolio for certain operational expenses totalling $7,314. For the period from commencement of operations (December 1, 1992 for each of the Ohio Tax-Free Income and Pennsylvania Tax-Free Income Portfolios; May 3, 1993 for the North Carolina Municipal Money Market Portfolio; June 1, 1993 for each of the Ohio Municipal Money Market and Pennsylvania Municipal Money Market Portfolios; September 1, 1993 for the Short-Term Bond Portfolio; September 13, 1993 for the Core Equity Portfolio; September 14, 1993 for the Small Cap Growth Equity Portfolio; and September 17, 1993 for the Intermediate-Term Bond Portfolio) to September 30, 1993, the Fund paid advisory fees to PIMC, after waivers, of $0, $0, $0, $0, $0, $0, $5,432, $0 and $14,325 for the Ohio Municipal Money Market, Pennsylvania Municipal Money Market, North Carolina Municipal Money Market, Ohio Tax-Free Income, Pennsylvania Tax-Free Income, Short-Term Bond, Intermediate-Term Bond, Small Cap Growth Equity and Core Equity Portfolios, respectively. For the same periods, PIMC waived advisory fees of $28,953, $18,117, $47,085, $8,781, $87,528, $2,078, $5,432, $2,773 and $5,372 for such respective Portfolios, and reimbursed the Ohio Municipal Money Market, Pennsylvania Municipal Money Market, North Carolina Municipal Money Market, Ohio Tax-Free Income, Pennsylvania Tax-Free Income and Short-Term Bond Portfolios for certain operational expenses totalling $8,630, $11,411, $11,729, $20,906, $19,064 and $1,349, respectively.

         For the year ended September 30, 1992, the Fund paid advisory fees to PIMC, after waivers, of $2,526,929, $495,175, $706,211, $303,330, $8,166,
$815,088 and $0 for the Money Market, Municipal Money Market, Government Money Market, Growth Equity, Balanced, Managed Income and Tax-Free Income Portfolios, respectively. For that year, PIMC waived advisory fees of $315,866, $61,909, $88,276, $6,541, $26,089 and $22,281 for the Money Market, Municipal Money Market, Government Money Market, Growth Equity, Balanced and Tax-Free Income Portfolios, respectively, and reimbursed the Tax-Free Income Portfolio for certain operational expenses totalling $19,415. For the period from commencement of operations (April 13, 1992 for the Small Cap Value Equity Portfolio, April 20, 1992 for the Value Equity, Index Equity and Intermediate Government Portfolios and April 27, 1992 for the International Equity Portfolio) to September 30, 1992, the Fund paid advisory fees to PIMC, after waivers, of $786,513, $88,130, $177,897, $187,950 and $208,451, for the Value
Equity, Index Equity, Small Cap Value Equity, International Equity and Intermediate Government Portfolios, respectively. For the same periods, PIMC waived advisory fees of $67,979, $4,597, $3,247 and $178 for the Index Equity, Small Cap Value Equity, International Equity and Intermediate Government Portfolios, respectively.

         For the year ended September 30, 1994, PIMC paid sub-advisory fees to the specified Portfolios' sub-adviser, after waivers, of $0, $0, $0, $0, $0, $0, $1,198,580, $0, $276,410, $0, $33,198, $36,893, $97,470, $2,018,338,
$409,182, $55,825,

$265,273, $28,392, $791,896, $1,257,191, and $409,420 with respect to the Money
Market, Municipal Money Market, Government Money Market, Ohio Municipal Money Market, Pennsylvania Municipal Money Market, North Carolina Municipal Money Market, Managed Income, Tax-Free Income, Intermediate Government, Ohio Tax-Free Income, Pennsylvania Tax-Free Income, Short-Term Bond, Intermediate-Term Bond, Value Equity, Growth Equity, Small Cap Growth Equity, Core Equity, Index Equity, Small Cap Value Equity, International Equity and Balanced Portfolios. For that year, such sub-advisers waived sub-advisory fees of $479,008, $85,703, $140,886, $24,962, $42,110, $27,768, $199,763, $33,359, $368,546, $24,996,
$160,456, $85,319, $138,685, $288,334, $58,455, $101,371, $37,896, $275,602,
$0, $251,438, and $79,849 for such respective Portfolios. For the period from commencement of operations (July 25, 1994 for the Virginia Municipal Money Market Portfolio and June 17, 1994 for the International Emerging Markets Portfolio) through September 30, 1994, PIMC paid sub-advisory fees to the specified Portfolios' sub-adviser, after waivers, of $0 and $6,723 with respect to the Virginia Municipal Money Market and International Emerging Markets Portfolios, respectively. For the same periods, such sub- advisers waived sub-advisory fees of $992 and $14,153 for such respective Portfolios.

         For the year ended September 30, 1993, PIMC paid sub-advisory fees to the specified Portfolios' sub-adviser, after waivers, of $0, $0, $0, $1,065,887, $0, $415,941, $1,452,164, $291,383, $159,310, $410,229, $478,432
and $90,586 for the Money Market, Municipal Money Market, Government Money Market, Managed Income, Tax-Free Income, Intermediate Government, Value Equity, Growth Equity, Index Equity, Small Cap Value Equity, International Equity and Balanced Portfolios, respectively. For that year, such sub- advisers waived sub-advisory fees of $412,778, $71,192, $88,587, $61,259, $30,420, $54,111,
$78,721, $25,967, $121,205, $25,305, $37,707 and $32,875 for such respective
Portfolios. For the period from commencement of operations to September 30, 1993, the Fund paid sub-advisory fees to the specified Portfolios' sub-adviser, after waivers, of $0, $0, $0, $0, $0, $0, $3,802, $0 and $10,418 for the Ohio
Municipal Money Market, Pennsylvania Municipal Money Market, North Carolina Municipal Money Market, Ohio Tax-Free Income, Pennsylvania Tax-Free Income, Short-Term Bond, Intermediate-Term Bond, Small Cap Growth Equity and Core Equity Portfolios, respectively. For the same periods, such sub-advisers waived sub-advisory fees of $3,217, $2,013, $5,232, $6,147, $61,270, $1,456,
$3,802, $2,017 and $3,906 for such respective Portfolios. For the period from October 1, 1992 to September 10, 1993, PIMC paid sub- advisory fees of $1,017,364 and $274,275 to PNC Bank Ohio for the Managed Income and Growth Equity Portfolios, respectively. For the period from October 1, 1992 to September 10, 1993, PIMC paid sub-advisory fees of $397,885 to PCM with respect to the Intermediate Government Portfolio.

         For the year ended September 30, 1992, PIMC paid sub-advisory fees to the specified Portfolios' sub-adviser, after waivers, of $0, $0, $220,604, $5,939, $0 and $570,562, for the Money Market, Government Money Market, Growth Equity, Balanced, Tax-Free Income and Managed Income Portfolios, respectively. For that year, such sub-advisers waived sub-advisory fees of $315,866, $88,276, $4,757, $18,974 and $15,597 for the Money Market, Government Money Market, Growth Equity, Balanced and Tax-Free Income Portfolios, respectively. For the period from commencement of operations to September 30, 1992, PIMC paid sub-advisory fees to the specified Portfolios' sub-adviser, after waivers, of $572,004, $129,380, $150,360 and $145,916 for the Value Equity, Small Cap Value
Equity, International Equity and Intermediate Government Portfolios, respectively. For the same periods, the specified Portfolios' sub-adviser waived sub-advisory fees of $3,343, $2,598 and $125, for the Small Cap Value Equity, International Equity and Intermediate Government Portfolios, respectively. For the period from October 1, 1991 to May 8, 1992 for the Tax-Free Money Market Portfolio and the period April 20, 1992 to July 22, 1992 for the Index Equity Portfolio, PIMC paid sub-advisory fees to the particular Portfolio's sub-adviser, after waivers, of $192,992 and $35,282, respectively, and such sub-advisers waived sub-advisory fees of $0 and $30,027, respectively. Such sub-advisory fees have no effect on the advisory fees payable by each Portfolio to PIMC.


         ADMINISTRATION AGREEMENTS. The Administrators serve as the Fund's co-administrators pursuant to an Administration Agreement (the "Administration Agreement"). The Administrators have agreed to maintain office facilities for the Fund, furnish the Fund with statistical and research data, clerical, accounting, and bookkeeping services, and certain other services required by the Fund.

         The Administration Agreement provides that the Administrators will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or a Portfolio in connection with the performance of the Administration Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of their respective duties or from reckless disregard of their respective duties and obligations thereunder.

         For the year ended September 30, 1994, the Fund paid the Administrators combined administration fees, after waivers, of $803,349, $42,931, $132,901, $2,241, $11,758, $0, $521,204, $0, $186,742, $0, $19,858,
$14,758, $52,518, $1,075,209, $128,262, $20,166, $52,164, $27,115, $354,486,
$502,876 and $125,112 with
respect to the Money Market, Municipal Money Market, Government Money Market, Ohio Municipal Money Market, Pennsylvania Municipal Money Market, North Carolina Municipal Money Market, Managed Income, Tax-Free Income, Intermediate Government, Ohio Tax-Free Income, Pennsylvania Tax-Free Income, Short-Term Bond, Intermediate-Term Bond, Value Equity, Growth Equity, Small Cap Growth Equity, Core Equity, Index Equity, Small Cap Value Equity, International Equity and Balanced Portfolios. For that year, the Administrators waived combined administration fees of $541,066, $214,178, $289,756, $72,646, $114,573,
$83,304, $277,849, $19,062, $181,804, $14,284, $90,020, $55,078, $82,428,
$61,908, $105,557, $58,432, $99,421, $378,211, $41,462, and $119,522 with respect to the Money Market, Municipal Money Market, Government Money Market, Ohio Municipal Money Market, Pennsylvania Municipal Money Market, North Carolina Municipal Money Market, Managed Income, Tax-Free Income, Intermediate Government, Ohio Tax-Free Income, Pennsylvania Tax- Free Income, Short-Term Bond, Intermediate-Term Bond, Value Equity, Growth Equity, Small Cap Growth Equity, Core Equity, Index Equity, Small Cap Value Equity and Balanced Portfolios, respectively, and reimbursed the Ohio Municipal Money Market, Pennsylvania Municipal Money Market, North Carolina Municipal Money Market, Tax-Free Income, Ohio Tax-Free Income, and Pennsylvania Tax-Free Income Portfolios for certain operational expenses totalling $6,887, $6,340, $8,934, $14,359, $14,199 and $3,858, respectively. For the period from commencement of operations (July 25, 1994 for the Virginia Municipal Money Market Portfolio and June 17, 1994 for the International Emerging Markets Portfolio) through September 30, 1994, the Fund paid Administrators combined administration fees, after waivers, of $0 and $1,259 with respect to the Virginia Municipal Money Market and International Emerging Market Portfolios, respectively. For the same periods, the Administrators waived combined administration fees of $2,975 and $2,537 for such respective Portfolios, and reimbursed the Virginia Municipal Money Market Portfolio for certain operational expenses totalling $1,605.

         For the period from February 1, 1993 to September 30, 1993, the Fund paid the Administrators combined administration fees, after waivers, of $674,120, $117,768, $157,519, $397,750, $0, $167,611, $0, $0, $528,584,
$101,208, $195,736, $156,048, $123,924 and $44,667 for the Money Market,
Municipal Money Market, Government Money Market, Managed Income, Tax-Free Income, Intermediate Government, Pennsylvania Tax-Free Income, Ohio Tax-Free Income, Value Equity, Growth Equity, Index Equity, Small Cap Value Equity, International Equity and Balanced Portfolios, respectively. For that period, the Administrators waived combined administration fees of $101,509, $21,036, $30,288, $87,513, $11,914, $24,673, $85,754, $8,757, $9,382, $12,879, $59,581,
$5,441, $6,477 and $8,046 for such respective Portfolios, and reimbursed the Pennsylvania Tax-Free Income and

Ohio Tax-Free Income Portfolios for certain operational expenses totalling $5,766 and $6,515, respectively. For the period from commencement of operations to September 30, 1993, the Fund paid the Administrators combined administration fees, after waivers, of $0, $0, $0, $0, $1,262, $173 and $4,722 for the Ohio Municipal Money Market, Pennsylvania Municipal Money Market, North Carolina Municipal Money Market, Short-Term Bond, Intermediate-Term Bond, Small Cap Growth Equity and Core Equity Portfolios, respectively. For the same period, the Administrators waived combined administration fees of $9,651, $6,039, $15,695, $831, $3,084, $835 and $2,441 for such respective Portfolios.

         For the period from October 1, 1992 to January 31, 1993, the Fund paid PFPC and the former co-administrator combined administration fees, before waivers, of $397,594, $74,771, $77,953, $212,227, $0, $76,317, $227,477,
$43,210, $118,702, $56,278, $41,645 and $4,938 Money Market, Municipal Money
Market, Government Money Market, Managed Income, Tax-Free Income, Intermediate Government, Value Equity, Growth Equity, Index Equity, Small Cap Value Equity, International Equity and Balanced Portfolios, respectively. For that period, PFPC and the former co-administrator waived combined administration fees of $0, $0, $0, $0, $5,469, $0, $0, $0, $0, $0, $0 and $4,080 for such respective
Portfolios, and reimbursed the Tax-Free Income Portfolio for certain operational expenses totalling $0. For the period from commencement of operations to January 31, 1993, the Fund paid PFPC and the former co-administrator combined administration fees, before waivers, of $0 and $0 for the Ohio Tax-Free Income and Pennsylvania Tax-Free Income Portfolios, respectively. For the same period, PFPC and the former co-administrator waived combined administration fees of $124 and $1,774 for such respective Portfolios, and reimbursed such Portfolios for certain operational expenses totalling $1,848 and $1,859, respectively.

         For the year ended September 30, 1992, the Fund paid PFPC and the former co-administrator combined administration fees, after waivers, of $923,307, $185,695, $264,829, $112,680, $3,511, $326,035 and $0 for the Money
Market, Municipal Money Market, Government Money Market, Growth Equity, Balanced, Managed Income and Tax-Free Income Portfolios, respectively. For that year, PFPC and the former co-administrator waived combined administration fees of $8,946 and $8,912 for the Balanced and Tax-Free Income Portfolios, respectively. For the services provided and expenses assumed by PFPC and the former co-administrator, the Fund paid them combined administration fees of $286,005, $156,109, $66,361, $50,986 and $83,451 for the Value Equity, Index
Equity, Small Cap Value Equity, International Equity and Intermediate Government Portfolios, respectively, for the periods from the dates the respective Portfolios commenced operations to September 30, 1992. See "Investment Advisory,

Administration, Distribution and Servicing Agreements - Advisory and Sub-Advisory Agreements" regarding the Administrators' agreement to reimburse the Fund in the event the expenses of a Portfolio exceed applicable state expense limitations.

         CUSTODIAN AND TRANSFER AGENCY AGREEMENTS. PNC Bank is custodian of the Fund's assets pursuant to a custodian agreement (the "Custodian Agreement"). Under the Custodian Agreement, PNC Bank or a sub-custodian (i) maintains a separate account or accounts in the name of each Portfolio, (ii) holds and transfers portfolio securities on account of each Portfolio, (iii) accepts receipts and makes disbursements of money on behalf of each Portfolio,
(iv) collects and receives all income and other payments and distributions on account of each Portfolio's securities and (v) makes periodic reports to the Board of Trustees concerning each Portfolio's operations. PNC Bank is authorized to select one or more banks or trust companies to serve as sub-custodian on behalf of the Fund, provided that, with respect to sub-custodians other than sub-custodians for foreign securities, PNC Bank remains responsible for the performance of all its duties under the Custodian Agreement and holds the Fund harmless from the acts and omissions of any sub-custodian. The Chase Manhattan Bank, N.A., State Street Bank and Trust Company and Barclays Bank PLC serve as the Fund's sub-custodians.

         For its services to the Fund under the Custodian Agreement, PNC Bank receives a fee which is calculated based upon each investment portfolio's average gross assets, with a minimum monthly fee of $1,000 per investment portfolio. PNC Bank is also entitled to out-of-pocket expenses and certain transaction charges.


         PFPC, an affiliate of PNC Bank, serves as the transfer and dividend disbursing agent for the Fund pursuant to a Transfer Agency Agreement (the "Transfer Agency Agreement"), under which PFPC (i) issues and redeems Service, Investor, and Institutional classes of shares in each Portfolio, (ii) addresses and mails all communications by each Portfolio to record owners of its shares, including reports to shareholders, dividend and distribution notices and proxy materials for its meetings of shareholders, (iii) maintains shareholder accounts and, if requested, sub-accounts and (iv) makes periodic reports to the Board of Trustees concerning the operations of each Portfolio. PFPC may, on 30 days' notice to the Fund, assign its duties as transfer and dividend disbursing agent to any other affiliate of PNC Bank Corp. For its services with respect to the Fund's Institutional and Service Shares under the Transfer Agency Agreement, PFPC receives fees at the annual rate of .03% of the average net asset value of outstanding Institutional and Service Shares in each Portfolio, plus per account fees and disbursements. For its services under the Transfer Agency Agreement with respect to Investor Shares, PFPC receives per account fees, with minimum annual fees of $24,000 for each Portfolio, plus disbursements.

         DISTRIBUTOR AND DISTRIBUTION PLANS. The Fund has entered into a distribution agreement with the Distributor under which the Distributor, as agent, offers shares of each Portfolio on a continuous basis. The Distributor has agreed to use appropriate efforts to effect sales of the shares, but it is not obligated to sell any particular amount of shares. A message from the Distributor has been attached to this Statement of Additional Information as Appendix B.

         The Distributor is entitled to payments by each class of Series A Investor Shares and Series B Investor Shares for certain distribution and other expenses in addition to the sales charges described in the Prospectuses (if applicable). The Fund's Distribution and Service Plan for Series A Investor Shares and the Fund's Series B Distribution Plan (collectively, "the Plans") provide, among other things, that: (i) the Distributor shall submit quarterly reports to the Board of Trustees regarding the amounts expended under each Plan and the purposes for which such expenditures were made; (ii) each Plan will continue in effect for so long as its continuance is approved at least annually by the Board of Trustees; (iii) any material amendment thereto must be approved by the Board of Trustees, including the trustees who are not "interested persons" of the Fund (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of the Plans or any agreement entered into in connection with the Plans ("12b-1 Trustees"), acting in person at a meeting called for said purpose; (iv) any amendment to increase materially the costs which any class of shares may bear for distribution pursuant to the Plans shall be effective only upon approval by a vote of a majority of the outstanding shares of such class; and (v) while the Plans remain in effect, the selection and nomination of the Fund's trustees who are not "interested persons" of the Fund shall be committed to the discretion of such non-interested trustees.

         The Distribution and Service and Series B Distribution Plans are terminable as to any class of Series A and Series B Investor Shares, respectively, without penalty at any time by a vote of a majority of the 12b-1 Trustees, or by vote of the holders of a majority of the shares of such respective classes. Similarly, any agreement entered into pursuant to either Plan with a Service Organization is terminable as to a class without penalty, at any time, by the Fund or by the Service Organization upon written notice to the other. Each such agreement will terminate automatically in the event of its assignment.

         The front-end sales charge and amounts payable to the Distributor under the Distribution and Service Plan are used by the Distributor to pay commissions and other fees payable to Service Organizations and other broker/dealers who sell Series A Shares.

         Service Organizations and other broker/dealers receive commissions from the Distributor for selling Series B Shares, which are paid at the time of the sale. These commissions approximate the commissions payable with respect to sales of Series A Shares. The fees payable under the Series B Distribution Plan (at an annual rate of .75% of the average daily net asset value of each Portfolio's outstanding Series B Shares) are intended to cover the expense to the Distributor of paying such up-front commissions, and the contingent deferred sales charge is calculated to charge the investor with any shortfall that would occur if Series B Shares are redeemed prior to the expiration of the six year period, after which Series B Shares automatically convert to Series A Shares. To provide funds for the payment of up-front sales commissions, the Distributor has entered into an agreement with PNC Investment Corp. ("PNCIC"), an affiliate of the Fund's adviser, which provides funds for the payment of commissions and other fees payable to Service Organizations and broker/dealers who sell Series B Shares. Under the terms of that agreement, the Distributor has sold and assigned to PNCIC the fees which may be payable from time to time to the Distributor under the Series B Distribution Plan and the contingent deferred sales charges payable to the Distributor with respect to Series B Shares.

         For the fiscal year ended September 30, 1994, the Series A Investor Shares of the Money Market, Municipal Money Market, Government Money Market, Ohio Municipal Money Market, Pennsylvania Municipal Money Market, Managed Income, Tax-Free Income, Intermediate Government, Pennsylvania Tax-Free Income, Short-Term Bond, Intermediate-Term Bond, Value Equity, Growth Equity, Small Cap Growth Equity, Core Equity, Index Equity, Small Cap Value Equity, International Equity and Balanced Portfolios bore expenses relating to the Distribution and Service Plan in the amount of $10,092, $165, $427, $252, $193, $43,985,
$33,891, $20,618, $53,423, $316, $34, $31,135, $16,155, $3,297, $921, $8,190,
$54,045, $39,012 and $222,954, respectively. For the period from commencement of operations to September 30, 1994, the Series A Investor Shares of the International Emerging Markets Portfolio bore expenses relating to the Distribution and Service Plan in the amount of $2,703. All such amounts paid under the Distribution and Service Plan were paid as compensation to dealers for distribution assistance. For the period from commencement of operations to September 30, 1994, Series A Investor Shares of the Ohio Tax-Free Income Portfolio bore no expenses relating to the Distribution and Service Plan. As of September 30, 1994, the public offering of Series A Investor Shares of the North Carolina Municipal Money Market and Virginia Municipal Money Market Portfolios had not commenced. No Series B Investor Shares of any Portfolio were issued during the fiscal year ended September 30, 1994.

         No compensation is payable by the Fund to the Distributor for its distribution services for Service or Institutional Shares.

         Service Organizations may charge their clients additional fees for account services.

         SERVICE PLAN. As stated in the Prospectus for the Fund's Service Shares, the Fund intends to enter into service agreements with institutions pursuant to which institutions will render certain support services to their customers who are the beneficial owners of Service Shares ("Customers"). Such services will be provided to Customers who are the beneficial owners of Service Shares and are intended to supplement the services provided by the Fund's Administrators and transfer agent to the Fund's shareholders of record. In consideration for payment of up to .15% (on an annualized basis) of the average daily net asset value of Service Shares owned beneficially by their Customers, institutions may provide one or more of the following services to such
Customers: processing purchase and redemption requests from Customers and placing orders with the Fund's transfer agent or the Distributor; processing dividend payments from the Fund on behalf of Customers; providing sub-accounting with respect to Service Shares beneficially owned by Customers or the information necessary for sub-accounting; and other similar services.
In consideration for payment of a service fee of up to a separate .15% (on an annualized basis) of the average daily net asset value of Service Shares owned beneficially by their Customers, institutions may provide one or more of these additional services to such Customers: responding to Customer inquiries relating to the services performed by the institution and to Customer inquiries concerning their investments in Service Shares; providing information periodically to Customers showing their positions in Service Shares; and other similar shareholder liaison services. Customers who are beneficial owners of Service Shares should read the Prospectus in light of the terms and fees governing their accounts with institutions. These servicing fees are not paid to institutions with respect to other classes of shares of the Portfolios ("Series A Investor Shares," "Series B Investor Shares" and "Institutional Shares").

         For the fiscal year ended September 30, 1994, the Service Shares of the Money Market, Municipal Money Market, Government Money Market, Ohio Municipal Money Market, Pennsylvania Municipal Money Market, North Carolina Municipal Money Market, Managed Income, Tax-Free Income, Intermediate Government, Ohio Tax-Free Income, Pennsylvania Tax-Free Income, Short-Term Bond, Intermediate- Term Bond, Value Equity, Growth Equity, Small Cap Growth Equity, Core Equity, Index Equity, Small Cap Value Equity, International Equity and Balanced Portfolios bore expenses relating to the Fund's Service Plan and other service fees aggregating $1,382,350, $368,547, $677,020, $97,034, $56,294, $87, $106,193,
$3,523, $99,744, $5,089, $24,652, $13,458, $69,088, $177,459, $58,828, $28,347,
$66,516, $52,752, $84,160, $110,459 and $123,661, respectively.  For the period from commencement of operations to September 30, 1994, the Service Shares of the International Emerging Markets Portfolio bore expenses relating to the Fund's Service Plan and other servicing fees aggregating $1,620. As of September 30, 1994, the public offering of Service Shares of the Virginia Municipal Money Market Portfolio had not commenced.

         SERIES B SERVICE PLAN. As stated in the Prospectus for the Fund's Series B Investor Shares, the Fund intends to enter into service agreements with Service Organizations pursuant to which Service Organizations and sometimes the Distributor will render certain support services to their customers who are the beneficial owners of Series B Investor Shares. Such services will be provided to customers who are the beneficial owners of Series B Investor Shares and are intended to supplement the services provided by the Fund's Administrators and transfer agent. In consideration for payment aggregating up to .25% (on an annualized basis) of the average daily net asset value of Series B Investor Shares owned beneficially by their customers, Service Organizations and the Distributor may provide one or more of the following services to such customers: establishing and maintaining accounts and records relating to customers that invest in Series B Shares; processing dividend and distribution payments from the Fund on behalf of customers; arranging for bank wires; providing sub-accounting with respect to Series B Shares beneficially owned by customers or the information necessary for sub-accounting; forwarding shareholder communications from the Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to customers; assisting in processing purchase, exchange and redemption requests from customers and in placing such orders with the Fund's service contractors; assisting customers in changing dividend options, account designations and addresses; providing customers with a service that invests the assets of their accounts in Series B Shares pursuant to specific or pre-authorized instructions; providing information periodically to customers showing their positions in Series B Shares and integrating such statements with those of other transactions and balances in customers' other accounts with the Service Organization; responding to customer inquiries relating to the services performed by the Service Organization or the Distributor; responding to customer inquiries concerning their investments in Series B Shares; and providing other similar shareholder liaison services.
Fees relating to the Series B Service Plan are not paid to Service Organizations or the Distributor with respect to other classes of shares of the Portfolios ("Service Shares," "Series A Investor Shares" and

"Institutional Shares"). Customers who are beneficial owners of Series B Investor Shares should read the Prospectus in light of the terms and fees governing their accounts with Service Organizations. No Series B Investor Shares of any Portfolio were issued during the fiscal year ended September 30, 1994.


                             PORTFOLIO TRANSACTIONS

         In executing portfolio transactions, the adviser and sub-advisers seek to obtain the best price and execution for a Portfolio, taking into account such factors as the price (including the applicable brokerage commission or dealer spread), size of the order, difficulty of execution and operational facilities of the firm involved. While the adviser and sub-advisers generally seek reasonably competitive commission rates, payment of the lowest commission or spread is not necessarily consistent with obtaining the best price and execution in particular transactions. Payments of commissions to brokers who are affiliated persons of the Fund (or affiliated persons of such persons) will be made in accordance with Rule 17e-1 under the 1940 Act.

         No Portfolio has any obligation to deal with any broker or group of brokers in the execution of portfolio transactions. The adviser and sub-advisers may, consistent with the interests of a Portfolio, select brokers on the basis of the research, statistical and pricing services they provide to a Portfolio and the adviser's or sub-adviser's other clients. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the adviser and sub-advisers under their respective contracts. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that adviser or sub-adviser determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of adviser or sub-adviser to a Portfolio and its other clients and that the total commissions paid by a Portfolio will be reasonable in relation to the benefits to a Portfolio over the long-term. Commission rates for brokerage transactions on foreign stock exchanges are generally fixed. In addition, the adviser or sub-adviser may take into account the sale of shares of the Fund in allocating purchase and sale orders for portfolio securities to brokers (including brokers that are affiliated with them or Distributor).

         For the year or period ended September 30, 1994, the Value Equity, Growth Equity, Small Cap Growth Equity, Core Equity, Index Equity, Small Cap Value Equity, International Equity, International Emerging Markets and Balanced Portfolios paid brokerage commissions of $431,232, $530,428, $62,339, $156,700, $47,190,
$185,560, $1,031,631, $32,367, and $164,460, respectively.

         For the year or period ended September 30, 1993, the Value Equity, Growth Equity, Small Cap Growth Equity, Core Equity, Index Equity, Small Cap Value Equity, International Equity and Balanced Portfolios paid brokerage commissions of $136,565, $366,421, $1,186, $4,770, $18,386, $105,423, $308,297
and $68,556, respectively, of which $4,390, $264 and $636 for the Growth Equity, Small Cap Growth Equity and Small Cap Value Equity Portfolios, respectively, was paid to Shearson Lehman Hutton Inc. ("Shearson"), an affiliate of the Fund's former distributor. Approximately 1%, 22% and 1% of the aggregate brokerage commissions of the Growth Equity, Small Cap Growth Equity and Small Cap Value Equity Portfolios, respectively, were paid to Shearson, representing approximately 1%, 22% and 1% of the aggregate dollar amounts of transactions by those respective Portfolios involving the payment of commissions.

         For the year ended September 30, 1992, the Growth Equity and Balanced Portfolios paid brokerage commissions of $300,421 and $11,821, respectively, of which $19,840 for the Growth Equity Portfolio was paid to Shearson Lehman Hutton Inc. ("Shearson"), an affiliate of the Fund's former distributor. Approximately 7% of the Growth Equity Portfolio's aggregate brokerage commissions for the year ended September 30, 1992 were paid to Shearson, representing approximately 7% of the aggregate dollar amount of transactions by that Portfolio involving the payment of commission. For the period from commencement of operations to September 30, 1992, the Value Equity, Index Equity, Small Cap Value Equity and International Equity Portfolios paid brokerage commissions of $68,214, $43,725, $23,728 and $84,226, respectively.

         Over-the-counter issues, including corporate debt and U.S. Government securities, are normally traded on a "net" basis without a stated commission, through dealers acting for their own account and not as brokers. The Portfolios will primarily engage in transactions with these dealers or deal directly with the issuer unless a better price or execution could be obtained by using a broker. Prices paid to a dealer with respect to both foreign and domestic securities will generally include a "spread," which is the difference between the prices at which the dealer is willing to purchase and sell the specific security at the time, and includes the dealer's normal profit.

         Purchases of money market instruments by a Portfolio are made from dealers, underwriters and issuers. The Portfolios do not currently expect to incur any brokerage commission expense on such transactions because money market instruments are generally traded on a "net" basis with dealers acting as principal for their own accounts without a stated commission. The price of the security, however, usually includes a profit to the dealer. Each Money Market Portfolio intends to purchase only securities with remaining maturities of 13 months or less as determined in accordance with the rules of the SEC. As a result, the portfolio turnover rates of a Money Market Portfolio will be relatively high. However, because brokerage commissions will not normally be paid with respect to investments made by a Money Market Portfolio, the turnover rates should not adversely affect the Portfolio's net asset values or net income.

         Securities purchased in underwritten offerings include a fixed amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. When securities are purchased or sold directly from or to an issuer, no commissions or discounts are paid. It is the policy of the Portfolios to give primary consideration to obtaining the most favorable price and efficient execution of transactions involving money market instruments. In seeking to implement this policy of the Portfolios, adviser and sub-advisers will effect transactions involving money market instruments with those dealers they believe provide the most favorable prices and are capable of providing efficient executions.

         The adviser or sub-advisers may seek to obtain an undertaking from issuers of commercial paper or dealers selling commercial paper to consider the repurchase of such securities from a Portfolio prior to maturity at their original cost plus interest (sometimes adjusted to reflect the actual maturity of the securities), if it believes that a Portfolio's anticipated need for liquidity makes such action desirable. Any such repurchase prior to maturity reduces the possibility that a Portfolio would incur a capital loss in liquidating commercial paper, especially if interest rates have risen since acquisition of the particular commercial paper.


         Investment decisions for each Portfolio and for other investment accounts managed by the adviser or sub-advisers are made independently of each other in the light of differing conditions. However, the same investment decision may be made for two or more of such accounts. In such cases, simultaneous transactions are inevitable. Purchases or sales are then averaged as to price and allocated as to amount in a manner deemed equitable to each such account. While in some cases this practice could have a detrimental effect upon the price or value of the security as far as a Portfolio is concerned, in other cases it is believed to be beneficial to a Portfolio. A Portfolio will not purchase securities during the existence of any underwriting or selling group relating to such securities of which PIMC, BlackRock, PNC Bank, PCM, PEAC, the Administrators,

Distributor or any affiliated person (as defined in the 1940 Act) thereof is a member except pursuant to procedures adopted by the Board of Trustees in accordance with Rule 10f-3 under the 1940 Act. In no instance will portfolio securities be purchased from or sold to PIMC, BlackRock, PNC Bank, PCM, PEAC, the Administrators, Distributor or any affiliated person of the foregoing entities except as permitted by SEC exemptive order or by applicable law.


         The portfolio turnover rate of a Portfolio is calculated by dividing the lesser of a Portfolio's annual sales or purchases of portfolio securities (exclusive of purchases or sales of securities whose maturities at the time of acquisition were one year or less) by the monthly average value of the securities held by the Portfolio during the year.

         The Fund is required to identify any securities of its regular brokers or dealers (as defined in Rule 10b-1 under the 1940 Act) or their parents held by the Fund as of the end of its most recent fiscal year. As of September 30, 1994, the following Portfolios held the following securities: (a) Money Market
Portfolio: variable rate obligations of Goldman Sachs Group L.P., Lehman Brothers Holdings, Inc. and Morgan Stanley Group in the principal amounts of $47,000,000, $50,000,000 and $29,998,328, respectively; medium-term note of
Morgan Stanley Group in the principal amount of $15,000,000; and repurchase agreements with Kidder, Peabody & Co., Morgan Stanley & Co. and PaineWebber Group in the principal amounts of $100,000,000, $65,000,000 and $10,000,000, respectively; (b) Government Money Market Portfolio: repurchase agreements with Kidder, Peabody & Co. and Morgan Stanley & Co. in the principal amounts of $9,058,000 and $70,000,000, respectively; (c) Managed Income Portfolio: corporate bonds and variable rate obligations of Morgan Stanley Group in the principal amounts of $4,925,000 and $10,000,000, respectively; medium-term note of Salomon Brothers, Inc. in the principal amount of $3,730,680; (d) Short-Term Bond Portfolio: corporate bonds of Lehman Brothers, Inc. and Merrill Lynch Co., Inc. in the principal amounts of $992,500 and $956,250, respectively; medium-term note of Salomon Brothers, Inc. in the principal amount of $932,670; Intermediate-Term Bond Portfolio: corporate bonds of Lehman Brothers Holdings, Inc. in the principal amount of $975,000; and Index Equity Portfolio: common stock of Merrill Lynch & Co., Inc. and Salomon, Inc. in the principal amounts of $380,875 and $280,450, respectively.

                      PURCHASE AND REDEMPTION INFORMATION

         COMPUTATION OF PUBLIC OFFERING PRICES FOR SERIES A INVESTOR SHARES OF THE NON-MONEY MARKET PORTFOLIOS. An illustration of the computation of the public offering price per Series A Investor Share of each Non-Money Market Portfolio, based on the value of the Managed Income, Tax-Free Income, Intermediate Government, Ohio Tax-Free Income, Pennsylvania Tax-Free Income, Short-Term Bond, Intermediate-Term Bond, Value Equity, Growth Equity, Small Cap Growth Equity, Core Equity, Index Equity, Small Cap Value Equity, International Equity, International Emerging Markets and Balanced Portfolios' net assets as of September 30, 1994 and the value of the Government Income and International Fixed Income Portfolios' initial capitalization prior to the commencement of operations, follows:


                                     TABLE

                                           Value            Growth           Small Cap                         Index
                                           Equity           Equity           Growth Equity    Core Equity      Equity
                                           Portfolio        Portfolio        Portfolio        Portfolio        Portfolio
                                           ---------        ---------        -------------    -----------      ---------
Net Assets  . . . . . . . . . . . . .      $10,412,074      $5,049,054       $1,620,407       $601,053         $2,631,836

Outstanding
 Shares . . . . . . . . . . . . . . .          895,820         496,922          160,040         60,595            240,770
                                           ============     ===========      ===========      ==========       ==========

Net Asset Value
 Per Share  . . . . . . . . . . . . .      $11.62           $10.16           $10.12           $9.92            $10.93
Maximum Sales Charge,
 4.50% of offering price
 (4.71% of net asset
 value per share) . . . . . . . . . .      $  .55           $   .48          $  .48           $ .47            $  .52
                                            ------           ------           ---------        ---------        ------

Offering to Public  . . . . . . . . .      $12.17           $10.64           $10.60           $10.39           $11.45
                                            ========         =======          =========        =======          ======



                                           Small
                                           Cap Value        International                     Managed          Tax-Free
                                           Equity           Equity           Balanced         Income           Income
                                           Portfolio        Portfolio        Portfolio        Portfolio        Portfolio
                                           ---------        ---------        ---------        ---------        ---------
Net Assets  . . . . . . . . . . . . .      $16,884,283      $14,432,684      $62,306,981      $10,921,371      $6,972,180

Outstanding
 Shares . . . . . . . . . . . . . . .        1,243,462        1,077,374        5,200,179        1,115,757         694,590
                                           ============     ===========      ============     ============     ===========

Net Asset Value
 Per Share  . . . . . . . . . . . . .      $13.58           $13.40           $11.98           $9.79            $10.04

Maximum Sales Charge,
 4.50% of offering price
 (4.71% of net asset
 value per share) . . . . . . . . . .      $  .64           $  .63           $  .56           $  .46           $  .47
                                            --------         --------         --------         --------         -------

Offering to Public  . . . . . . . . .      $14.22           $14.03           $12.54           $10.25           $10.51
                                            ========         ========         ========         ========         =======

                                                                             Pennsylvania
                                           Intermediate     Ohio Tax-        Tax-Free         Short-Term       Intermediate-
                                           Government       Free Income      Income           Bond             Term Bond
                                           Portfolio        Portfolio        Portfolio        Portfolio        Portfolio
                                           ---------        ---------        -------------    -----------      ---------
Net Assets  . . . . . . . . . . . . .      $8,508,396       $3,824,845       $46,562,641      $277,387         $87,119

Outstanding
 Shares . . . . . . . . . . . . . . .         882,983          398,330         4,742,341        28,876           9,630
                                           ============     ============     =============    ==========       ========

Net Asset Value
 Per Share  . . . . . . . . . . . . .      $9.64            $9.60            $9.82            $9.58            $9.05

Maximum Sales Charge,
 4.50% of offering price
 (4.71% of net asset
 value per share) . . . . . . . . . .      $ .45            $ .45            $ .46            $ .45            $ .43
                                            --------         --------         --------         --------         --------

Offering to Public  . . . . . . . . .      $10.09           $10.05           $10.28           $10.03           $9.48
                                            ==========       =========        ========         =========        ========


                                                                             International
                                           Government       International    Emerging
                                           Income           Fixed Income     Markets
                                           Portfolio        Portfolio        Portfolio
                                           ---------        ---------        ---------
Net Assets  . . . . . . . . . . . . .      $100             $100             $2,857,212

Outstanding
 Shares . . . . . . . . . . . . . . .        10               10                271,033
                                           =======           ========        ==========

Net Asset Value
 Per Share  . . . . . . . . . . . . .      $10.00           $10.00           $10.54

Maximum Sales Charge,
 4.50% of offering price
 (4.71% of net asset
 value per share) . . . . . . . . . .      $  .47           $  .47           $  .50
                                            ---------        --------         --------

Offering to Public  . . . . . . . . .      $10.47           $10.47           $11.04
                                            =========        ========         ========


         Total front-end sales charges paid by shareholders of Series A Investor Shares of the Managed Income, Tax-Free Income, Intermediate Government, Ohio Tax-Free Income, Pennsylvania Tax-Free Income, Short-Term Bond, Intermediate-Term Bond, Value Equity, Growth Equity, Small Cap Growth Equity, Core Equity, Index Equity, Small Cap Value Equity, International Equity, International Emerging Markets and Balanced Portfolios for the year or period ended September 30, 1994 were $150,150, $37,504, $50,694, $64,596,
$678,464, $10,268, $2,124, $195,675, $81,496, $44,054, $17,550, $38,454,
$230,590, $303,547, $130,755 and $1,213,056, respectively.  The public offering of Series A Investor Shares of the Government Income and International Fixed Income Portfolios had not commenced as of September 30, 1994.

         Total front-end sales charges paid by shareholders of Series A Investor Shares of the Value Equity, Growth Equity, Small Cap

Value Equity, International Equity, Balanced, Managed Income, Tax-Free Income, Intermediate Government, Ohio Tax-Free Income, Pennsylvania Tax-Free Income and Index Equity Portfolios for the year or period ended September 30, 1993 were $155,096, $60,863, $250,615, $86,294, $1,304,538, $202,926, $128,003, $127,347,
$68,959, $1,083,103 and $37,281, respectively. The public offering of Series A Investor Shares of the Short-Term Bond, Intermediate-Term Bond, Core Equity, Government Income, International Fixed Income and International Emerging Markets Portfolios had not commenced as of September 30, 1993.

         Total front-end sales charges paid by shareholders of Series A Investor Shares of the Value Equity, Growth Equity, Small Cap Value Equity, International Equity, Balanced, Managed Income, Tax-Free Income and Intermediate Government Portfolios for the year or period ended September 30, 1992 were $36, $5,072, $802, $452, $162,649, $48,926, $145,624 and $21,284,
respectively. The Ohio Tax-Free Income and Pennsylvania Tax-Free Income Portfolios had not commenced operations as of September 30, 1992.

         Series B Investor Shares of the Non-Money Market Portfolios are sold at the net asset value per share next determined after a purchase order is received. Series B Investor Shares of the Non-Money Market Portfolios are subject to a contingent deferred sales charge which is payable on redemption of such Series B Investor Shares.

         Service and Institutional Shares of each Portfolio are sold at the net asset value per share next determined after a purchase order is received.

         EXCHANGE PRIVILEGE.   By use of the exchange privilege, the investor
authorizes the Fund's transfer agent to act on telephonic or written exchange instructions from any person representing himself to be the investor and believed by the Fund's transfer agent to be genuine. The records of the Fund's transfer agent pertaining to such instructions are binding. The exchange privilege may be modified or terminated at any time upon 60 days' notice to affected shareholders. The exchange privilege is only available in states where the exchange may legally be made.

         A front-end sales charge or a contingent deferred sales charge will be imposed (unless an exemption from either sales charge applies) when Investor Shares of a Money Market Portfolio are redeemed and the proceeds are used to purchase Series A Investor Shares and Series B Investor Shares, respectively, of a Non-Money Market Portfolio.

         INVESTMENTS OF REDEMPTION PROCEEDS FROM OTHER INVESTMENT COMPANIES. Investors may purchase Series A Shares of the Non- Money Market Portfolios at net asset value, without a sales charge, with the proceeds from the redemption of shares of any other investment company which were sold with a sales charge or commission in accordance with the terms set forth in the Prospectuses. This does not include shares of an affiliated mutual fund which were or would be subject to a contingent deferred sales charge upon redemption. For purposes of this restriction, the term "affiliated mutual fund" means:

          i)     any Portfolio of the Fund; and

         ii) any other investment company, if such company and the Fund hold themselves out to investors as related companies for purposes of investment and investor services, and if:

                 a) that company and the Fund have a common investment adviser or distributor; or

                 b) the investment adviser or distributor of such company or the Fund is an "affiliated person" (as defined in Section 2(a)(3) of the 1940 Act) of the investment adviser or distributor of the Fund or the company, respectively.


         MISCELLANEOUS. The Fund reserves the right, if conditions exist which make cash payments undesirable, to honor any request for redemption or repurchase of a Portfolio's shares by making payment in whole or in part in securities chosen by the Fund and valued in the same way as they would be valued for purposes of computing a Portfolio's net asset value. If payment is made in securities, a shareholder may incur transaction costs in converting these securities into cash. The Fund has elected, however, to be governed by Rule 18f-1 under the 1940 Act so that a Portfolio is obligated to redeem its shares solely in cash up to the lesser of $250,000 or 1% of its net asset value during any 90-day period for any one shareholder of a Portfolio.

         Under the 1940 Act, a Portfolio may suspend the right to redemption or postpone the date of payment upon redemption for any period during which the New York Stock Exchange (the "NYSE") is closed (other than customary weekend and holiday closings), or during which trading on the NYSE is restricted, or during which (as determined by the SEC by rule or regulation) an emergency exists as a result of which disposal or valuation of portfolio securities is not reasonably practicable, or for such other periods as the SEC may permit.
(A Portfolio may also suspend or postpone the recordation of the transfer of its shares upon the occurrence of any of the foregoing conditions.)

         In addition to the situations described in the Prospectuses, the Fund may redeem shares involuntarily to reimburse a Portfolio for any loss sustained by reason of the failure of a shareholder to make full payment for shares purchased by the shareholder or to collect any charge relating to a transaction effected for the benefit of a shareholder as provided in the Prospectus from time to time.


                       VALUATION OF PORTFOLIO SECURITIES

         In determining the approximate market value of portfolio investments, the Fund may employ outside organizations, which may use, without limitation, a matrix or formula method that takes into consideration market indexes, matrices, yield curves and other specific adjustments. This may result in the securities being valued at a price different from the price that would have been determined had the matrix or formula method not been used. All cash, receivables and current payables are carried on the Fund's books at their face value. Other assets, if any, are valued at fair value as determined in good faith under the supervision of the Board of Trustees.

         MONEY MARKET PORTFOLIOS. The value of the portfolio securities of each Money Market Portfolio is calculated using the amortized cost method of valuation. Under this method the market value of an instrument is approximated by amortizing the difference between the acquisition cost and value at maturity of the instrument on a straight-line basis over the remaining life of the instrument. The effect of changes in the market value of a security as a result of fluctuating interest rates is not taken into account. The market value of debt securities usually reflects yields generally available on securities of similar quality. When such yields decline, market values can be expected to increase, and when yields increase, market values can be expected to decline.

         As indicated, the amortized cost method of valuation may result in the value of a security being higher or lower than its market price, the price a Money Market Portfolio would receive if the security were sold prior to maturity. The Fund's Board of Trustees has established procedures for the purpose of maintaining a constant net asset value of $1.00 per share for each Money Market Portfolio, which include a review of the extent of any deviation of net asset value per share, based on available market quotations, from the $1.00 amortized cost per share. Should that deviation exceed 1/2 of 1% for a Money Market Portfolio, the Fund's Board of Trustees will promptly consider whether any action should be initiated to eliminate or reduce material dilution or other unfair results to shareholders. Such action may include redeeming shares in kind, selling portfolio securities prior to maturity, reducing or withholding dividends, shortening the average portfolio maturity, reducing the number of outstanding shares without monetary consideration, and utilizing a net asset value per share as determined by using available market quotations.

         Each Money Market Portfolio will maintain a dollar-weighted average portfolio maturity of 90 days or less, will not purchase any instrument with a deemed maturity under Rule 2a-7 of the 1940 Act greater than 13 months, and will limit portfolio investments, including repurchase agreements, to those instruments that the adviser or sub-adviser (depending on the Money Market Portfolio) determines present minimal credit risks pursuant to guidelines adopted by the Fund's Board of Trustees. There can be no assurance that a constant net asset value will be maintained for each Money Market Portfolio.

         NON-MONEY MARKET PORTFOLIOS. The valuation of securities held by the Non-Money Market Portfolios is discussed in their respective Prospectuses.


                            PERFORMANCE INFORMATION


         MONEY MARKET PORTFOLIO YIELD. Each Money Market Portfolio's current and effective yields for Service, Series A Investor and Institutional Shares and the Money Market Portfolio's current and effective yields for Series B Investor Shares are computed separately using standardized methods required by the SEC. The annualized yield for a class of Service, Series A Investor, Series B Investor or Institutional Shares is computed by: (a) determining the net change in the value of a hypothetical account having a balance of one share at the beginning of a seven-calendar day period; (b) dividing the net change by the value of the account at the beginning of the period to obtain the base period return; and (c) annualizing the results (i.e., multiplying the base period return by 365/7). The net change in the value of the account reflects the value of additional shares purchased with dividends declared and all dividends declared on both the original share and such additional shares, but does not include realized gains and losses or unrealized appreciation and depreciation. Compound effective yields are computed by adding 1 to the base period return (calculated as described above) raising the sum to a power equal to 365/7 and subtracting 1. For the seven-day period ended March 31, 1995, the annualized yield for Service Shares of each of the Money Market Portfolios was as follows: [INSERT DATA]. For the seven-day period ended March 31, 1995, the annualized yield for Series

A Investor Shares of each of the Money Market Portfolios was as follows:
[INSERT DATA]. For the seven-day period ended March 31, 1995, the annualized yield for Institutional Shares of each of the Money Market Portfolios was as follows: [INSERT DATA]. For the seven-day period ended March 31, 1995, the annualized effective yield for Service Shares of each of the Money Market Portfolios was as follows: [INSERT DATA]. For the seven-day period ended March 31, 1995, the annualized effective yield for Series A Investor
Shares of each of the Money Market Portfolios was as follows: [INSERT
DATA]. For the seven-day period ended March 31, 1995, the annualized effective yield for Institutional Shares of each of the Money Market Portfolios was as follows: [INSERT DATA]. In addition, a standardized "tax-equivalent yield" may be quoted for Service, Series A Investor and Institutional Shares in the Municipal Money Market, Ohio Municipal Money Market, Pennsylvania Municipal Money Market, North Carolina Municipal Money Market and Virginia Municipal Money Market Portfolios, which is computed separately for each class by: (a) dividing the portion of the Portfolio's yield for shares (as calculated above) that is exempt from Federal or state income tax by one minus a stated Federal or state income tax rate; and (b) adding the figure resulting from (a) above to that portion, if any, of the yield that is not exempt from Federal and state income tax. For the seven-day period ended March 31, 1995, the annualized tax-equivalent yield for Service Shares of each of the Money Market Portfolios was as follows: [INSERT DATA]

For the seven-day period ended March 31, 1995, the annualized tax-equivalent yield for Series A Investor Shares of each of the Money Market Portfolios was as follows: [INSERT DATA]. For the seven-day period ended March 31, 1995, the annualized tax-equivalent yield for Institutional Shares of each of the Money Market Portfolios was as follows: The fees which may be imposed by institutions on their Customers are not reflected in the calculations of yields for the Money Market Portfolios. No Series A Investor Shares of the Virginia Municipal Money Market Portfolio, no Series B Investor Shares of the Money Market Portfolio, and no shares of any class of the New Jersey Municipal Money Market Portfolio had been issued prior to March 31, 1995. Yields on Institutional Shares will generally be higher than yields on Service Shares; yields on Service Shares will generally be higher than yields on Series A Investor Shares; and yields on Service A Investor Shares will generally be higher than yields on Series B Investor Shares.


         From time to time, in advertisements or in reports to shareholders, the yields of a Portfolio's Service, Series A Investor, Series B Investor or Institutional Shares may be quoted and compared to those of other mutual funds with similar investment objectives and to stock or other relevant indexes. For example, the yield of a Portfolio's Service, Series A Investor, Series B Investor or Institutional Shares may be compared to the Donoghue's Money Fund Average, which is an average compiled by IBC/Donoghue's MONEY FUND REPORT of Holliston, MA 01746, a widely-recognized independent publication that monitors the performance of money market funds, or to the data prepared by Lipper Analytical Services, Inc., a widely-recognized independent service that monitors the performance of mutual funds.

         TOTAL RETURN. For purposes of quoting and comparing the performance of shares of the Non-Money Market Portfolios to the performance of other mutual funds and to stock or other relevant indexes in advertisements or in communications to shareholders, performance may be stated in terms of total return. The total return for each class of a Non-Money Market Portfolio will be calculated independently of the other classes within that

Portfolio. Under the rules of the SEC, funds advertising performance must include total return quotes calculated according to the following formula:

                                         ERV  1/n
                                  T = [(-----)  - 1]
                                          P
                          Where:  T =      average annual total return.

                              ERV = ending redeemable value at the end of the period covered by the computation of a hypothetical $1,000 payment made at the beginning of the period.

                                  P =      hypothetical initial payment of
                                           $1,000.

                                  n =      period covered by the computation,
                                           expressed in terms of years.

         In calculating the ending redeemable value for Series A Investor Shares of the Fund's Non-Money Market Portfolios, the maximum front-end sales charge is deducted from the initial $1,000 payment and all dividends and distributions by the particular Portfolio are assumed to have been reinvested at net asset value as described in the particular Prospectus on the reinvestment dates during the period. In calculating the ending redeemable value for Series B Investor Shares of the Non-Money Market Portfolios, the maximum contingent deferred sales charge is deducted at the end of the period and all dividends and distributions by the particular Portfolio are assumed to have been reinvested at net asset value as described in the particular Prospectus on the reinvestment dates during the period. Total return, or "T" in the formula above, is computed by finding the average annual compounded rates of return over the specified periods that would equate the initial amount invested to the ending redeemable value. Based on the foregoing calculation:


(i) the average annual total return for Service Shares of the Non-Money Market Portfolios for the year ended March 31, 1995 was as follows: [INSERT DATA].


(ii) the average annual total return for Series A Investor Shares of the Non-Money Market Portfolios for the year ended

March 31, 1995 was as follows:  [INSERT DATA].



(iii) the average annual total return for Institutional Shares of the Non-Money Market Portfolios for the year ended March 31, 1995 was as follows: [INSERT DATA].



(iv) the average annual total return for Service Shares of the Non-Money Market Portfolios for the period from commencement of operations (July 28, 1993 for the Growth Equity Portfolio; July 29, 1993 for each of the Managed Income, Tax-Free Income, Intermediate Government, Ohio Tax-Free Income, Pennsylvania Tax-Free Income, Value Equity, Index Equity, Small Cap Value Equity, International Equity and Balanced Portfolios; September 1, 1993 for the Short-Term Bond Portfolio; September 15, 1993 for each of the Small Cap Growth Equity and Core Equity Portfolios; September 23, 1993 for the Intermediate-Term Bond Portfolio; and June 17, 1994 for the International Emerging Markets Portfolio) to March 31, 1995 was as follows: [INSERT DATA].


(v) the average annual total return for Series A Investor Shares of the Non-Money Market Portfolios for the period from commencement of operations (May 14, 1990 for each of the Tax-Free Income and Balanced Portfolios; February 5, 1992 for the Managed Income Portfolio; March 14, 1992 for the Growth Equity Portfolio; May 2, 1992 for the Value Equity Portfolio; May 11, 1992 for the Intermediate Government Portfolio; June 2, 1992 for each of the

Index Equity, Small Cap Value Equity and International Equity Portfolios; December 1, 1992 for each of the Ohio Tax-Free Income and Pennsylvania Tax-Free Income Portfolios; September 15, 1993 for the Small Cap Growth Equity Portfolio; October 13, 1993 for the Core Equity Portfolio; November 17, 1993 for the Short-Term Bond Portfolio; May 20, 1994 for the Intermediate-Term Bond Portfolio; and June 17, 1994 for the International Emerging Markets Portfolio) to March 31, 1995 was as follows: [INSERT DATA].



(vi) the average annual total return for Institutional Shares of the Non-Money Market Portfolios for the period from commencement of operations (November 1, 1989 for each of the Managed Income and Growth Equity Portfolios; April 13, 1992 for the Small Cap Value Equity Portfolio; April 20, 1992 for each of the Intermediate Government, Value Equity and Index Equity Portfolios; April 27, 1992 for the International Equity Portfolio; May 1, 1992 for the Balanced Portfolio; December 1, 1992 for each of the Ohio Tax-Free Income and Pennsylvania Tax-Free Income Portfolios; September 1, 1993 for the Short-Term Bond Portfolio; September 13, 1993 for the Core Equity Portfolio; September 14, 1993 for the Small Cap Growth Equity Portfolio; September 17, 1993 for the Intermediate-Term Bond Portfolio; and June 17, 1994 for the International Emerging Markets Portfolio) to March 31, 1995 was as follows: [INSERT DATA].



         No shares of any class of the Government Income and International Fixed Income Portfolio had been issued prior to March 31, 1995.

         Each class of the Non-Money Market Portfolios may also from time to time include in advertisements and communications to shareholders a total return figure that is not calculated according to the formula set forth above in order to compare more accurately the performance of each class of a Non-Money Market Portfolio's shares with other performance measures. For example, in comparing the total return of a Non-Money Market Portfolio's shares with data published by Lipper Analytical Services, Inc., CDA Investment Technologies, Inc. or Weisenberger Investment Company Service, or with the performance of the Standard & Poor's 500 Stock Index, EAFE, the Dow Jones Industrial Average or the Shearson Lehman Hutton Government Corporate Bond Index, as appropriate, a Non-Money Market Portfolio may calculate the aggregate total return for its shares of a certain class for the period of time specified in the advertisement or communication by assuming the investment of $10,000 in such Non-Money Market Portfolio's shares and assuming the reinvestment of each dividend or other distribution at net asset value on the reinvestment date. Percentage increases are determined by subtracting the initial value of the investment from the ending value and by dividing the remainder by the beginning value. A Non-Money Market Portfolio does not, for these purposes, deduct from the initial value invested or the ending value any amount representing front-end or deferred sales charges, respectively, charged to purchasers of Series A and Series B Investor Shares, respectively. The Series A and Series B Investor classes of the Portfolio will, however, disclose the maximum applicable sales charge and will also disclose that the performance data does not reflect sales charges and that inclusion of sales charges would reduce the performance quoted.

         NON-MONEY MARKET PORTFOLIO YIELD. The Balanced, Managed Income, Tax-Free Income, Intermediate Government, Ohio Tax-Free Income, Pennsylvania Tax-Free Income, Short-Term Bond, Intermediate-Term Bond, Government Income and International Fixed Income Portfolios may advertise their yields on their Service, Series A Investor, Series B Investor and Institutional Shares. Under the rules of the SEC, each such Portfolio advertising the respective yields for its Service, Series A Investor, Series B Investor and Institutional Shares must calculate yield using the following formula:

                             a-b      6
                 YIELD = 2[(----- +1)   - 1]
                             cd

                 Where:   a =     dividends and interest earned during  the
                                  period.

                          b = expenses accrued for the period (net of reimbursements).

                          c =     the average daily number of shares
                                  outstanding during the period that were
                                  entitled to receive dividends.

                          d = the maximum offering price per share on the last day of the period.

         For the purpose of determining net investment income earned during the period (variable "a" in the formula), dividend income on equity securities held by a Portfolio is recognized by accruing 1/360th of the stated dividend rate of the security each day that the security is in the Portfolio. Except as noted below, interest earned on any debt obligations held by the Portfolio is calculated by computing the yield to maturity of each obligation held by the Portfolio based on the market value of the obligation (including actual accrued interest) at the close of business on the last business day of each month, or, with respect to obligations purchased during the month, the purchase price (plus actual accrued interest) and dividing the result by 360 and multiplying the quotient by the market value of the obligation (including actual accrued interest) in order to determine the interest income on the obligation for each day of the subsequent month that the obligation is held by the Portfolio. For purposes of this calculation, it is assumed that each month contains 30 days. The maturity of an obligation with a call provision is the next call date on which the obligation reasonably may be expected to be called or, if none, the maturity date.

         With respect to debt obligations purchased at a discount or premium, the formula generally calls for amortization of the discount or premium. However, interest earned on tax-exempt obligations that are issued without original issue discount and have a current market discount is calculated by using the coupon rate of interest instead of the yield to maturity. In the case of tax- exempt obligations that are issued with original issue discount but which have discounts based on current market value that exceed the then-remaining portion of the original issue discount (market discount), the yield to maturity is the imputed rate based on the original issue discount calculation. On the other hand, in the case of tax-exempt obligations that are issued with original issue discount but which have discounts based on current market value that are less than the then-remaining portion of the original issue discount (market premium), the yield to maturity is based on the market value.

         With respect to mortgage or other receivables-backed obligations which are expected to be subject to monthly payments of principal and interest ("pay downs"), (a) gain or loss attributable to actual monthly pay downs are accounted for as an increase or decrease to interest income during the period; and (b) a Portfolio may elect either (i) to amortize the discount and premium on the remaining security, based on the cost of the security, to the weighted-average maturity date, if such information is available, or to the remaining term of the security, if any, if the weighted-average maturity date is not available, or (ii) not to amortize discount or premium on the remaining security. The amortization schedule will be adjusted monthly to reflect changes in the market values of debt obligations.

         Undeclared earned income will be subtracted from the maximum offering price per share (variable "d" in the formula). Undeclared earned income is the net investment income which, at the end of the base period, has not been declared as a dividend, but is reasonably expected to be and is declared and paid as a dividend shortly thereafter. In the case of Series A Investor Shares of a Non-Money Market Portfolio, a Portfolio's maximum offering price per share for purposes of the formula includes the maximum front- end sales charge imposed by the Portfolio -- currently 4.50% of the per share offering price.


         For the 30-day period ended March 31, 1995, the annualized yield on Service Shares of the Portfolios referenced below was as follows: [INSERT
DATA].   For the 30-day period ended on March 31, 1995, the annualized yield on
Series A Investor Shares of the Portfolios referenced below was as follows:
[INSERT DATA]. For the 30-day period ended on March 31, 1995, the annualized yield on Institutional Shares of the Portfolios referenced below was as follows: [INSERT DATA].



         Each of the Tax-Free Income, Ohio Tax-Free Income and Pennsylvania Tax-Free Income Portfolios may advertise the tax equivalent yield for its shares of a specified class. Under the rules of the SEC, such a Portfolio advertising its tax equivalent yield must calculate such tax equivalent yield by dividing that portion of the yield of the Portfolio which is tax-exempt by one minus a stated income tax rate and adding the product to that portion, if any, of the yield of the Portfolio which is not tax-exempt. For the 30-day period ended on March 31, 1995, the annualized tax-equivalent yield on Service Shares of the Portfolios referenced below was as follows (assuming a Federal income tax rate of 28%): [INSERT DATA].

For the 30-day period ended on March 31, 1995, the annualized tax-equivalent yield on Series A Investor Shares of the Portfolios referenced below was as follows (assuming a Federal income tax rate of 28%): For the 30-day period ended on March 31, 1995, the annualized tax-equivalent yield on Institutional Shares of the Portfolios referenced below was as follows (assuming a Federal income tax rate of 28%): [INSERT DATA].


         OTHER INFORMATION REGARDING INVESTMENT RETURNS. In addition to providing performance information that demonstrates the total return or yield of shares of a particular class of a Portfolio over a specified period of time, the Fund may provide certain other information demonstrating hypothetical investment returns. Such information may include, but is not limited to, illustrating the compounding effects of a dividend in a dividend reinvestment plan or the impact of tax-free investing. As illustrated below, the Fund may demonstrate, using certain specified hypothetical data, the compounding effect of dividend reinvestment on investments in a Non-Money Market Portfolio.

         The Money and Non-Money Market Municipal Portfolios may illustrate in advertising or sales literature the benefits of tax- free investing. For example, Table 1 shows taxpayers how to translate Federal tax savings from investments the income on which is not subject to Federal income tax into an equivalent yield from a taxable investment. Similarly, Tables 2, 3, 4, 5 and 6 show Pennsylvania, Ohio, North Carolina, Virginia and New Jersey shareholders the approximate yield that a taxable investment must earn at various income brackets to produce after-tax yields equivalent to those of the Pennsylvania Municipal Money Market and Pennsylvania Tax-Free Income Portfolios, the Ohio Municipal Money Market and Ohio Tax-Free Income Portfolios, the North Carolina Municipal Money Market Portfolio, the Virginia Municipal Money Market Portfolio, and the New Jersey Municipal Money Market Portfolio respectively. The yields below are for illustration purposes only and are not intended to represent current or future yields for the Money and Non-Money Market
Municipal Portfolios, which may be higher or lower than the yields shown.

TABLE 1



                                          Federal                            TAX-EXEMPT YIELD
            1995 Taxable                  Marginal
           Income Bracket                 Tax Rate*      3.0       3.5       4.0       4.5      5.0       5.5       6.0
------------------------------------------------------------------------------------------------------------------------------

  Single Return        Joint Return
$     0 - $23,350    $     0 - $39,000       15.0%      3.529%    4.118%    4.706%    5.294%   5.882%    6.471%    7.059%
$23,351 - $56,550    $39,001 - $94,250       28.0%      4.167%    4.861%    5.556%    6.250%   6.944%    7.639%    8.333%
$56,551 -$117,950    $94,251 -$143,600       31.0%      4.348%    5.072%    5.797%    6.522%   7.246%    7.971%    8.696%
$117,951-$256,500    $143,601-$256,500       36.0%      4.688%    5.469%    6.250%    7.031%   7.812%    8.594%    9.375%
    Over $256,500        Over $256,500       39.6%      4.967%    5.795%    6.623%    7.450%   8.278%    9.106%    9.934%




*Rates do not include the phase out of personal exemptions or itemized deductions. It is assumed that the investor is not subject to the alternative minimum tax. Where applicable, investors should consider that the benefit of certain itemized deductions and the benefit of personal exemptions are limited in the case of higher income individuals. For 1995, taxpayers with adjusted gross income in excess of a threshold amount of approximately $114,700 are subject to an overall limitation on certain itemized deductions, requiring a reduction in such deductions equal to the lesser of (i) 3% of adjusted gross income in excess of the threshold of approximately $114,700 or (ii) 80% of the amount of such itemized deductions otherwise allowable. The benefit of each personal exemption is phased out at the rate of two percentage points for each $2,500 (or fraction thereof) of adjusted gross income in the phase-out zone. For single taxpayers the range of adjusted gross income comprising the phase-out zone for 1995 is estimated to be from $114,700 to $237,201 and for married taxpayers filing a joint return from $172,050 to $294,551. The Federal tax brackets, the threshold amounts at which itemized deductions are subject to reduction, and the range over which personal exemptions are phased out will be further adjusted for inflation for each year after 1995.

TABLE 2



                                           Approx.
                                           Combined
                                           Federal
                                           and PA                                TAX-EXEMPT YIELD
            1995 Federal                   Marginal
       Taxable Income Bracket              Tax Rate*      3.0      3.5       4.0       4.5      5.0       5.5      6.0
----------------------------------------------------------------------------------------------------------------------------

  Single Return           Joint Return
$     0 - $ 23,350    $      0 - $39,000     17.380%     3.631%   4.236%    4.841%    5.447%   6.052%    6.657%    7.262%
$23,351 - $ 56,550    $ 39,001 - $94,250     30.016%     4.287%   5.001%    5.716%    6.430%   7.144%    7.859%    8.573%
$56,551 - $117,950    $ 94,251 -$143,600     32.932%     4.473%   5.219%    5.964%    6.710%   7.455%    8.201%    8.946%
$117,951- $256,500    $143,601 -$256,500     37.792%     4.823%   5.626%    6.430%    7.234%   8.038%    8.841%    9.645%
     Over $256,500         Over $256,500     41.291%     5.110%   5.962%    6.813%    7.665%   8.517%    9.368%   10.220%




*The income amount shown is income subject to Federal income tax reduced by adjustments to income, exemptions, and itemized deductions (including the deduction for state income taxes). If the standard deduction is taken for Federal income tax purposes, the taxable equivalent yield required to equal a specified tax-exempt yield is at least as great as that shown in the table. It is assumed that the investor is not subject to the alternative minimum tax. Where applicable, investors should consider that the benefit of certain itemized deductions and the benefit of personal exemptions are limited in the case of higher income individuals. For 1995, taxpayers with adjusted gross income in excess of a threshold amount of approximately $114,700 are subject to an overall limitation on certain itemized deductions, requiring a reduction in such deductions equal to the lesser of (i) 3% of adjusted gross income in excess of the threshold of approximately $114,700 or (ii) 80% of the amount of such itemized deductions otherwise allowable. The benefit of each personal exemption is phased out at the rate of two percentage points for each $2,500 (or fraction thereof) of adjusted gross income in the phase-out zone. For single taxpayers the range of adjusted gross income comprising the phase-out zone for 1995 is estimated to be from $114,700 to $237,201 and for married taxpayers filing a joint return from $172,050 to $294,551. The Federal tax brackets, the threshold amounts at which itemized deductions are subject to reduction, and the range over which personal exemptions are phased out will be further adjusted for inflation for each year after 1995.

TABLE 3

                             Weighted   Approximate
                  Federal    Ave.Ohio   Combined Federal                        Tax-Exempt Yield
     1995         Marginal   Marginal   and Ohio
Income Bracket*   Tax Rate   Tax Rate*  Marginal Tax Rate*  3.0%       3.5%      4.0%        4.5%      5.0%     5.5%       6.0%
--------------    --------   --------   -----------------   ----      -----     -----      ------    ------    -----     ------

 Single Return                                                          Taxable Yield - Single Return
 -------------
      0 -  23,350   15.0%     2.549%      17.166%          3.622%     4.225%    4.829%     5.433%    6.036%   6.640%     7.243%
 23,351 -  56,550   28.0%     4.828%      31.476%          4.378%     5.108%    5.837%     6.567%    7.297%   8.026%     8.756%
 56,551 - 100,000   31.0%     5.543%      34.824%          4.603%     5.370%    6.137%     6.904%    7.672%   8.439%     9.206%
100,001 - 117,950   31.0%     6.900%      35.761%          4.670%     5.448%    6.227%     7.005%    7.783%   8.562%     9.340%
117,951 - 200,000   36.0%     6.900%      40.416%          5.035%     5.874%    6.713%     7.552%    8.392%   9.231%    10.070%
200,001 - 256,500   36.0%     7.500%      40.800%          5.068%     5.912%    6.757%     7.601%    8.446%   9.291%    10.135%
     Over 256,500   39.6%     7.500%      44.130%          5.370%     6.265%    7.159%     8.054%    8.949%   9.844%    10.739%



 Joint Return                                                          Taxable Yield - Joint Return
 ------------
      0 -  39,000   15.0%     2.711%      17.304%          3.628%     4.232%    4.837%     5.442%    6.046%   6.651%     7.255%
 39,001 -  94,250   28.0%     4.881%      31.514%          4.380%     5.111%    5.841%     6.571%    7.301%   8.031%     8.761%
 94,251 - 100,000   31.0%     5.646%      34.896%          4.608%     5.376%    6.144%     6.912%    7.680%   8.448%     9.216%
100,001 - 143,600   31.0%     6.555%      35.523%          4.653%     5.428%    6.204%     6.979%    7.755%   8.530%     9.306%
143,601 - 200,000   36.0%     6.555%      40.195%          5.016%     5.852%    6.688%     7.524%    8.361%   9.197%    10.033%
200,001 - 219,900   36.0%     7.125%      40.560%          5.047%     5.888%    6.729%     7.571%    8.412%   9.253%    10.094%
219,901 - 256,500   36.0%     7.500%      40.800%          5.068%     5.912%    6.757%     7.601%    8.446%   9.291%    10.135%
     Over 256,500   39.6%     7.500%      44.130%          5.370%     6.265%    7.159%     8.054%    8.949%   9.844%    10.739%


*The income brackets applicable to the state of Ohio do not correspond to the Federal taxable income brackets. In addition, Ohio taxable income will likely be different than Federal taxable income because it is computed by reference to Federal adjusted gross income with specifically-defined Ohio modifications and exemptions, and does not consider many of the deductions allowed from Federal adjusted gross income in computing Federal taxable income. In arriving at the combined marginal tax rate, a weighted average of Ohio's marginal tax rate was used within each Federal taxable income bracket up to $100,000, at which point Ohio's actual 6.9% marginal rate was applied up to taxable income of $200,000, at which point Ohio's top actual marginal rate of 7.5% was applied. The Ohio joint filing credit has been taken into account in determining the marginal tax rate for the taxable yield on joint returns up to the maximum credit amount allowed. However, no other state tax credits, exemptions, or local taxes have been taken into account in arriving at the combined marginal tax rate. The income amount shown is income subject to Federal income tax reduced by adjustments to income, exemptions, and itemized deductions (including the deduction for state and local income taxes). If the standard deduction is taken for Federal income tax purposes, the taxable equivalent yield required to equal a specified tax-exempt yield is at least as great as that shown in the table. It is assumed that the investor is not subject to the alternative minimum tax. Where applicable, investors should consider that the benefit of certain itemized deductions and the benefit of personal exemptions are limited in the case of higher income individuals. For 1994, taxpayers with adjusted gross income in excess of a $111,800 threshold amount are subject to an overall limitation on certain itemized deductions, requiring a reduction in such deductions equal to the lesser of (i) 3% of adjusted gross income in excess of the $111,800 threshold or (ii) 80% of the amount of such itemized deductions otherwise allowable. The benefit of each personal exemption is phased out at the rate of two percentage points for each $2,500 (or fraction thereof) of adjusted gross income in the phase-out zone. For single taxpayers the range of adjusted gross income comprising the phase-out zone for 1994 is from $111,800 to $234,301 and for married taxpayers filing a joint return the range is from $167,700 to $290,201. The Federal tax brackets, the threshold amounts at which itemized deductions are subject to reduction, and the range over which personal exemptions are phased out will be further adjusted for inflation for each year after 1994.

TABLE 4


          1995 Taxable                      North
         Income Bracket            Federal  Carolina   Combined Federal                       Tax-Exempt Yield
                                  Marginal  Marginal  and North Carolina
Single Return      Joint Return    Tax Rate Tax Rate  Marginal Tax Rate*   3.0%    3.5%     4.0%     4.5%    5.0%     5.5%    6.0%
-------------      ------------    -------- --------  ------------------   ----    ----     ----     ----    ----     ----    ----
      0 -  12,750        0 - 21,250   15.0%   6.00%         20.100%       3.755%  4.380%   5.006%   5.632%  6.258%   6.884%   7.509%
 12,751 -  23,350   21,251 - 39,000   15.0%   7.00%         20.950%       3.795%  4.428%   5.060%   5.693%  6.325%   6.958%   7.590%
 23,351 -  56,550   39,001 - 94,250   28.0%   7.00%         33.040%       4.480%  5.227%   5.974%   6.720%  7.467%   8.214%   8.961%
 56,551 -  60,000   94,251 -100,000   31.0%   7.00%         35.830%       4.675%  5.454%   6.233%   7.013%  7.792%   8.571%   9.350%
 60,001 - 117,950  100,001 -143,600   31.0%   7.75%         36.348%       4.713%  5.499%   6.284%   7.070%  7.855%   8.641%   9.426%
117,951 - 256,500  143,601- 256,500   36.0%   7.75%         40.960%       5.081%  5.928%   6.775%   7.622%  8.469%   9.316%  10.163%
     Over 256,500      Over 256,500   39.6%   7.75%         44.281%       5.384%  6.282%   7.179%   8.076%  8.974%   9.871%  10.768%



*The taxable income brackets applicable to North Carolina do not correspond to the Federal taxable income brackets. The taxable income brackets presented in this table represent the breakpoints for both the Federal and North Carolina marginal tax rate changes. When applying these brackets, Federal taxable income may be different than North Carolina taxable income. No state tax credits, exemptions, or local taxes have been taken into account in arriving at the combined marginal tax rate. The income amount shown is income subject to Federal income tax reduced by adjustments to income, exemptions, and itemized deductions (including the deduction for state and local income taxes). If the standard deduction is taken for Federal income tax purposes, the taxable equivalent yield required to equal a specified tax-exempt yield is at least as great as that shown in the table. It is assumed that the investor is not subject to the alternative minimum tax. Where applicable, investors should consider that the benefit of certain itemized deductions and the benefit of personal exemptions are limited in the case of higher-income individuals. For 1995, taxpayers with adjusted gross income in excess of $114,700 are subject to an overall limitation on certain itemized deductions, requiring a reduction in such deductions equal to the lesser of (i) 3% of adjusted gross income in excess of $114,700 or (ii) 80% of the amount of such itemized deductions otherwise allowable. The benefit of each personal exemption is phased out at the rate of two percentage points for each $2,500 (or fraction thereof) of adjusted gross income in the phase-out zone. For single taxpayers the range of adjusted gross income comprising the phase-out zone for 1995 is from $114,700 to $237,201, and for married taxpayers filing a joint return the range is from $172,050 to $294,551. The Federal tax brackets, the threshold amounts at which itemized deductions are subject to reduction, and the range over which personal exemptions are phased out will be further adjusted for inflation for each year after 1995.

TABLE 5



            1995 Taxable
           Income Bracket             Federal  Virginia    Combined Federal                       Tax-Exempt Yield
                                     Marginal  Marginal      and Virginia
Single Return        Joint Return    Tax Rate  Tax Rate   Marginal Tax Rate*    3.0%    3.5%    4.0%    4.5%    5.0%    5.5%    6.0%
-------------        ------------    --------  --------   ------------------    ----    ----    ----    ----    ----    ----    ----
      0 -  22,750         0 - 38,000   15.0%     5.75%        19.888%         3.745%  4.369%  4.993%  5.617%  6.241%  6.865%  7.489%
 22,751 -  55,100    38,001 - 91,850   28.0%     5.75%        32.140%         4.421%  5.158%  5.894%  6.631%  7.368%  8.105%  8.842%
 55,101 - 115,000   91,851 - 140,000   31.0%     5.75%        34.968%         4.613%  5.382%  6.151%  6.920%  7.688%  8.457%  9.226%
115,001 - 250,000  140,001 - 250,000   36.0%     5.75%        39.680%         4.973%  5.802%  6.631%  7.460%  8.289%  9.118%  9.947%
     OVER 250,000       OVER 250,000   39.6%     5.75%        43.073%         5.270%  6.148%  7.027%  7.905%  8.783%  9.661% 10.540%


*The taxable income brackets applicable to Virginia do not correspond to the Federal taxable income brackets. Because Virginia imposes a maximum tax rate of 5.75% on taxable income over $17,000, the taxable income brackets presented in this table represent the breakpoints only for the Federal marginal tax rate changes. When applying these brackets, Federal taxable income may be different than Virginia taxable income. No state tax credits, exemptions, or local taxes have been taken into account in arriving at the combined marginal tax rate.
The income amount shown is income subject to Federal income tax reduced by adjustments to income, exemptions, and itemized deductions (including the deduction for state and local income taxes). If the standard deduction is taken for Federal income tax purposes, the taxable equivalent yield required to equal a specified tax-exempt yield is at least as great as that shown in the table. It is assumed that the investor is not subject to the alternative minimum tax. Where applicable, investors should consider that the benefit of certain itemized deductions and the benefit of personal exemptions are limited in the case of higher income individuals. For 1995, taxpayers with adjusted gross income in excess of $111,800 are subject to an overall limitation on certain itemized deductions, requiring a reduction in such deductions equal to the lesser of (i) 3% of adjusted gross income excess of $118,800 or (ii) 80% of the amount of such itemized deductions otherwise allowable. The benefit of each personal exemption is phased out at the rate of two percentage points for each $2,500 (or fraction thereof) of adjusted gross income in the phase-out zone. For single taxpayers the range of adjusted gross income comprising the phase-out zone for 1995 is from $111,800 to $234,301 and for married taxpayers filing a joint return from $167,700 to $290,201. The Federal tax brackets, the threshold amounts at which itemized deductions are subject to reduction, and the range over which personal exemptions are phased out will be further adjusted for inflation for each year after 1995.

TABLE 6




                               [TO BE INSERTED]

         MISCELLANEOUS. Yields on shares of a Portfolio may fluctuate daily and do not provide a basis for determining future yields. Because such yields will fluctuate, they cannot be compared with yields on savings account or other investment alternatives that provide an agreed to or guaranteed fixed yield for a stated period of time. In comparing the yield of one fund to another, consideration should be given to each fund's investment policies, including the types of investments made, lengths of maturities of the portfolio securities, and whether there are any special account charges which may reduce the effective yield. The fees which may be imposed by Authorized Dealers, Service Organizations and other institutions on their customers are not reflected in the calculations of total returns or yields for the Portfolios.

         The Fund may also from time to time include discussions or illustrations of the effects of compounding in advertisements. "Compounding" refers to the fact that, if dividends or other distributions on a Portfolio investment are reinvested by being paid in additional Portfolio shares, any future income or capital appreciation of a Portfolio would increase the value, not only of the original investment in the Portfolio, but also of the additional Portfolio shares received through reinvestment. The Fund may also include discussions or illustrations of the potential investment goals of a prospective investor, investment management techniques, policies or investment suitability of a Portfolio, economic conditions, the effects of inflation and historical performance of various asset classes, including but not limited to, stocks, bonds and Treasury bills. From time to time advertisements or communications to shareholders may summarize the substance of information contained in shareholder reports (including the investment composition of a Portfolio), as well as the views of the Portfolio's adviser and/or sub-adviser as to current market, economy, trade and interest rate trends, legislative, regulatory and monetary developments, investment strategies and related matters believed to be of relevance to a Portfolio. The Fund may also include in advertisements charts, graphs or drawings which illustrate the potential risks and rewards of investment in various investment vehicles, including but not limited to, stocks, bonds, treasury bills and shares of a Portfolio. In addition, advertisement or shareholder communications may include a discussion of certain attributes or benefits to be derived by an investment in a Portfolio. Such advertisements or communicators may include symbols, headlines or other material which highlight or summarize the information discussed in more detail therein.

                                     TAXES

         The following is only a summary of certain additional tax considerations generally affecting the Portfolios and their shareholders that are not described in the Prospectuses. No attempt is made to present a detailed explanation of the tax treatment of the Portfolios or their shareholders, and the discussion here and in the Prospectuses is not intended as a substitute for careful tax planning. Investors are urged to consult their tax advisers with specific reference to their own tax situation.

         Each Portfolio will elect to be taxed as a regulated investment company under Part I of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). As a regulated investment company, each Portfolio generally is exempt from Federal income tax on its net investment income and realized capital gains that it distributes to shareholders, provided that it distributes an amount equal to at least the sum of (a) 90% of its investment company taxable income (net investment income and the excess of net short-term capital gain over net long-term capital loss, if any, for the year) and (b) 90% of its net tax-exempt interest income, if any, for the year (the "Distribution Requirement") and satisfies certain other requirements of the Code that are described below. Distributions of investment company taxable income and net tax-exempt interest income made during the taxable year or, under specified circumstances, within twelve months after the close of the taxable year will satisfy the Distribution Requirement.

         In addition to satisfaction of the Distribution Requirement, each Portfolio must derive at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans and gains from the sale or other disposition of stock or securities or foreign currencies (including, but not limited to, gains from forward foreign currency exchange contacts), or from other income derived with respect to its business of investment in such stock, securities, or currencies (the "Income Requirement") and derive less than 30% of its gross income from the sale or other disposition of stock, securities and certain other investments (including securities and forward foreign currency exchange contracts, but only to the extent that such contracts are not directly related to the Portfolio's principal business of investing in stock or securities) held for less than three months (the "Short-Short Gain Test"). Future Treasury regulations may provide that foreign currency gains that are not "directly related" to a Portfolio's principal business of investing in stock or securities will not satisfy the Income Requirement. Interest (including original issue discount and "accrued market discount") received by a Portfolio at maturity or upon disposition of a security held for less than three months will not be treated as gross income derived from the sale or other disposition of such security held for less than three months for purposes of the Short-Short Gain Test. However, any other income that is attributable to realized market appreciation will be treated as gross income from the sale or other disposition of securities for this purpose.

         In addition to the foregoing requirements, at the close of each quarter of its taxable year, at least 50% of the value of each Portfolio's assets must consist of cash and cash items, U.S. government securities, securities of other regulated investment companies, and securities of other issuers (as to which a Portfolio has not invested more than 5% of the value of its total assets in securities of such issuer and as to which a Portfolio does not hold more than 10% of the outstanding voting securities of such issuer), and no more than 25% of the value of each Portfolio's total assets may be invested in the securities of any one issuer (other than U.S. Government securities and securities of other regulated investment companies), or in two or more issuers which such Portfolio controls and which are engaged in the same or similar trades or businesses.

         Each of the Money and Non-Money Market Municipal Portfolios is designed to provide investors with tax-exempt interest income. Shares of the Money and Non-Money Market Municipal Portfolios would not be suitable for tax-exempt institutions and may not be suitable for retirement plans qualified under Section 401 of the Code, H.R. 10 plans and individual retirement accounts because such plans and accounts are generally tax-exempt and, therefore, not only would not gain any additional benefit from the Portfolio's dividends being tax-exempt but also such dividends would be taxable when distributed to the beneficiary. In addition, the Money and Non-Money Market Municipal Portfolios may not be an appropriate investment for entities which are "substantial users" of facilities financed by private activity bonds or "related person" thereof. "Substantial user" is defined under U.S. Treasury Regulations to include a non-exempt person who regularly uses a part of such facilities in his trade or business and (a) whose gross revenues derived with respect to the facilities financed by the issuance of bonds are more than 5% of the total revenues derived by all users of such facilities, (b) who occupies more than 5% of the entire usable area of such facilities, or (c) for whom such facilities or a part thereof were specifically constructed, reconstructed or acquired.
"Related persons" include certain related natural persons, affiliated corporations, a partnership and its partners and an S corporation and its shareholders.

         In order for the Money and Non-Money Market Municipal Portfolios to pay exempt interest dividends for any taxable year, at the close of each quarter of the taxable year at least 50% of the value of each such Portfolio must consist of exempt interest obligations. Exempt interest dividends distributed to shareholders are not included in the shareholder's gross income for regular Federal income tax purposes. However, all shareholders required to file a Federal income tax return are required to report the receipt of exempt interest dividends and other exempt interest on their returns. Moreover, while such dividends and interest are exempt from regular Federal income tax, they may be subject to alternative minimum tax (currently imposed at the rates of 26% and 28% in the case of non-corporate taxpayers and at the rate of 20% in the case of corporate taxpayers) in two circumstances. First, exempt interest dividends derived from certain "private activity" bonds issued after August 7, 1986, generally will constitute an item of tax preference for both corporate and non-corporate taxpayers. Second, exempt interest dividends derived from all bonds, regardless of the date of issue, must be taken into account by corporate taxpayers in determining certain adjustments for alternative minimum tax purposes. In addition, exempt interest dividends paid to corporate taxpayers may in these two circumstances be subject to tax under the environmental tax under Section 59A of the Code, which is imposed at the rate of 0.12% on the excess of the modified alternative minimum taxable income of a corporate taxpayer over $2 million for taxable years beginning before January 1996. Receipt of exempt interest dividends may result in collateral Federal income tax consequences to certain other taxpayers, including financial institutions, property and casualty insurance companies, individual recipients of Social Security or Railroad Retirement benefits, and foreign corporations engaged in trade or business in the United States. Prospective investors should consult their own tax advisors as to such consequences.

         If a Money or Non-Money Market Municipal Portfolio distributes exempt interest dividends during the shareholder's taxable year, no deduction generally will be allowed for any interest expense on indebtedness incurred to purchase or carry shares of such Portfolio.

         The Ohio Municipal Money Market and Tax-Free Income Portfolios are not subject to the Ohio personal income tax, school district income taxes in Ohio, the Ohio corporation franchise tax, or the Ohio dealers intangibles tax, provided that, with respect to the Ohio corporation franchise tax and the Ohio dealers intangibles tax, the Fund timely files the annual report required by
Section 5733.09 of the Ohio Revised Code. Distributions with respect to the Ohio Municipal Money Market and Tax-Free Income Portfolios properly attributable to proceeds of insurance paid to those Portfolios that represent maturing or matured interest on defaulted Obligations held by those Portfolios and that are excluded from gross income for federal income tax purposes will not be subject to Ohio personal income tax or municipal or school district income taxes in Ohio if, and to the same extent as, such interest would not have been subject to such taxes if paid in the normal course by the issuer of such defaulted Obligations.

         An investment in a Portfolio (including the North Carolina Municipal Money Market Portfolio) by a corporation subject to the North Carolina franchise tax will be included in the capital stock, surplus and undivided profits base in computing the North Carolina franchise tax. Investors in a Portfolio including, in particular, corporate investors which may be subject to the North Carolina franchise tax, should consult their tax advisors with respect to the effects on such tax of an investment in a Portfolio and with respect to their North Carolina tax situation in general.

         Distributions of investment company taxable income will be taxable (other than interest on tax-exempt Municipal Obligations held by the Money Market and Non-Money Market Municipal Portfolios and the possible allowance of the dividends received deduction described below) to shareholders as ordinary income, regardless of whether such distributions are paid in cash or are reinvested in shares. Shareholders receiving any distribution from a Portfolio in the form of additional shares will be treated as receiving a taxable distribution in an amount equal to the fair market value of the shares received, determined as of the reinvestment date. The Money Market and Non-Money Market Municipal Portfolios may each purchase securities that do not bear Tax-Exempt Interest. Any income on such securities recognized by such a Portfolio will be distributed and will be taxable to its shareholders.

         Each Portfolio intends to distribute to shareholders any of its excess of net long-term capital gain over net short-term capital loss ("net capital gain") for each taxable year. Such gain is distributed as a capital gain dividend and is taxable to shareholders as long-term capital gain, regardless of the length of time the shareholder has held his shares, whether such gain was recognized by the Portfolio prior to the date on which a shareholder acquired shares of the Portfolio and whether the distribution was paid in cash or reinvested in shares.

         In the case of corporate shareholders, distributions (other than capital gain dividends) of a Non-Money Market Portfolio for any taxable year generally qualify for the dividends received deduction to the extent of the gross amount of "qualifying dividends" received by such Portfolio for the year. Generally, a dividend will be treated as a "qualifying dividend" if it has been received from a domestic corporation. Distributions of net investment income from debt securities and of net realized short-term capital gains will be taxable to shareholders as ordinary income and will not be treated as "qualifying dividends" for purposes of the dividends received deduction.

         Ordinary income of individuals will be taxable at a maximum nominal rate of 39.6%, but because of limitations on itemized deductions otherwise allowable and the phase-out of personal exemptions, the maximum effective marginal rate of tax for some taxpayers may be higher. An individual's long-term capital gains will be taxable at a maximum rate of 28%. Capital gains and ordinary income of corporate taxpayers are both taxed at a maximum nominal rate of 35%, but at marginal rates of 39% for taxable income between $100,000 and $335,000 and 38% for taxable income between $15,000,000 and 18,333,333. Investors should be aware that any loss realized upon the sale, exchange or redemption of shares held for six months or less will be treated as a long-term capital loss to the extent any capital gain dividends have been paid with respect to such shares.

         Generally, futures contracts held by a Portfolio at the close of the Portfolio's taxable year will be treated for Federal income tax purposes as sold for their fair market value on the last business day of such year, a process known as "mark-to-market." Forty percent of any gain or loss resulting from such constructive sale will be treated as short-term capital gain or loss and 60% of such gain or loss will be treated as long-term capital gain or loss without regard to the length of time a Portfolio holds the futures contract ("the 40-60 rule"). The amount of any capital gain or loss actually realized by a Portfolio in a subsequent sale or other disposition of those futures contracts will be adjusted to reflect any capital gain or loss taken into account by the Portfolio in a prior year as a result of the constructive sale of the contracts. With respect to futures contracts to sell, which will be regarded as parts of a "mixed straddle" because their values fluctuate inversely to the values of specific securities held by the Portfolio, losses as to such contracts to sell will be subject to certain loss deferral rules which limit the amount of loss currently deductible on either part of the straddle to the amount thereof which exceeds the unrecognized gain (if any) with respect to the other part of the straddle, and to certain wash sales regulations. Under short sales rules, which also will be applicable, the holding period of the securities forming part of the straddle will (if they have not been held for the long-term holding period) be deemed not to begin prior to termination of the straddle. With respect to certain futures contracts, deductions for interest and carrying charges will not be allowed. Notwithstanding the rules described above, with respect to futures contracts to sell which are properly identified as such, a Portfolio may make an election which will exempt (in whole or in part) those identified futures contracts from being treated for Federal income tax purposes as sold on the last business day of the Fund's taxable year, but gains and losses will be subject to such short sales, wash sales, loss deferral rules and the requirement to capitalize interest and carrying charges. Under temporary regulations, a Portfolio would be allowed (in lieu of the foregoing) to elect either (1) to offset gains or losses from portions which are part of a mixed straddle by separately identifying each mixed straddle to which such treatment applies, or (2) to establish a mixed straddle account for which gains and losses would be recognized and offset on a periodic basis during the taxable year. Under either election, the 40-60 rule will apply to the net gain or loss attributable to the futures contracts, but in the case of a mixed straddle account election, not more than 50% of any net gain may be treated as long-term and no more than 40% of any net loss may be treated as short-term. Options on futures contracts generally receive Federal tax treatment similar to that described above.

         Under the Federal income tax provisions applicable to regulated investment companies, less than 30% of a company's gross income for a taxable year must be derived from gains realized on the sale or other disposition of securities held for less than three months. The Internal Revenue Service has issued a private letter ruling with respect to certain other investment companies to the following effect: gains realized from a futures contract to purchase or to sell will be treated as being derived from a security held for three months or more regardless of the actual period for which the contract is held if the gain arises as a result of a constructive sale of the contract at the end of the taxable year as described above, and will be treated as being derived from a security held for less than three months only if the contract is terminated (or transferred) during the taxable year (other than by reason of mark-to-market) and less than three months elapses between the date the contract is acquired and the termination date. Although private letter rulings are not binding on the Internal Revenue Service with respect to the Portfolios, the Fund believes that the Internal Revenue Service would take a comparable position with respect to the Portfolios. In determining whether the 30% test is met for a taxable year, increases and decreases in the value of a Portfolio's futures contracts and securities that qualify as part of a "designated hedge," as defined in the Code, may be netted.

         Special rules govern the Federal income tax treatment of the portfolio transactions of the International Equity, International Emerging Markets and International Fixed Income Portfolios and certain transactions of the other Portfolios that are denominated in terms of a currency other than the U.S. dollar or determined by reference to the value of one or more currencies other than the U.S. dollar. The types of transactions covered by the special rules include the following: (i) the acquisition of, or becoming the obligor under, a bond or other debt instrument (including, to the extent provided in Treasury regulations, certain preferred stock); (ii) the accruing of certain trade receivables and payables; (iii) the entering into or acquisition of any forward contract or similar financial instruments; and (iv) the entering into or acquisition of any futures contract, option or similar financial instrument, if such instrument is not marked-to-market. The disposition of a currency other than the U.S. dollar by a U.S. taxpayer also is treated as a transaction subject to the special currency rules. With respect to such transactions, foreign currency gain or loss is calculated separately from any gain or loss on the underlying transaction and is normally taxable as ordinary gain or loss. A taxpayer may elect to treat as capital gain or loss foreign currency gain or loss arising from certain identified forward contracts that are capital assets in the hands of the taxpayer and which are not part of a straddle ("Capital Asset Election"). In accordance with Treasury regulations, certain transactions with respect to which the taxpayer has not made the Capital Asset Election and that are part of a "Section 988 hedging transaction" (as defined in the Code and the Treasury regulations) are integrated and treated as a single transaction or otherwise treated consistently for purposes of the Code. "Section 988 hedging transactions" (as identified by such Treasury regulations) are not subject to the mark-to-market or loss deferral rules under the Code. Some of the non-U.S. dollar-denominated investments that the Portfolios may make (such as non- U.S. dollar-denominated debt securities and obligations and preferred stock) and some of the foreign currency contracts the International Equity, International Emerging Markets and International Fixed Income Portfolios may enter into will be subject to the special currency rules described above. Gain or loss attributable to the foreign currency component of transactions engaged in by a Portfolio which is not subject to the special currency rules (such as foreign equity investments other than certain preferred stocks) will be treated as capital gain or loss and will not be segregated from the gain or loss on the underlying transaction.

         In addition, certain forward foreign currency contracts held by a Portfolio at the close of the Fund's taxable year will be subject to "mark-to-market" treatment. If the Fund makes the Capital Asset Election with respect to such contracts, the contract will be subject to the 40-60 rule described above. Otherwise, such gain or loss will be ordinary in nature. To receive such Federal income tax treatment, a foreign currency contract must meet the following conditions: (1) the contract must require delivery of a foreign currency of a type in which regulated futures contracts are traded or upon which the settlement value of the contract depends; (2) the contract must be entered into at arm's length at a price determined by reference to the price in the interbank market; and (3) the contract must be traded in the interbank market. The Treasury Department has broad authority to issue regulations under these provisions respecting foreign currency contracts. As of the date of this Statement of Additional Information the Treasury has not issued any such regulations. Forward foreign currency contracts entered into by the International Equity, International Emerging Markets and International Fixed Income Portfolios also may result in the creation of one or more straddles for Federal income tax purposes, in which case certain loss deferral, short sales, and wash sales rules and requirements to capitalize interest and carrying charges may apply.

         If for any taxable year any Portfolio does not qualify as a regulated investment company, all of its taxable income will be subject to tax at regular corporate rates without any deduction for distributions to shareholders, and all distributions (including amounts derived from interest on Municipal Obligations) will be taxable as ordinary dividends to the extent of such Portfolio's current and accumulated earnings and profits. Such distributions will be eligible for the dividends received deduction in the case of corporate shareholders.

         A 4% non-deductible excise tax is imposed on regulated investment companies that fail to currently distribute specified percentages of their ordinary taxable income and capital gain net income (excess of capital gains over capital losses). Each Portfolio intends to make sufficient distributions or deemed distributions of its ordinary taxable income and any capital gain net income prior to the end of the each calendar year to avoid liability for this excise tax.

         The Fund will be required in certain cases to withhold and remit to the United States Treasury 31% of dividends and gross sale proceeds paid to any shareholder (i) who has provided either an incorrect tax identification number or no number at all, (ii) who is subject to backup withholding by the Internal Revenue Service for failure to report the receipt of interest or dividend income properly, or (iii) who has failed to certify to the Fund that he is not subject to backup withholding or that he is an "exempt recipient."

         Shareholders will be advised annually as to the Federal income tax consequences of distributions made by the Portfolios each year.

         The foregoing general discussion of Federal income tax consequences is based on the Code and the regulations issued thereunder as in effect on the date of this Statement of Additional Information. Future legislative or administrative changes or court decisions may significantly change the conclusions expressed herein, and any such changes or decisions may have a retroactive effect with respect to the transactions contemplated herein.

         Although each Portfolio expects to qualify as a "regulated investment company" and to be relieved of all or substantially all Federal income taxes, depending upon the extent of its activities in states and localities in which its offices are maintained, in which its agents or independent contractors are located or in which it is otherwise deemed to be conducting business, each Portfolio may be subject to the tax laws of such states or localities. Shareholders should consult their tax advisors about state and local tax consequences, which may differ from the Federal income tax consequences described above.


                    ADDITIONAL INFORMATION CONCERNING SHARES

         Shares of the Fund have noncumulative voting rights and, accordingly, the holders of more than 50% of the Fund's outstanding shares (irrespective of class) may elect all of the trustees. Shares have no preemptive rights and only such conversion and exchange rights as the Board may grant in its discretion. When issued for payment as described in the Prospectus, shares will be fully paid and non-assessable by the Fund.

         There will normally be no meetings of shareholders for the purpose of electing trustees unless and until such time as required by law. At that time, the trustees then in office will call a shareholders' meeting to elect trustees. Except as set forth above, the trustees shall continue to hold office and may appoint successor trustees. The Fund's Declaration of Trust provides that meetings of the shareholders of the Fund shall be called by the trustees upon the written request of shareholders owning at least 10% of the outstanding shares entitled to vote.

         The Funds' Declaration of Trust authorizes the Board of Trustees, without shareholder approval (unless otherwise required by applicable law), to:
(i) sell and convey the assets belonging to a class of shares to another management investment company for consideration which may include securities issued by the purchaser and, in connection therewith, to cause all outstanding shares of such class to be redeemed at a price which is equal to their net asset value and which may be paid in cash or by distribution of the securities or other consideration received from the sale and conveyance; (ii) sell and convert the assets belonging to one or more classes of shares into money and, in connection therewith, to cause all outstanding shares of such class to be redeemed at their net asset value; or (iii) combine the assets belonging to a class of shares with the assets belonging to one or more other classes of shares if the Board of Trustees reasonably determines that such combination will not have a material adverse effect on the shareholders of any class participating in such combination and, in connection therewith, to cause all outstanding shares of any such class to be redeemed or converted into shares of another class of shares at their net asset value. However, the exercise of such authority may be subject to certain restrictions under the 1940 Act. The Board of Trustees may authorize the termination of any class of shares after the assets belonging to such class have been distributed to its shareholders.


                                 MISCELLANEOUS

         COUNSEL. The law firm of Drinker Biddle & Reath, PNB Building, 1345 Chestnut Street, Philadelphia, Pennsylvania 19107- 3496, serves as the Fund's counsel.

         INDEPENDENT ACCOUNTANTS. Coopers & Lybrand, L.L.P.,2400 Eleven Penn Center, Philadelphia, Pennsylvania 19103, serves as the Fund's independent accountants.


         FIVE PERCENT OWNERS. The name, address and percentage ownership of each person that owned of record or beneficially on April 28, 1995 5% or more of the outstanding shares of a Portfolio which had commenced operations as of that date was as follows: [INSERT DATA]

         On April 28, 1995, PNC Bank held of record approximately __% of the Fund's outstanding shares, and may be deemed a controlling person of the Fund under the 1940 Act. PNC Bank is a national bank organized under the laws of the United States. All of the capital stock of PNC Bank is owned by PNC Bancorp, Inc. All of the capital stock of PNC Bancorp, Inc. is owned by PNC Bank Corp., a publicly-held bank holding company.



         BANKING LAWS. Banking laws and regulations currently prohibit a bank holding company registered under the Federal Bank Holding Company Act of 1956 or any bank or non-bank affiliate thereof from sponsoring, organizing, controlling or distributing the shares of a registered, open-end investment company continuously engaged in the issuance of its shares, and prohibit banks generally from underwriting securities, but such banking laws and regulations do not prohibit such a holding company or affiliate or banks generally from acting as investment adviser, administrator, transfer agent or custodian to such an investment company, or from purchasing shares of such a company as agent for and upon the order of customers. PIMC, BlackRock, PCM, PEAC and PNC Bank are subject to such banking laws and regulations.



         PIMC, BlackRock, PCM, PEAC and PNC Bank believe they may perform the services for the Fund contemplated by their respective agreements with the Fund without violation of applicable banking laws or regulations. It should be noted, however, that there have been no cases deciding whether bank and non-bank subsidiaries of a registered bank holding company may perform services comparable to those that are to be performed by these companies, and future changes in either Federal or state statutes and regulations relating to permissible activities of banks and their subsidiaries or affiliates, as well as further judicial or administrative decisions or interpretations of present and future statutes and regulations, could prevent these companies from continuing to perform such services for the Fund. If such were to occur, it is expected that the Board of Trustees would recommend that the Fund enter into new agreements or would consider the possible termination of the Fund. Any new advisory or sub-advisory agreement would be subject to shareholder approval.

         SHAREHOLDER APPROVALS. As used in this Statement of Additional Information and in the Prospectus, a "majority of the outstanding shares" of a class, series or Portfolio means the lesser of (1) 67% of the shares of the particular class, series or Portfolio represented at a meeting at which the holders of more than 50% of the outstanding shares of such class, series or Portfolio are present in person or by proxy, or (2) more than 50% of the outstanding shares of such class, series or Portfolio.

         THE FUND'S NAME. PNC Bank Corp. is the owner of the registered service mark "PNC." The Fund has entered into a licensing agreement with respect to its non-exclusive use of "PNC," under which it has agreed not to claim any interest to the name "PNC" except under the agreement. The license will terminate if it is breached by the Fund or if neither PIMC nor any of PNC Bank Corp.'s affiliates continues as the investment adviser or manager of the Fund.


                              FINANCIAL STATEMENTS


         The Fund's Annual Report to Shareholders for the fiscal year ended September 30, 1994 (the "1994 Annual Report") and its Semi-Annual Report to Shareholders dated March 31, 1995 (the "1995 Semi-Annual Report") are incorporated by reference in this Statement of Additional Information. The financial statements and notes thereto in the 1994 Annual Report and the 1995 Semi-Annual Report are incorporated in this Statement of Additional Information by reference. The financial statements included in the 1994 Annual Report have been audited by the Fund's independent accountants, Coopers & Lybrand, L.L.P., whose reports are incorporated herein by reference. Such financial statements have been incorporated herein in reliance upon such report given upon their authority as experts in accounting and auditing. Additional copies of the 1994 Annual Report and the 1995 Semi-Annual Report may be obtained at no charge by telephoning the Distributor at the telephone number appearing on the front page of this Statement of Additional Information.

                                   APPENDIX A


COMMERCIAL PAPER RATINGS

                 A Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market. The following summarizes the rating categories used by Standard and Poor's for commercial paper:

                 "A-1" - Issue's degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted "A-1+."

                 "A-2" - Issue's capacity for timely payment is satisfactory. However, the relative degree of safety is not as high as for issues designated "A-1."

                 "A-3" - Issue has an adequate capacity for timely payment. It is, however, somewhat more vulnerable to the adverse effects of changes and circumstances than an obligation carrying a higher designation.

                 "B" - Issue has only a speculative capacity for timely payment.

                 "C" - Issue has a doubtful capacity for payment.

                 "D" - Issue is in payment default.


                 Moody's commercial paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of 9 months. The following summarizes the rating categories used by Moody's for commercial paper:

                 "Prime-1" - Issuer or related supporting institutions are considered to have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics: leading market positions in well established industries; high rates of return on funds employed; conservative capitalization structures with moderate reliance on debt and ample asset protection; broad margins in earning coverage of fixed financial charges and high internal cash generation; and well established access to a range of financial markets and assured sources of alternate liquidity.

                 "Prime-2" - Issuer or related supporting institutions are considered to have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternative liquidity is maintained.

                 "Prime-3" - Issuer or related supporting institutions have an acceptable capacity for repayment of short-term promissory obligations. The effects of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and the requirement for relatively high financial leverage. Adequate alternate liquidity is maintained.

                 "Not Prime" - Issuer does not fall within any of the Prime rating categories.


                 The three rating categories of Duff & Phelps for investment grade commercial paper and short-term debt are "Duff 1," "Duff 2" and "Duff 3." Duff & Phelps employs three designations, "Duff 1+," "Duff 1" and "Duff 1-," within the highest rating category. The following summarizes the rating categories used by Duff & Phelps for commercial paper:

                 "Duff 1+" - Debt possesses highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding, and safety is just below risk-free U.S. Treasury short-term obligations.

                 "Duff 1" - Debt possesses very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

                 "Duff 1-" - Debt possesses high certainty of timely payment. Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small.

                 "Duff 2" - Debt possesses good certainty of timely payment. Liquidity factors and company fundamentals are sound. Although ongoing funding needs may enlarge total financing requirements, access to capital markets is good. Risk factors are small.

                 "Duff 3" - Debt possesses satisfactory liquidity, and other protection factors qualify issue as investment grade. Risk factors are larger and subject to more variation. Nevertheless, timely payment is expected.

                 "Duff 4" - Debt possesses speculative investment characteristics. Liquidity is not sufficient to ensure against disruption in debt service. Operating factors and market access may be subject to a high degree of variation.

                 "Duff 5" - Issuer has failed to meet scheduled principal and/or interest payments.


                 Fitch short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years. The following summarizes the rating categories used by Fitch for short-term obligations:

                 "F-1+" - Securities possess exceptionally strong credit quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

                 "F-1" - Securities possess very strong credit quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated "F-1+."

                 "F-2" - Securities possess good credit quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as the "F-1+" and "F-1" categories.

                 "F-3" - Securities possess fair credit quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate; however, near-term adverse changes could cause these securities to be rated below investment grade.

                 "F-S" - Securities possess weak credit quality. Issues assigned this rating have characteristics suggesting a minimal degree of assurance for timely payment and are vulnerable to near-term adverse changes in financial and economic conditions.

                 "D" - Securities are in actual or imminent payment default.

                 Fitch may also use the symbol "LOC" with its short-term ratings to indicate that the rating is based upon a letter of credit issued by a commercial bank.


                 Thomson BankWatch short-term ratings assess the likelihood of an untimely or incomplete payment of principal or interest of unsubordinated instruments having a maturity of one year or less which is issued by United States commercial banks, thrifts and non-bank banks; non-United States banks; and broker-dealers. The following summarizes the ratings used by Thomson BankWatch:

                 "TBW-1" - This designation represents Thomson BankWatch's highest rating category and indicates a very high degree of likelihood that principal and interest will be paid on a timely basis.

                 "TBW-2" - This designation indicates that while the degree of safety regarding timely payment of principal and interest is strong, the relative degree of safety is not as high as for issues rated "TBW-1."

                 "TBW-3" - This designation represents the lowest investment grade category and indicates that while the debt is more susceptible to adverse developments (both internal and external) than obligations with higher ratings, capacity to service principal and interest in a timely fashion is considered adequate.

                 "TBW-4" - This designation indicates that the debt is regarded as non-investment grade and therefore speculative.


                 IBCA assesses the investment quality of unsecured debt with an original maturity of less than one year which is issued by bank holding companies and their principal bank subsidiaries. The following summarizes the rating categories used by IBCA for short-term debt ratings:

                 "A1" - Obligations are supported by the highest capacity for timely repayment. Where issues possess a particularly strong credit feature, a rating of A1+ is assigned.

                 "A2" - Obligations are supported by a good capacity for timely repayment.

                 "A3" - Obligations are supported by a satisfactory capacity for timely repayment.

                 "B" - Obligations for which there is an uncertainty as to the capacity to ensure timely repayment.

                 "C" - Obligations for which there is a high risk of default or which are currently in default.

CORPORATE AND MUNICIPAL LONG-TERM DEBT RATINGS

                 The following summarizes the ratings used by Standard & Poor's for corporate and municipal debt:

                 "AAA" - This designation represents the highest rating assigned by Standard & Poor's to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.

                 "AA" - Debt is considered to have a very strong capacity to pay interest and repay principal and differs from AAA issues only in small degree.

                 "A" - Debt is considered to have a strong capacity to pay interest and repay principal although such issues are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

                 "BBB" - Debt is regarded as having an adequate capacity to pay interest and repay principal. Whereas such issues normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher-rated categories.

                 "BB," "B," "CCC," "CC" and "C" - Debt is regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. "BB" indicates the lowest degree of speculation and "C" the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

                 "BB" - Debt has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. The "BB" rating category is also used for debt subordinated to senior debt that is assigned an actual or implied "BBB-" rating.

                 "B" - Debt has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial or economic conditions will likely impair capacity or willingness to pay interest and repay principal. The "B" rating category is also used for debt subordinated to senior debt that is assigned an actual or implied "BB" or "BB-" rating.

                 "CCC" - Debt has a currently identifiable vulnerability to default, and is dependent upon favorable business, financial and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The "CCC" rating category is also used for debt subordinated to senior debt that is assigned an actual or implied "B" or "B-" rating.

                 "CC" - This rating is typically applied to debt subordinated to senior debt that is assigned an actual or implied "CCC" rating.

                 "C" - This rating is typically applied to debt subordinated to senior debt which is assigned an actual or implied "CCC-" debt rating. The "C" rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

                 "CI" - This rating is reserved for income bonds on which no interest is being paid.

                 "D" - Debt is in payment default. This rating is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S & P believes such payments will be made during such grace period. "D" rating is also used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

                 PLUS (+) OR MINUS (-) - The ratings from "AA" through "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

                 "r" - This rating is attached to highlight derivative, hybrid, and certain other obligations that S & P believes may experience high volatility or high variability in expected returns due to non-credit risks. Examples of such obligations are: securities whose principal or interest return is indexed to equities, commodities, or currencies; certain swaps and options; and interest only and principal only mortgage securities.

         The following summarizes the ratings used by Moody's for corporate and municipal long-term debt:

                 "Aaa" - Bonds are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

                 "Aa" - Bonds are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in "Aaa" securities.

                 "A" - Bonds possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

                 "Baa" - Bonds considered medium-grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

                 "Ba," "B," "Caa," "Ca," and "C" - Bonds that possess one of these ratings provide questionable protection of interest and principal ("Ba" indicates some speculative elements; "B" indicates a general lack of characteristics of desirable investment; "Caa" represents a poor standing; "Ca" represents obligations which are speculative in a high degree; and "C" represents the lowest rated class of bonds). "Caa," "Ca" and "C" bonds may be in default.

                 Con. (---) - Bonds for which the security depends upon the completion of some act or the fulfillment of some condition are rated conditionally. These are bonds secured by (a) earnings of projects under construction, (b) earnings of projects unseasoned in operation experience, (c) rentals which begin when facilities are completed, or (d) payments to which some other limiting condition attaches. Parenthetical rating denotes probable credit stature upon completion of construction or elimination of basis of condition.

                 Moody's applies numerical modifiers 1, 2 and 3 in each generic classification from "Aa" to "B" in its bond rating system. The modifier 1 indicates that the issuer ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issuer ranks at the lower end of its generic rating category.

                 The following summarizes the long-term debt ratings used by Duff & Phelps for corporate and municipal long-term debt:

                 "AAA" - Debt is considered to be of the highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

                 "AA" - Debt is considered of high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

                 "A" - Debt possesses protection factors which are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

                 "BBB" - Debt possesses below average protection factors but such protection factors are still considered sufficient for prudent investment. Considerable variability in risk is present during economic cycles.

                 "BB," "B," "CCC," "DD," and "DP" - Debt that possesses one of these ratings is considered to be below investment grade. Although below investment grade, debt rated "BB" is deemed likely to meet obligations when due. Debt rated "B" possesses the risk that obligations will not be met when due. Debt rated "CCC" is well below investment grade and has considerable uncertainty as to timely payment of principal, interest or preferred dividends. Debt rated "DD" is a defaulted debt obligation, and the rating "DP" represents preferred stock with dividend arrearages.

                 To provide more detailed indications of credit quality, the "AA," "A," "BBB," "BB" and "B" ratings may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within these major categories.


                 The following summarizes the highest four ratings used by Fitch for corporate and municipal bonds:

                 "AAA" - Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

                 "AA" - Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA." Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated "F-1+."

                 "A" - Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

                 "BBB" - Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds, and therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

                 "BB," "B," "CCC," "CC," "C," "DDD," "DD," and "D" - Bonds that possess one of these ratings are considered by Fitch to be speculative investments. The ratings "BB" to "C" represent Fitch's assessment of the likelihood of timely payment of principal and interest in accordance with the terms of obligation for bond issues not in default. For defaulted bonds, the rating "DDD" to "D" is an assessment of the ultimate recovery value through reorganization or liquidation.

                 To provide more detailed indications of credit quality, the Fitch ratings from and including "AA" to "C" may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within these major rating categories.


                 IBCA assesses the investment quality of unsecured debt with an original maturity of more than one year which is issued by bank holding companies and their principal bank subsidiaries. The following summarizes the rating categories used by IBCA for long-term debt ratings:

                 "AAA" - Obligations for which there is the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk substantially.

                 "AA" - Obligations for which there is a very low expectation of investment risk. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic or financial conditions may increase investment risk albeit not very significantly.

                 "A" - Obligations for which there is a low expectation of investment risk. Capacity for timely repayment of principal and interest is strong, although adverse changes in business, economic or financial conditions may lead to increased investment risk.

                 "BBB" - Obligations for which there is currently a low expectation of investment risk. Capacity for timely repayment of principal and interest is adequate, although adverse changes in business, economic or financial conditions are more likely to lead to increased investment risk than for obligations in higher categories.

                 "BB," "B," "CCC," "CC," and "C" - Obligations are assigned one of these ratings where it is considered that speculative characteristics are present. "BB" represents the lowest degree of speculation and indicates a possibility of investment risk developing. "C" represents the highest degree of speculation and indicates that the obligations are currently in default.

                 IBCA may append a rating of plus (+) or minus (-) to a rating to denote relative status within major rating categories.


                 Thomson BankWatch assesses the likelihood of an untimely repayment of principal or interest over the term to maturity of long term debt and preferred stock which are issued by United States commercial banks, thrifts and non-bank banks; non- United States banks; and broker-dealers. The following summarizes the rating categories used by Thomson BankWatch for long-term debt ratings:

                 "AAA" - This designation represents the highest category assigned by Thomson BankWatch to long-term debt and indicates that the ability to repay principal and interest on a timely basis is very high.

                 "AA" - This designation indicates a superior ability to repay principal and interest on a timely basis with limited incremental risk versus issues rated in the highest category.

                 "A" - This designation indicates that the ability to repay principal and interest is strong. Issues rated "A" could be more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

                 "BBB" - This designation represents Thomson BankWatch's lowest investment grade category and indicates an acceptable capacity to repay principal and interest. Issues rated "BBB" are, however, more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

                 "BB," "B," "CCC," and "CC," - These designations are assigned by Thomson BankWatch to non-investment grade long- term





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
debt. Such issues are regarded as having speculative characteristics regarding the likelihood of timely payment of principal and interest. "BB" indicates the lowest degree of speculation and "CC" the highest degree of speculation.

                 "D" - This designation indicates that the long-term debt is in default.

                 PLUS (+) OR MINUS (-) - The ratings from "AAA" through "CC" may include a plus or minus sign designation which indicates where within the respective category the issue is placed.


MUNICIPAL NOTE RATINGS

                 A Standard and Poor's rating reflects the liquidity concerns and market access risks unique to notes due in three years or less. The following summarizes the ratings used by Standard & Poor's Ratings Group for municipal notes:

                 "SP-1" - The issuers of these municipal notes exhibit very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics are given a plus (+) designation.

                 "SP-2" - The issuers of these municipal notes exhibit satisfactory capacity to pay principal and interest.

                 "SP-3" - The issuers of these municipal notes exhibit speculative capacity to pay principal and interest.


                 Moody's ratings for state and municipal notes and other short-term loans are designated Moody's Investment Grade ("MIG") and variable rate demand obligations are designated Variable Moody's Investment Grade ("VMIG"). Such ratings recognize the differences between short-term credit risk and long-term risk. The following summarizes the ratings by Moody's Investors Service, Inc. for short-term notes:

                 "MIG-1"/"VMIG-1" - Loans bearing this designation are of the best quality, enjoying strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

                 "MIG-2"/"VMIG-2" - Loans bearing this designation are of high quality, with margins of protection ample although not so large as in the preceding group.

                 "MIG-3"/"VMIG-3" - Loans bearing this designation are of favorable quality, with all security elements accounted for but lacking the undeniable strength of the preceding grades.





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
Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

                 "MIG-4"/"VMIG-4" - Loans bearing this designation are of adequate quality, carrying specific risk but having protection commonly regarded as required of an investment security and not distinctly or predominantly speculative.

                 "SG" - Loans bearing this designation are of speculative quality and lack margins of protection.


                 Fitch and Duff & Phelps use the short-term ratings described under Commercial Paper Ratings for municipal notes.

                                   APPENDIX B


THE FOLLOWING INFORMATION HAS BEEN PROVIDED TO THE FUND BY THE
DISTRIBUTOR.

Why the PNC Family of Funds?

The PNC Funds are guided by money managers whose philosophy and discipline come with the 148-year tradition in money management of PNC Bank Corp. and its affiliates. PNC Bank Corp. is one of the largest banking institutions in the country, has a strong capital position, and oversees assets of more than $170 billion as America's sixth largest bank money manager.

Because of this size, depth and breadth of experience, the PNC Family of Funds can offer portfolios guided by a variety of investment philosophies -- from indexing to value to growth -- to help investors with their goals.

For years, money managers in the PNC Bank Corp. Family have been the investment advisor/manager for dozens of the world's major institutions.

- In 1993, more than 1,200 corporate investors turned to members of the PNC Bank Corp. Family for the expertise they needed to earn investment income in international markets.

- During 1993, some of the world's largest investors turned to members of the PNC Bank Corp. Family to help them earn tax-exempt income on over $4 billion of assets.

- In 1993, some of America's leading companies turned to members of the PNC Bank Corp. Family to help them manage over $4 billion in employee retirement plans.

NOW THIS EXPERTISE IS AVAILABLE TO INDIVIDUAL INVESTORS.

Each PNC Fund portfolio focuses on specific client needs -- income, growth, risk tolerance, tax bracket. Every portfolio is managed with a sophisticated blend of discipline, experience and expertise.

In managing PNC Fund portfolios, the money managers utilize a philosophy of "optimizing rather than maximizing." PNC Fund money managers understand the risks of securities investments and believe their philosophy helps to avoid taking unnecessary risks with customers' money. Instead, PNC Fund money managers aim for consistency and above-average results year in and year out.





                                      B-1